Filed Pursuant to Rule 424(b)(2)
Registration No. 333-265158

Underlying Supplement to the Prospectus dated May 23, 2022
and the Prospectus Supplement dated June 27, 2022

BARCLAYS BANK PLC GLOBAL MEDIUM-TERM NOTES, SERIES A UNIVERSAL WARRANTS

Barclays Bank PLC may, from time to time, offer and sell certain debt securities (the “notes”), as part of our Global Medium-Term Notes, Series A, and our universal warrants (the “warrants” and together with the notes, the “securities”), linked to one or more indices or exchange-traded funds.

This prospectus supplement, which we refer to as an “underlying supplement,” describes potential indices and exchange-traded funds to which the securities may be linked. This underlying supplement supplements the disclosure in any pricing supplement that may reference it, any applicable product supplement, the accompanying prospectus supplement and prospectus. A pricing supplement will describe terms that apply to specific issuances of the securities and may include updates or other modifications to the description of any relevant index or exchange-traded fund contained in this underlying supplement. You should read this underlying supplement, the related prospectus supplement dated June 27, 2022, the related prospectus dated May 23, 2022, any applicable product supplement and the applicable pricing supplement carefully before you invest. If the applicable pricing supplement is inconsistent with this underlying supplement, the applicable pricing supplement will control. Information that we indicate in this underlying supplement will or may be provided in a pricing supplement may instead be provided in a product supplement or a free writing prospectus.

This underlying supplement describes only select indices and exchange-traded funds to which the applicable securities may be linked. We do not guarantee that we will offer securities linked to any of the indices or exchange-traded funds described herein. In addition, we may offer securities linked to one or more indices or exchange-traded funds that are not described herein. In such an event, we will describe any such additional indices or exchange-traded funds in the applicable pricing supplement or in any applicable product supplement.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page US-1 of this underlying supplement and on page S-9 of the accompanying prospectus supplement for risks relating to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Capital Inc. and other entities disclosed in the applicable pricing supplement may solicit offers to subscribe for the securities as our agent. We may also issue securities to any agent as principal for its own account at prices to be agreed upon at the time of subscription. The agents may resell any securities they subscribe for as principal for their own accounts at prevailing market prices, or at other prices, as the agents determine. The applicable pricing supplement will disclose the agent’s discounts and commissions, if any. Unless we or our agent informs you otherwise in the confirmation of sale, the agents may also use this underlying supplement, the prospectus, the prospectus supplement, the applicable pricing supplement and any applicable product supplement in connection with offers and sales of the securities in market-making.

June 27, 2022

TABLE OF CONTENTS

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Offers and sales of the securities are subject to restrictions in certain jurisdictions. The distribution of this underlying supplement, the prospectus supplement, the prospectus, the pricing supplement and any applicable product supplement and the offer or sale of the securities in certain other jurisdictions may be restricted by law. Persons who come into possession of this underlying supplement, the prospectus supplement, the prospectus, the pricing supplement and any applicable product supplement or any security must inform themselves about and observe any applicable restrictions on the distribution of these materials and the offer and sale of the securities.

THE SECURITIES

The notes are part of a series of debt securities entitled “Global Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the senior debt indenture, dated September 16, 2004, between Barclays Bank PLC and The Bank of New York Mellon, as trustee, from time to time. The warrants are part of a series of warrants entitled “Universal Warrants” (the “universal warrants”) that we may issue under either the warrant indenture to be entered into between Barclays Bank PLC and The Bank of New York Mellon, as trustee, or a warrant agreement to be entered into between Barclays Bank PLC and the applicable warrant agent, from time to time.

RISK FACTORS

You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration with your advisors of the suitability of the securities in light of your particular financial circumstances and the other information included or incorporated by reference in this underlying supplement, the applicable pricing supplement, the prospectus supplement, the prospectus and any applicable product supplement. See “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks relating to the securities. In addition, the applicable pricing supplement will set forth additional risks relating to the particular issuance of securities including any additional risks related to any index or exchange-traded fund to which your securities are linked.

INDICES

THE BARCLAYS TRAILBLAZER SECTORS 5 INDEX

Overview

The Barclays Trailblazer Sectors 5 Index (the “Trailblazer Index”) is a rules-based proprietary index created and owned by Barclays Bank PLC. The Trailblazer Index is operated by Barclays Index Administration, an independent index administration function within Barclays Bank PLC (in such capacity, the “Trailblazer Index Sponsor”). The Trailblazer Index Sponsor has appointed a third party, Bloomberg Index Services Limited (formerly known as Barclays Risk Analytics and Index Solutions Limited) (together with any successor thereto, the “Trailblazer Index Calculation Agent”), to calculate and maintain the Trailblazer Index. While the Trailblazer Index Sponsor is responsible for the operation of the Trailblazer Index, certain aspects have thus been outsourced to the Trailblazer Index Calculation Agent. The Trailblazer Index is reported by Bloomberg under the ticker symbol “BXIITBZ5.”

The Trailblazer Index was launched on July 5, 2016. The Trailblazer Index tracks a dynamic notional portfolio selected from a universe of 14 exchange-traded funds that provide exposure to U.S. equity sectors or fixed-income assets (each, an “Index Component” and collectively, the “Index Components”), while targeting a portfolio volatility of 5.00% (the “Target Volatility”). On a daily basis, the notional financing cost described below is deducted from each Index Component and an index fee of 0.85% per annum is deducted from the Trailblazer Index.

The portfolio tracked by the Trailblazer Index is determined by in part drawing upon certain concepts from the “modern portfolio theory” approach to asset allocation. Generally, modern portfolio theory holds that an optimal investment portfolio is one that maximizes expected return for any given level of risk, where “risk” is measured by the expected volatility of the portfolio. The Trailblazer Index draws upon these ideas, in some cases with modifications, by seeking to track a portfolio constructed from the Index Components that is determined by the Trailblazer Index methodology to have the highest expected return, subject to certain weighting constraints and other conditions described below, without the portfolio volatility exceeding the Target Volatility of 5.00%.

The “Index Portfolio” on any Index Business Day (as defined below) is the hypothetical investment portfolio of Index Components and cash used to calculate the return of the Trailblazer Index on that Index Business Day. The Index Portfolio on each Index Business Day will be the Index Portfolio from the immediately preceding Index Business Day, except on an Index Business Day on which the Trailblazer Index is rebalanced. On an Index Business Day on which the Trailblazer Index is rebalanced, the Index Portfolio will consist of the Rebalance Portfolio (as defined below) as of the immediately preceding Index Business Day and, if the aggregate weight of the Rebalance Portfolio does not equal 100.00%, a cash position that will earn no return.

The Trailblazer Index is not rebalanced according to a predetermined schedule. Instead, the Trailblazer Index is monitored daily and rebalanced only when a rebalancing has been triggered. As described in more detail under “—Index Portfolio Rebalancing” below, the Trailblazer Index will be rebalanced on any Index Business Day if the composition of the Index Portfolio on the immediately preceding Index Business Day is not within specified tolerances of the composition of the Optimized Portfolio (as defined below) on the immediately preceding Index Business Day or if the volatility of the Index Portfolio or any Index Component as of the immediately preceding Index Business Day falls outside specified parameters.

The Optimized Portfolio and the Rebalance Portfolio are determined on the same basis, except that the Rebalance Portfolio includes an additional constraint to prevent an increase or decrease of more than 10 percentage points in the weight of the iShares® MBS ETF and 25 percentage points in the weight of any other Index Component in connection with a rebalancing.

•	The Optimized Portfolio on any Index Business Day is the portfolio constructed from the Index Components that is determined by the Trailblazer Index methodology to have the highest expected return, without the Portfolio Volatility (as defined under “—Portfolio Volatility” below) of that portfolio exceeding the Target Volatility of 5.00%, where the weight of each Index Component and the aggregate weight of that portfolio are each greater than or equal to 0.00% and less than or equal to 100.00%. The Optimized Portfolio is never used to calculate the level of the Trailblazer Index but instead is used to determine whether a rebalancing of the Trailblazer Index has been triggered.

•	The Rebalance Portfolio on any Index Business Day is, like the Optimized Portfolio, the portfolio constructed from the Index Components that is determined by the Trailblazer Index methodology to have the highest expected return, without the Portfolio Volatility of that portfolio exceeding the Target Volatility of 5.00%, where the weight of each Index Component and the aggregate weight of that portfolio are each greater than or equal to 0.00% and less than or equal to 100.00%, but with the further constraint that the weight of each Index Component other than the iShares® MBS ETF, in the Rebalance Portfolio must be within 25 percentage points of the weight of that Index Component in the existing Index Portfolio on that Index Business Day. For the iShares® MBS ETF, the weight in the Rebalance Portfolio must be within 10 percentage points of the weight in the existing Index Portfolio on that Index Business Day. The Rebalance Portfolio reflects the portfolio of Index Components that will be included in the Index Portfolio upon a rebalancing.

To determine the compositions of the Optimized Portfolio and the Rebalance Portfolio, the Trailblazer Index must determine which hypothetical investment portfolio constructed from the Index Components with an expected risk represented by the Target Volatility of 5.00% has the highest expected return on the relevant Index Business Day, subject to the relevant constraints set forth above. Modern portfolio theory prescribes a method for constructing an optimal investment portfolio assuming that the expected returns and risk of the available assets, and the expected degree of correlation among their returns, are known, but modern portfolio theory does not prescribe how to determine expected returns, risk or correlation. Therefore, any investment methodology that seeks to implement concepts drawn from modern portfolio theory must employ its own method of determining expected returns, risk and correlation.

The expected risk (i.e., volatility) of a portfolio depends on the expected volatility of each of the assets included in that portfolio and on the expected degree of correlation among the returns of those assets. Therefore, to determine the expected volatility of any portfolio, the Trailblazer Index requires measures of both the expected volatility of each Index Component and the expected degrees of correlation among their returns. The Trailblazer Index approximates the expected volatility of the Index Components, and the expected degree of correlation among their returns, by referencing historical volatility and correlation. These historical measures are based on the daily returns of the Index Components and are determined using calculations that give greater weight to more recent returns, as described under “—Index Component Volatility and Correlation” below.

The expected return of any portfolio reflects the expected returns of the assets that make up that portfolio and can be calculated as the weighted average of the expected returns of those assets. Therefore, the Trailblazer Index also requires a measurement of the expected returns of the Index Components in order to determine the expected return of any portfolio constructed from the Index Components.

For this purpose, the Trailblazer Index operates under the assumption that taking on greater risk (i.e., volatility) provides for potentially greater returns than taking on less risk. Specifically, the Trailblazer Index assumes that there is a relationship between expected volatility and expected returns and that this relationship is the same for each of the Index Components. In other words, the Trailblazer Index assumes that the risk-adjusted returns of the Index Components are the same. By assuming a direct relationship between expected volatility and expected return, the Trailblazer Index is able to use expected volatility as a proxy for expected return. For this purpose, the Trailblazer Index approximates the expected volatility of the Index Components by referencing historical volatility.

Accordingly, for purposes of the Trailblazer Index, and given the assumptions described above, the portfolio with the highest expected return that satisfies the relevant constraints will be the portfolio with the highest weighted-average Index Component volatility (because volatility is used as a proxy for expected return), without the Portfolio Volatility of that portfolio exceeding the Target Volatility of 5.00%.

The Trailblazer Index is an excess return index. Accordingly, each Index Component is calculated on an excess-return basis, which means that the value of each Index Component for purposes of the Trailblazer Index reflects the reinvestment of distributions and the deduction of a notional financing cost equal to the Cash Rate. The “Cash Rate” accrues at the rate equal to the ICE LIBOR USD 3 Month rate (Bloomberg Code: US0003M Index). LIBOR (the London Interbank Offered Rate) reflects the rate at which banks lend the specified currency to each other for the relevant period in the London interbank market.

The Trailblazer Index is calculated based on the value of the Index Components and cash included in the Index Portfolio, after taking into account the notional exposure of the Trailblazer Index to the Index Portfolio, as described below, minus the index fee of 0.85% per annum. The amount deducted as a result of the index fee is not affected by the composition of the Index Portfolio or the notional exposure of the Trailblazer Index to the Index Portfolio. Accordingly, the index fee is not reduced when a portion of the Index Portfolio is allocated to the cash position or when the Trailblazer Index is partially uninvested.

In addition to targeting the Target Volatility in the rebalancing process described above, the Trailblazer Index also adjusts its notional exposure to the Index Portfolio in an attempt to maintain a volatility for the Trailblazer Index approximately equal to the Target Volatility of 5.00%, subject to a maximum exposure of 150.00% and a minimum exposure of 0.00%. We refer to the notional exposure that the Trailblazer Index has to the performance of the Index Portfolio on any Index Business Day as the “Capped Participation” on that Index Business Day. If the Capped Participation is less than 100.00% on any Index Business Day, the difference will be notionally uninvested and will earn no return. For more details, see “Capped Participation” below.

The Trailblazer Index Sponsor publishes the level of the Trailblazer Index (the “Index Level”) on each Index Business Day as soon as reasonably practical following its calculation, subject to Index Market Disruption Events and Index Adjustment Events, both as described below.

An “Index Business Day” is any day on which the New York Stock Exchange is open for trading during its regular trading session, notwithstanding the New York Stock Exchange closing prior to its scheduled weekday closing time.

The Trailblazer Index is a “notional” or “synthetic” portfolio of assets because there is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Trailblazer Index merely references certain assets, the performance of which will be used in determining the composition of the Trailblazer Index and calculating the Trailblazer Index in accordance with the Trailblazer Index methodology.

Barclays Trailblazer Sectors 5 Index Components

The table below sets forth the Index Components and, for each Index Component, the asset class, the ticker symbol, the Trailblazer Index currently tracked by that Index Component (each, an “Underlying Index” and, collectively, the “Underlying Indices”), the Excess Return Index Component Base Date and the Index Component Base Date. For additional information about each Index Component, see “Background on the Index Components” below.

Asset Class	Index Component	Ticker	Underlying Index	Excess Return Index Component Base Date	Index Component Base Date
Equity Sectors	Materials Select Sector SPDR® Fund	XLB UP	Materials Select Sector Index	12/22/1998	12/22/1998
	Energy Select Sector SPDR® Fund	XLE UP	Energy Select Sector Index	12/22/1998	12/22/1998
	Financial Select Sector SPDR® Fund	XLF UP	Financial Select Sector Index	12/22/1998	12/22/1998
	Industrial Select Sector SPDR® Fund	XLI UP	Industrials Select Sector Index	12/22/1998	12/22/1998
	Technology Select Sector SPDR® Fund	XLK UP	Technology Select Sector Index	12/22/1998	12/22/1998
	Consumer Staples Select Sector SPDR® Fund	XLP UP	Consumer Staples Select Sector Index	12/22/1998	12/22/1998
	Utilities Select Sector SPDR® Fund	XLU UP	Utilities Select Sector Index	12/22/1998	12/22/1998
	Health Care Select Sector SPDR® Fund	XLV UP	Health Care Select Sector Index	12/22/1998	12/22/1998
	Consumer Discretionary Select Sector SPDR® Fund	XLY UP	Consumer Discretionary Select Sector Index	12/22/1998	12/22/1998
	Communication Services Select Sector SPDR® Fund	XLC UP	Communication Services Select Sector Index	12/21/2007	5/14/2019
	iShares® U.S. Real Estate ETF	IYR UP	Dow Jones U.S. Real Estate Capped Index	6/19/2000	6/19/2000
Fixed Income	iShares® 20+ Year Treasury Bond ETF	TLT UQ	ICE U.S. Treasury 20+ Year Bond Index	2/28/1994	7/26/2002
	iShares® MBS ETF	MBB UQ	Bloomberg U.S. MBS Index	12/30/1988	3/16/2007
	iShares® iBoxx $ High Yield Corporate Bond ETF	HYG UP	Markit iBoxx USD Liquid High Yield Index	12/19/2001	4/11/2007

Excess Return Index Component Levels

The Trailblazer Index is an excess return index. Accordingly, the value of each Index Component for purposes of the Trailblazer Index reflects the price of that Index Component, plus the reinvestment of that Index Component’s distributions, minus a notional financing cost equal to the Cash Rate, which is the ICE LIBOR USD 3 Month rate. We refer to this value, with respect to each Index Component, as the “Excess Return Index Component Level” of that Index Component.

The Excess Return Index Component Level of each Index Component was set equal to 100.0000 on the Excess Return Index Component Base Date for that Index Component. In order to calculate the Excess Return Index Component Level on any subsequent Index Business Day, the Trailblazer Index Sponsor must first calculate the Total Return Index Component Level (i.e., the value of the Index Component with distributions reinvested, as defined below) on that Index Business Day. The Trailblazer Index Sponsor then calculates the Excess Return Index Component Level on that Index Business Day by adjusting the Excess Return Index Component Level on the immediately preceding Index Business Day to reflect (a) the return of the Total Return Index Component Level from the immediately preceding Index Business Day to the current Index Business Day and (b) the deduction of the notional financing cost equal to the Cash Rate that has accrued since the immediately preceding Index Business Day, calculated based on the number of calendar days from but excluding the immediately preceding Index Business

Day to and including the current Index Business Day divided by 360. If the Cash Rate is not available on any Index Business Day, the latest available Cash Rate will be used.

The “Total Return Index Component Level” of each Index Component was set equal to 100.0000 on the Index Component Base Date for that Index Component. On any subsequent Scheduled Trading Day, the Trailblazer Index Sponsor calculates the Total Return Index Component Level of an Index Component by adjusting the Total Return Index Component Level of that Index Component on the immediately preceding Scheduled Trading Day to reflect the return of the Valuation Price of that Index Component from the immediately preceding Scheduled Trading Day to the current Scheduled Trading Day, where any distribution receivable from that Index Component is hypothetically reinvested in additional units of that Index Component on the Index Business Day immediately preceding the relevant ex-distribution date. If the Valuation Price of an Index Component is not available on any ex-distribution date, the relevant distribution will be hypothetically reinvested on the immediately following Scheduled Trading Day on which the Valuation Price of that Index Component is available. If the Total Return Index Component Level is not available on the immediately preceding Scheduled Trading Day, the most recent available Total Return Index Component Level will be used for purposes of calculating the Total Return Index Component Level. In the event of a share split, the Valuation Price of the relevant Index Component will be adjusted to account for the impact of that share split for purposes of calculating the Total Return Index Component Level.

The “Valuation Price” means, with respect to an Index Component on any Scheduled Trading Day, the official closing price or value of that Index Component on the primary exchange or quotation system on which that Index Component is traded on that Scheduled Trading Day, as determined by the Trailblazer Index Sponsor. If an Index Component does not have an official closing price or value available on the primary exchange or quotation system on any Scheduled Trading Day, the most recent available Valuation Price will be used on that Scheduled Trading Day. If there is a change in the primary exchange or quotation system, the new primary exchange or quotation system will be used from the first Scheduled Trading Day when there is one previous Valuation Price available from that primary exchange or quotation system.

The Valuation Price for each Index Component will be determined by the Trailblazer Index Sponsor by reference to the Data Source. The “Data Source” is Bloomberg, provided that, if the Trailblazer Index Sponsor is not able to find the relevant information from Bloomberg, the Data Source will be FactSet; provided further that, if the Trailblazer Index Sponsor is not able to find the relevant information from FactSet, the Trailblazer Index Sponsor will look for alternative information sources, including company websites, exchange notices or any other alternative generally available information sources, and any such information source will constitute the Data Source for the purposes of the Trailblazer Index.

“Scheduled Trading Day” means, with respect to an Index Component, any day on which the relevant Exchange and, if applicable, each Related Exchange for that Index Component is scheduled to be open for trading for its regular trading sessions.

“Exchange” with respect to an Index Component, the principal exchange on which that Index Component is listed for trading.

“Related Exchange” means, in respect of an Index Component, each exchange or quotation system where trading has a material effect (as determined by the Trailblazer Index Sponsor) on the overall market for futures or options contracts relating to that Index Component or any Underlying Asset of that Index Component.

“Underlying Asset” means, with respect to an Index Component, each share, bond, commodity, futures or options contract or other asset and/or component securities composing that Index Component.

Cash Level

If the Index Portfolio’s exposure to the Index Components is not 100.00%, the Index Portfolio will allocate exposure to a cash position so that the total exposure to the Index Components and the cash position will be 100.00%. The value of the cash position is represented by the “Cash Level,” which is equal to 100.0000 on each Index Business Day. Accordingly, the cash position will earn no return.

Index Component Volatility and Correlation

The historical volatility of an Index Component as of an Index Business Day is calculated based on an exponentially weighted average of the daily returns of the Excess Return Index Component Level of that Index Component over the historical period from the Excess Return Index Component Base Date of that Index Component to the current Index Business Day, which we refer to as the “Look-Back Period.” Similarly, the historical correlation of any two Index Components as of an Index Business Day is calculated based on an exponentially weighted average of the products of the daily returns of the Excess Return Index Component Levels of those Index Components, adjusted for the volatility of each Index Component, over the shorter of the Look-Back Periods for the two Index Components. For this purpose, the historical volatility of each Index Component is a statistical measurement of the degree of variability of the exponentially weighted daily returns of the Excess Return Index Component Level of that Index Component over the Look-Back Period, and the historical correlation among the Index Components is a statistical measurement of the degree to which the exponentially weighted daily returns of the Index Components moved together during the Look-Back Period and whether they moved in the same or opposite direction. Limited by the available price history of each Index Component, the daily return of an Index Component on any day prior to and including the Excess Return Index Component Base Date for such Index Component set forth in the table above is assumed to be zero for purposes of any calculation derived from such daily return.

An exponentially weighted average is a type of weighted average that gives exponentially greater weight to more recent daily returns, as illustrated in the chart below. As a result, more recent daily returns will have a greater effect on the measured historical volatility and correlation than less recent daily returns. The degree to which more recent daily returns have a greater effect than less recent daily returns is dictated by the “half-life” used in the calculation of historical volatility or correlation. For example, if the half-life is 63, in calculating the historical volatility or correlation, the aggregate weight assigned to the most recent 63 daily returns will be 50.00%, and the aggregate weight assigned to all prior daily returns will be 50.00%. In addition, the aggregate weight assigned to each subsequent group of 63 daily returns, including daily returns on days prior to and including the Excess Return Index Component Base Date, will be half of the aggregate weight assigned to the preceding group of 63 daily returns, as illustrated in the chart below.

The chart below illustrates the effect of the exponential weighting described above for a half-life of 63 over the most recent 252 daily returns, which represents the final year of the Look-Back Period. For each daily return shown, the chart indicates the percentage weight that will be given to that daily return in calculating the exponentially weighted average of the relevant Index Component’s daily returns over the Look-Back Period. For example, the most recent daily return has a weight of approximately 1.094% in calculating the exponentially weighted average. The next most recent daily return has a slightly smaller percentage weight than the percentage weight given to the most recent daily return, and each subsequent earlier daily return has a progressively smaller percentage weight. As the chart illustrates, the most recent daily returns have a significantly greater weight than less recent daily returns in determining the exponentially weighted average.

On each Index Business Day, the Trailblazer Index Sponsor calculates the volatility of each Index Component with half-lives of 21 and 63 and the correlation for each pair of Index Components with half-lives of 63, 126 and 252. We refer to the volatility of an Index Component calculated with respect to each half-life as an “Index Component Volatility Measure,” and we refer to the correlation of two Index Components calculated with respect to each half-life as an “Index Component Correlation Measure.”

Portfolio Volatility

The historical volatility of a portfolio on any Index Business Day is determined based on the weight and historical volatility of each of the Index Components that make up that portfolio on that Index Business Day, as well as the degree of historical correlation among those Index Components. A portfolio with a lower degree of correlation among its assets will have a lower volatility than a portfolio with a higher degree of correlation among its assets if the volatilities and weights of the individual assets are the same. This is because the daily returns of assets with a lower degree of correlation will offset each other to a greater extent than the daily returns of assets with a higher degree of correlation, resulting in less variability in portfolio returns for a portfolio composed of assets with a lower degree of correlation and more variability in portfolio returns for a portfolio composed of assets with a higher degree of correlation.

On each Index Business Day, the Trailblazer Index Sponsor calculates the volatility of each relevant portfolio (e.g., the Index Portfolio and the portfolios referenced in determining whether and how the Trailblazer Index will be rebalanced) using each combination of Index Component Volatility Measures and Index Component Correlation Measures, resulting in six different measures of the volatility of that portfolio (each, a “Portfolio Volatility Measure”). For example, the volatility of a portfolio calculated using Index Component Volatility Measures with a half-life of 21 and Index Component Correlation Measures with a half-life of 63 represents one of the six Portfolio Volatility Measures for that portfolio. Referencing the highest of six measures of portfolio volatility allows the Trailblazer Index to better capture any recent increases in the volatility or correlation of the Index Components and lessen the impact of any recent decreases in the volatility or correlation of the Index Components. We refer to the highest of the Portfolio Volatility Measures of a portfolio as the “Portfolio Volatility” of that portfolio.

Valuation and Composition of the Index Portfolio

The value of the Index Portfolio (the “Index Portfolio Level”) reflects the value of the Index Components and cash notionally included in the Index Portfolio on that Index Business Day. The Index Portfolio Level was set equal to 100.0000 on December 20, 2002 (the “Index Portfolio Base Date”). On any subsequent Index Business Day, the Index Portfolio Level is equal to:

•	the sum of the products, for each Index Component, of the number of units of that Index Component notionally included in the Index Portfolio on that Index Business Day (the “Index Component Units” of that Index Component) and the Excess Return Index Component Level of that Index Component on that Index Business Day; plus

•	the product of the number of units of cash notionally included in the Index Portfolio on that Index Business Day (the “Cash Units”) and the Cash Level.

The Index Component Units of each Index Component and the Cash Units notionally included in the Index Portfolio on each Index Business Day will be the Index Component Units of that Index Component and the Cash Units, respectively, notionally included in Index Portfolio on the immediately preceding Index Business Day, except on an Index Business Day on which the Trailblazer Index is rebalanced (each, an “Index Rebalancing Date”). On an Index Rebalancing Date, the Index Component Units of each Index Component will be set to reflect the composition of the Rebalance Portfolio on the immediately preceding Index Business Day (the “Index Selection Date”) and, if the aggregate weight of the Rebalance Portfolio does not equal 100.00%, the Index Portfolio will allocate exposure to Cash Units so that the aggregate weight of the Index Components and the cash position will be 100.00%:

•	the Index Component Units of each Index Component notionally included in the Index Portfolio on an Index Rebalancing Date will be equal to the product of (a) the weight of that Index Component in the Rebalance Portfolio on the corresponding Index Selection Date and (b) the quotient of the Index Portfolio Level on that Index Selection Date divided by the Excess Return Index Component Level of that Index Component on that Index Selection Date; and

•	the Cash Units notionally included in the Index Portfolio on an Index Rebalancing Date will be equal to (a) the Cash Units on the immediately preceding Index Business Day, plus (b) the number of units of cash corresponding to the value of the units of any Index Component removed from the Index Portfolio on that Index Rebalancing Date, minus (c) the number of units of cash corresponding to the value of the units of any Index Component added to the Index Portfolio on that Index Rebalancing Date.

For this purpose, the number of units of cash corresponding to the value of the units of any Index Component added to or removed from the Index Portfolio will equal, for each such Index Component, the quotient of (a) the product of the number of units of that Index Component being added to or removed from the Index Portfolio and the Excess Return Index Component Level of that Index Component as of that Index Rebalancing Date, divided by (b) the Cash Level that Index Rebalancing Date.

The weight of any Index Component notionally included in the Index Portfolio on any Index Business Day (the “Effective Weight” of that Index Component) is equal to the quotient of (a) the product of the Index Component Units of that Index Component as of that Index Business Day and the Excess Return Index Component Level of that Index Component on that Index Business Day, divided by (b) the Index Portfolio Level on that Index Business Day.

Index Portfolio Rebalancing

The Trailblazer Index is not rebalanced according to a predetermined schedule. Instead, the Trailblazer Index is rebalanced only when a rebalancing has been triggered. A rebalancing will be triggered and the Trailblazer Index will be rebalanced on any Index Business Day if the composition of the Index Portfolio on the immediately preceding Index Business Day is not within specified tolerances of the composition of the Optimized Portfolio on the immediately preceding Index Business Day or if the volatility of the Index Portfolio or any Index Component as of the immediately preceding Index Business Day falls outside specified parameters.

More specifically, the Trailblazer Index will be rebalanced on any Index Business Day if any of the following occurs:

•	the sum of the Effective Weights of the Index Components representing U.S. equity sectors in the Index Portfolio on the immediately preceding Index Business Day is above or below the sum of the weights of those Index Components in the Optimized Portfolio on the immediately preceding Index Business Day by 10.00% or more;

•	the sum of the Effective Weights of the Index Components representing fixed-income assets in the Index Portfolio on the immediately preceding Index Business Day is above or below the sum of the weights of those Index Components in the Optimized Portfolio on the immediately preceding Index Business Day by 10.00% or more;

•	the Portfolio Volatility of the Index Portfolio on the immediately preceding Index Business Day is above the Target Volatility of 5.00% by more than 1.00%; or

•	either of the Index Component Volatility Measures of any Index Component on the immediately preceding Index Business Day is more than 5.00% above or below the corresponding Index Component Volatility of that Index Component on the Index Business Day immediately preceding the Trailblazer Index Business day on which the Trailblazer Index was last rebalanced.

Optimized Portfolio and Rebalance Portfolio

The Optimized Portfolio and the Rebalance Portfolio are determined on the same basis, except that the Rebalance Portfolio includes an additional constraint to prevent an increase or decrease of more than 10 percentage points in the weight of the iShares® MBS ETF and 25 percentage points in the weight of any other Index Component in connection with a rebalancing:

•	the “Optimized Portfolio” on any Index Business Day is the portfolio constructed from the Index Components that is determined by the Trailblazer Index methodology to have the highest expected return, without the Portfolio Volatility of that portfolio exceeding the Target Volatility of 5.00%, where the weight of each Index Component and the aggregate weight of that portfolio are each greater than or equal to 0.00% and less than or equal to 100.00%; and

•	the “Rebalance Portfolio” on any Index Business Day is, like the Optimized Portfolio, the portfolio constructed from the Index Components that is determined by the Trailblazer Index methodology to have the highest expected return, without the Portfolio Volatility of that portfolio exceeding the Target Volatility of 5.00%, where the weight of each Index Component and the aggregate weight of that portfolio are each greater than or equal to 0.00% and less than or equal to 100.00%, but with the further constraint that the weight of each Index Component other than the iShares® MBS ETF, in the Rebalance Portfolio must be within 25 percentage points of the weight of that Index Component in the existing Index Portfolio on that Index Business Day. For the iShares® MBS ETF, the weight in the Rebalance Portfolio must be within 10 percentage points of the weight in the existing Index Portfolio on that Index Business Day.

The expected return of any portfolio reflects the expected returns of the assets that make up that portfolio and can be calculated as the weighted average of the expected returns of those assets. As described above, the Trailblazer Index uses expected volatility as a proxy for expected return, and the Trailblazer Index approximates the expected volatility of the Index Components by referencing historical volatility.

Accordingly, for purposes of the Trailblazer Index, and given the assumptions described above, the portfolio with the highest expected return that satisfies the relevant constraints will be the portfolio with the highest weighted-average Index Component volatility (because volatility is used as a proxy for expected return), without the Portfolio Volatility of that portfolio exceeding the Target Volatility of 5.00%. The Trailblazer Index Sponsor calculates the weighted-average volatility of the Index Components in any given portfolio on any Index Business Day as the sum of the products, for each Index Component, of (a) the weight of that Index Component in that portfolio and (b) the greater of the Index Component Volatility Measures of that Index Component on that Index Business Day.

Capped Participation

The Trailblazer Index adjusts its notional exposure to the Index Portfolio (also referred to as the Capped Participation of the Trailblazer Index to the Index Portfolio) in an attempt to maintain a volatility for the Trailblazer Index approximately equal to the Target Volatility of 5.00%, subject to a maximum exposure of 150.00% and a minimum exposure of 0.00%. If the Capped Participation is less than 100.00% on any Index Business Day, the difference will be notionally uninvested and will earn no return. For this purpose, the volatility of the Index Portfolio is calculated based on an exponentially weighted average of the daily returns of the Index Portfolio over the historical period from the Index Portfolio Base Date to the current Index Business Day, calculated with a half-life of 21 (the “Index Portfolio Volatility”).

The Trailblazer Index will adjust its Capped Participation on any given Index Business Day only if the change in the exposure from the immediately preceding Index Business Day would exceed a “volatility buffer” of 10.00%. Accordingly, the Trailblazer Index Sponsor calculates the Indicated Participation on each Index Business Day and compares it to the Capped Participation on the immediately preceding Index Business Day. If the Indicated Participation on the current Index Business Day is more than 10.00% above or below the Capped Participation on the immediately preceding Index Business Day, the Capped Participation on the current Index Business Day will equal that Indicated Participation (subject to a maximum of 150.00% and a minimum of 0.00%, as described in the previous paragraph); otherwise, the Capped Participation on the current Index Business Day will equal the Capped Participation on the immediately preceding Index Business Day. For example, if the Capped Participation is 50.00% on any given Index Business Day, the Trailblazer Index will not adjust the Capped Participation on any subsequent Index Business Day until the Indicated Participation is greater than 60.00% or be less than 40.00%.

The “Indicated Participation” on each Index Business Day will equal the Target Volatility of 5.00% divided by the Index Portfolio Volatility measured as of the immediately preceding Index Business Day. The Indicated Participation will be less than 100.00% when the Index Portfolio Volatility on the immediately preceding Index Business Day is greater than 5.00% and greater than 100.00% when Index Portfolio Volatility on the immediately preceding Index Business Day is less than 5.00%.

For example, in respect of any Index Business Day, if the Index Portfolio Volatility determined with respect to the immediately preceding Index Business Day is 10.00%, the Indicated Participation on the current Index Business Day will be 50.00% (5.00% divided by 10.00%). If the Indicated Participation is used as the Capped Participation on the current Index Business Day, this would mean that if the Index Portfolio appreciates by 2.00% on the immediately following Index Business Day, the Trailblazer Index would appreciate only by 1.00%, and if the Index Portfolio depreciates by 2.00% on the immediately following Index Business Day, the Trailblazer Index would depreciate only by 1.00% (in each case, less the index fee). In addition, in respect of any Index Business Day, if the Index Portfolio Volatility determined with respect to the immediately preceding Index Business Day is 3.00%, the Indicated Participation on the current Index Business Day will be 166.70% (5.00% divided by 3.00%). Since any Capped Participation is subject to a maximum of 150.00%, an Indicated Participation of 166.70% will differ from the Capped Participation as of the immediately preceding Index Business day by more than 10.00%. As a result, the Capped Participation on the current Index Business Day will be equal to the Indicated Participation, subject to a maximum of 150.00% and a minimum of 0.00%. Therefore, the Capped Participation will be 150.00%. This would mean that if the Index Portfolio appreciates by 2.00% on the immediately following Index Business Day, the Trailblazer Index would appreciate by 3.00%, and if the Index Portfolio depreciates by 2.00% on the immediately following Index Business Day, the Trailblazer Index would depreciate by 3.00% (in each case, less the index fee).

Barclays Trailblazer Sectors 5 Index Calculation

The Index Level was set equal to 100.0000 on December 31, 2003 (the “Index Base Date”). Subject to Index Market Disruption Events and Index Adjustment Events, on any subsequent Index Business Day, the Trailblazer Index Sponsor calculates the Index Level by adjusting the Index Level on the immediately preceding Index Business Day to reflect (a) the return of the Index Portfolio from the immediately preceding Index Business Day, scaled by the Capped Participation as of the immediately preceding Index Business Day and (b) the deduction of the index fee that has accrued since the immediately preceding Index Business Day, as set forth in the following formula:

where:

•	is the Index Level on the current Index Business Day;

•	is the Index Level on the immediately preceding Index Business Day;

•	is the Index Portfolio Level on the current Index Business Day;

•	is the Index Portfolio Level on the immediately preceding Index Business Day;

•	is the Capped Participation as of the immediately preceding Index Business Day;

•	Index Fee is 0.85%; and

•	is the number of calendar days from but excluding the immediately preceding Index Business Day to and including the current Index Business Day.

Background on the Index Components

Included below is a brief description of each of the Index Components. This information has been obtained from publicly available sources, without independent verification. The sponsor of each Index Component is required to file information specified by the SEC periodically. Information with respect to each Index Component provided to or filed with the SEC under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers set forth below with respect to that Index Component through the SEC’s website at http://www.sec.gov. We have not independently verified the accuracy or completeness of such information.

•	The Materials Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the materials sector, as represented by the Materials Select Sector Index. The Materials Select Sector Index includes companies from the following industries: chemicals; metals and mining; paper and forest products; containers and packaging; and construction materials. The SEC file numbers with respect to the Materials Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Energy Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the energy sector, as represented by the Energy Select Sector Index. The Energy Select Sector Index includes companies from the following industries: oil, gas and consumable fuels; and energy equipment and services. The SEC file numbers with respect to the Energy Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Financial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the financials sector, as represented by the Financial Select Sector Index. The Financial Select Sector Index includes companies from the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts; consumer finance; and thrifts and mortgage finance. The SEC file numbers with respect to the Financial Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Industrial Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the industrials sector, as represented by the Industrials Select Sector Index. The Industrials Select Sector Index includes companies from the following industries: aerospace and defense; industrial conglomerates; marine; transportation infrastructure; machinery; road and rail; air freight and logistics; commercial services and supplies; professional services; electrical equipment; construction and engineering; trading companies and distributors; airlines; and building products. The SEC file numbers with respect to the Industrial Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Technology Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the information technology sector, as represented by the Technology Select Sector Index. The Technology Select Sector Index includes companies from the following industries: technology hardware, storage and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The SEC file numbers with respect to the Technology Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the consumer staples sector, as represented by the Consumer Staples Select Sector Index. The Consumer Staples Select Sector Index includes companies from the following industries: food and staples retailing; household products; food products; beverages; tobacco; and personal products. The SEC file numbers with respect to the Consumer Staples Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Utilities Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the utilities sector, as represented by the Utilities Select Sector Index. The Utilities Select Sector Index includes companies from the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. The SEC file numbers with respect to the Utilities Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Health Care Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the health care sector, as represented by the Health Care Select Sector Index. The Health Care Select Sector Index includes companies from the following industries: pharmaceuticals; health care equipment and supplies; health care providers and services; biotechnology; life sciences tools and services; and health care technology. The SEC file numbers with respect to the Health Care Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Consumer Discretionary Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the consumer discretionary sector, as represented by the Consumer Discretionary Select Sector Index. The Consumer Discretionary Select Sector Index includes companies from the following industries: retail (specialty, multiline, internet and direct marketing); hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; auto components; distributors; leisure products; and diversified consumer services. The SEC file numbers with respect to the Consumer Discretionary Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The Communication Services Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the communication services sector, as represented by the Communication Services Select Sector Index. The Communication Services Select Sector Index includes companies from the following industries: diversified telecommunication services; wireless telecommunication services; media; entertainment; and interactive media and services. The SEC file numbers with respect to the Communication Services Select Sector SPDR® Fund are 333-57791 and 811-08837.

•	The iShares® U.S. Real Estate ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index composed of U.S. equities in the real estate sector, which is currently the Dow Jones U.S. Real Estate Capped Index. Effective January 2021, the iShares® U.S. Real Estate ETF’s underlying index changed from the Dow Jones U.S. Real Estate Index to the Dow Jones U.S. Real Estate Capped Index. The Dow Jones U.S. Real Estate Capped Index measures the performance of the real estate sector of the U.S. equity market, subject to capping methodology that limits the weight of the securities of any single issuer to a maximum of 10%. The SEC file numbers with respect to the iShares® U.S. Real Estate ETF are 333-92935 and 811-09729.

•	The iShares® 20+ Year Treasury Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index composed of U.S. treasury bonds with remaining maturities greater than twenty years, which is currently the ICE U.S. Treasury 20+ Year Bond Index. The ICE U.S. Treasury 20+ Year Bond Index measures the performance of public obligations of the U.S. Treasury, includes publicly issued U.S. treasury securities that have a remaining maturity greater than 20 years, have $300 million or more of outstanding face value (excluding amounts held by the Federal Reserve), are fixed rate and denominated in U.S. dollars. The SEC file numbers with respect to the iShares® 20+ Year Treasury Bond ETF are 333-92935 and 811-09729.

•	The iShares® MBS ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index composed of investment-grade mortgage-backed pass-through securities issued and/or guaranteed by U.S. government agencies, which is currently the Bloomberg U.S. MBS Index. The Bloomberg U.S. MBS Index tracks agency mortgage backed pass-through securities (both fixed-rate and hybrid adjustable-rate mortgage) guaranteed by Ginnie Mae (GNMA), Fannie Mae (FNMA), and Freddie Mac (FHLMC). The SEC file numbers with respect to the iShares® MBS ETF are 333-92935 and 811-09729.

•	The iShares® iBoxx $ High Yield Corporate Bond ETF is an exchange-traded fund that seeks to track the investment results, before fees and expenses, of an index consisting of liquid, U.S. dollar-denominated, high yield corporate bonds, which is currently the Markit iBoxx USD Liquid High Yield Index. The Markit iBoxx USD Liquid High Yield Index is designed to reflect the performance of U.S. dollar denominated high yield corporate debt through a broad coverage of the U.S. dollar high yield liquid bond universe. The SEC file numbers with respect to the iShares® iBoxx $ High Yield Corporate Bond ETF are 333-92935 and 811-09729.

Modifications to the Trailblazer Index

Index Market Disruption Events

If an Index Market Disruption Event occurs or is continuing on any Index Business Day and that Index Market Disruption Event materially affects the Trailblazer Index, the Trailblazer Index Sponsor may:

•	defer or suspend publication of the Index Level and any other information relating to the Trailblazer Index until it determines that no Index Market Disruption Event is continuing;

•	if that Index Business Day is an Index Selection Date, postpone that Index Selection Date to the next Index Business Day on which it determines that such Index Market Disruption Event is not continuing. As a result, the related Index Rebalancing Date will also be postponed and will occur on the first Index Business Day following the postponed Index Selection Date;

•	if that Index Business Day is an Index Rebalancing Date, postpone that Index Rebalancing Date to the next Index Business Day on which it determines that such Index Market Disruption Event is not continuing; or

•	discontinue supporting the Trailblazer Index or terminate the calculation and publication of the Index Level, if the Trailblazer Index Sponsor determines that the measures provided in the three bullets above produce results that are not consistent with the objectives of the Trailblazer Index.

An “Index Market Disruption Event” means the occurrence of one or more of the following events if the Trailblazer Index Sponsor determines that such event is material with respect to any Index Component:

•	a suspension, absence or limitation of trading in (1) that Index Component in its primary market, as determined by the Trailblazer Index Sponsor, or (2) futures or options contracts relating to that Index Component in the primary market for those contracts, as determined by the Trailblazer Index Sponsor, in either case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in that market or, if the relevant valuation time is not the close of the regular trading session in that market, the relevant valuation time;

•	any event that disrupts or impairs, as determined by the Trailblazer Index Sponsor, the ability of market participants in general to (1) effect transactions in, or obtain market values for, that Index Component in its primary market, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to that Index Component in the primary market for those contracts, in either case for more than two hours of trading or at any time during the one-half hour period preceding the close of the regular trading session in that market or, if the relevant valuation time is not the close of the regular trading session in that market, the relevant valuation time;

•	the closure on any Scheduled Trading Day of the primary market for that Index Component prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on that primary market on that Scheduled Trading Day and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on that Scheduled Trading Day for that primary market;

•	any Scheduled Trading Day on which (1) the primary market for that Index Component or (2) the exchanges or quotation systems, if any, on which futures or options contracts relating to that Index Component are traded, fail to open for trading during their respective regular trading sessions;

•	a General Banking Moratorium; or

•	an event that makes it impossible or not reasonably practicable on any Index Business Day for the Trailblazer Index Sponsor to obtain the price of that Index Component, or any other price, level or rate required for the purposes of calculating the level of the Trailblazer Index in a manner acceptable to the Trailblazer Index Sponsor.

The following events will not be Index Market Disruption Events:

•	a limitation on the hours or number of days of trading in the relevant market or relevant exchange only if the limitation results from an announced change in the regular business hours of the relevant market or relevant exchange (not on a temporary basis); or

•	a decision to permanently discontinue trading in futures or options contracts relating to any Index Component.

For this purpose, an absence of trading on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in an Index Component in its primary market, or in futures or options contracts relating to an Index Component, if available, in the primary market for those contracts, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders relating to that Index Component or those contracts, as applicable, or

•	a disparity in bid and ask quotes relating to that Index Component or those contracts, as applicable,

will constitute a suspension or material limitation of trading.

“General Banking Moratorium” means the declaration of a general moratorium in respect of banking activities in London or New York.

Index Adjustment Events

If an Index Adjustment Event occurs on any Index Business Day and that Index Adjustment Event materially affects the Trailblazer Index, the Trailblazer Index Sponsor may, acting in a manner consistent with the objectives of the Trailblazer Index:

•	make such determinations and/or adjustments as the Trailblazer Index Sponsor considers necessary in order to maintain the objectives of the Trailblazer Index, in relation to (a) the methodology used to calculate the Trailblazer Index or (b) the Index Level;

•	select a successor Index Component to replace the Index Component affected by the Index Adjustment Event that is substantially similar to the affected Index Component;

•	defer or suspend publication of the Index Level and any other information relating to the Trailblazer Index until it determines that no Index Adjustment Event is continuing;

•	if the Index Business Day on which the Index Adjustment Event occurs or is continuing is an Index Selection Date, postpone that Index Selection Date to the next Index Business Day on which it determines that such Index Adjustment Event is not continuing. As a result, the Index Rebalancing Date will also be postponed and will occur on the first Index Business Day following the new Index Selection Date;

•	if the Index Business Day on which the Index Adjustment Event occurs or is continuing is an Index Rebalancing Date, postpone that Index Rebalancing Date to the next Index Business Day on which it determines that such Index Adjustment Event is not continuing; or

•	discontinue supporting the Trailblazer Index or terminate the calculation and publication of the Index Level, if the Trailblazer Index Sponsor determines that the measures provided in the five bullets above are not feasible or would produce results that are not consistent with the objectives of the Trailblazer Index.

Any of the following will be an “Index Adjustment Event”:

•	the Trailblazer Index Sponsor determines, at any time, that an Index Force Majeure Event occurs or is continuing;

•	the Trailblazer Index Sponsor determines, at any time, that there has been (or there is pending) a change in taxation (a) generally affecting commercial banks organized and subject to tax in the United Kingdom (including, but not limited to, any tax generally imposed on commercial banks organized and subject to tax in the United Kingdom), or (b) generally affecting market participants who hold positions in any of the Index Components or Underlying Assets, as the case may be; or

•	a change (including termination or disappearance of an Index Component) will have been made to any of the Index Components or there will have occurred any other event that would make the calculation of the Trailblazer Index impossible or infeasible, technically or otherwise, or that makes the Trailblazer Index non-representative of market prices of the Index Components or undermines the objectives of the Trailblazer Index.

An “Index Force Majeure Event” means any event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Trailblazer Index Sponsor and that the Trailblazer Index Sponsor determines affects the Trailblazer Index, any Index Component or, if applicable, any Underlying Asset, the methodology on which the Trailblazer Index is based or the Trailblazer Index Sponsor’s ability to calculate and publish the Trailblazer Index.

Modifications to the Trailblazer Index Methodology or the Trailblazer Index; Termination of the Trailblazer Index

While the Trailblazer Index Sponsor currently employs the methodology described above, no assurance can be given that market, regulatory, juridical, financial, fiscal or other circumstances will not arise that would, in its view, necessitate a modification or change of that methodology (including the information or inputs on which the Trailblazer Index is based) or termination of the Trailblazer Index. Consequently, the Trailblazer Index Sponsor reserves the right to modify or change that methodology, consistent with the objectives of the Trailblazer Index.

The Trailblazer Index Sponsor assumes no obligation to implement any modification or change to the methodology described above as a result of any market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of, or any other events affecting, the Trailblazer Index or any Index Component).

Notwithstanding anything to the contrary under “—Index Sponsor” below, the Trailblazer Index Sponsor may, at any time and in its sole discretion, terminate the calculation and/or publication of the Index Level without regard to any other factors.

If the Trailblazer Index is modified, changed or terminated, the Trailblazer Index Sponsor will publish any modifications or changes or an announcement of that termination, as applicable.

Index Sponsor

All determinations, modifications, changes or suspensions made by the Trailblazer Index Sponsor (a) will be made by it acting in its sole discretion, by reference to such factors as the Trailblazer Index Sponsor deems appropriate, and consistent with the objectives of the Trailblazer Index and (b) will be final, conclusive and binding in the absence of manifest error, and no person shall be entitled to make any claim against the Trailblazer Index Sponsor or its affiliates regarding any such determination, modification, change or suspension.

The Trailblazer Index Sponsor reserves the right to make adjustments to correct errors contained in previously published information and to publish the corrected information, including but not limited to, Index Levels, but is under no obligation to do so.

Barclays Bank PLC may terminate the appointment of, and replace, the Trailblazer Index Sponsor with a successor index sponsor. Following termination of the appointment of the Trailblazer Index Sponsor, Barclays Bank PLC will publish an announcement of that termination and the identity of the successor index sponsor as soon as reasonably practicable.

Disclaimers

Neither Barclays Bank PLC nor the Trailblazer Index Sponsor guarantees the accuracy and/or completeness of the Trailblazer Index, any data included therein, or any data on which it is based, and neither Barclays Bank PLC nor the Trailblazer Index Sponsor will have any liability for any errors, omissions, or interruptions therein.

Neither Barclays Bank PLC nor the Trailblazer Index Sponsor makes any warranty, express or implied, as to the results to be obtained from the use of the Trailblazer Index. Barclays Bank PLC and the Trailblazer Index Sponsor make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Trailblazer Index or any data included therein. Without limiting any of the foregoing, in no event will Barclays Bank PLC or the Trailblazer Index Sponsor have any liability for any lost revenues or profits (whether direct or indirect) or for any special, punitive, indirect or consequential damages, even if notified of the possibility of such damages.

None of Barclays Bank PLC, the Trailblazer Index Sponsor, any of their respective affiliates or subsidiaries and any of the respective directors, officers, employees, representatives, delegates or agents of any of the foregoing entities will have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Trailblazer Index or publication of the levels of the Trailblazer Index (or failure to publish such value) and any use to which any person may put the Trailblazer Index or the levels of the Trailblazer Index. In addition, although the Trailblazer Index Sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the levels of the Trailblazer Index, the Trailblazer Index Sponsor is under no obligation to do so, and Barclays Bank PLC and the Trailblazer Index Sponsor will have no liability in respect of any errors or omissions.

Bloomberg Index Services Limited is the official index calculation and maintenance agent of the Trailblazer Index, an index owned and administered by Barclays Bank PLC. Bloomberg Index Services Limited does not guarantee the timeliness, accurateness, or completeness of the Trailblazer Index calculations or any data or information relating to the Trailblazer Index. Bloomberg Index Services Limited makes no warranty, express or implied, as to the Trailblazer Index or any data or values relating thereto or results to be obtained therefrom, and expressly disclaims all warranties of merchantability and fitness for a particular purpose with respect thereto. To the maximum extent allowed by law, Bloomberg Index Services Limited, its affiliates, and all of their respective partners, employees, subcontractors, agents, suppliers and vendors (collectively, the “protected parties”) shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of a protected party or otherwise, arising in connection with the calculation of the Trailblazer Index or any data or values included therein or in connection therewith and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages.

Nothing in the disclaimers above will exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

THE DOW JONES INDUSTRIAL AVERAGE®

All information contained in this underlying supplement regarding the Dow Jones Industrial Average®, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Dow Jones Industrial Average® is calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, the Dow Jones Industrial Average®.

The Dow Jones Industrial Average® is a price-weighted index that seeks to measure of the performance of 30 U.S. blue-chip companies. Except for the Global Industry Classification Standard (“GICS®”) transportation industry group from the industrials sector and the utilities sector, the Dow Jones Industrial Average® includes constituents from a variety of sectors. The Dow Jones Industrial Average® is reported by Bloomberg L.P. under the ticker symbol “INDU.”

Calculation of the Dow Jones Industrial Average®

The Dow Jones Industrial Average® is price-weighted rather than market capitalization-weighted, which means that weightings are based only on changes in the stocks’ prices, rather than by both price changes and changes in the number of shares outstanding. The value of the Dow Jones Industrial Average® is the sum of the primary exchange prices of each of the 30 component stocks included in the Dow Jones Industrial Average® divided by a divisor. The divisor used to calculate the price-weighted average of the Dow Jones Industrial Average® is not simply the number of component stocks; rather, the divisor is adjusted to smooth out the effects of price-impacting corporate actions, including price adjustments, special dividends, stock splits and rights offerings. The index divisor will also adjust in the event of an addition to or deletion from the Dow Jones Industrial Average®.

Construction and Maintenance of the Dow Jones Industrial Average®

The index universe consists of securities in the S&P 500® Index, excluding stocks classified under GICS® code 2030 (Transportation) and 55 (Utilities). While stock selection is not governed by quantitative rules, a stock typically is added only if the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Since the Dow Jones Industrial Average® is price-weighted, the Averages Committee (as defined below) evaluates stock price when considering a company for inclusion. The Averages Committee monitors whether the highest-priced stock in the Dow Jones Industrial Average® has a price more than 10 times that of the lowest. Maintaining adequate sector representation within the Dow Jones Industrial Average® is also a consideration in the selection process for the Dow Jones Industrial Average®. Companies should be incorporated and headquartered in the United States, and a plurality of revenues should be derived from the United States.

Changes to the Dow Jones Industrial Average® are made on an as-needed basis. There is no annual or semi-annual reconstruction. Rather, changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Multiple Share Classes. Each company in the Dow Jones Industrial Average® is represented once by the primary listing, which is generally the most liquid share line.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the discretion of the Averages Committee, in recognition of the constraints faced by investors in trading bankrupt or suspended stocks.

The table below summarizes the treatment of certain corporate actions.

Corporate Action	Treatment
Company addition/deletion	Addition Only A stock is added to the Dow Jones Industrial Average® at a weight determined by the price of the added stock relative to all other index constituents. There is a divisor adjustment.

Corporate Action	Treatment
Deletion Only

The weights of all stocks in the Dow Jones Industrial Average® will proportionally change but relative weights will stay the same. The index divisor will change.

Split/reverse split	Stock price is adjusted by the split ratio. Shares outstanding are not adjusted by the split ratio. There is a divisor adjustment.

Spin-off	Any potential impacts on index constituents from a spin-off are evaluated by the Averages Committee on a case by case basis. The price of the parent company is adjusted to the price of the parent company minus (the price of the spun-off company/share exchange ratio). The index divisor adjusts simultaneously.

Ordinary dividend	When a company pays an ordinary cash dividend, the Dow Jones Industrial Average® does not make any adjustments to the price or shares of the stock. As a result, there are no divisor adjustments to the Dow Jones Industrial Average®.

Special dividend	The stock price is adjusted by the amount of the dividend. There is a divisor adjustment.

Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights. There is a divisor adjustment.

Governance of the Dow Jones Industrial Average®

The Dow Jones Industrial Average® is maintained by a committee, which is currently composed of three representatives of S&P Dow Jones and two representatives of The Wall Street Journal (the “Averages Committee”). The Averages Committee meets regularly. At each meeting, the Averages Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the Dow Jones Industrial Average® to the market, companies that are being considered as candidates for addition to the Dow Jones Industrial Average® and any significant market events. In addition, the Averages Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

The Dow Jones Industrial Average® is a product of S&P Dow Jones, and has been licensed for use by Barclays Bank PLC. Dow Jones®, DJIA®, Dow Jones Industrial Average®, and The Dow® are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed to S&P Dow Jones and its affiliates and sublicensed to Barclays Bank PLC for certain purposes.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, Dow Jones or any of their respective affiliates (collectively, “S&P”). S&P does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Dow Jones Industrial Average® to track general market performance. S&P’s only relationship to Barclays Bank PLC with respect to the Dow Jones Industrial Average® is the licensing of the Dow Jones Industrial Average® and certain trademarks, service marks and/or trade names of S&P and/or its licensors. The Dow Jones Industrial Average® is determined, composed and calculated by S&P without regard to Barclays Bank PLC or the securities. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the Dow Jones Industrial Average®. S&P is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash, surrendered or redeemed, as the case may be. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the Dow Jones Industrial Average® will accurately track the performance of the index or provide positive investment returns. S&P Dow Jones is not an investment advisor. Inclusion of a security within the Dow Jones Industrial Average® is not a recommendation by S&P to buy, sell, or hold such security, nor is it considered to be investment advice. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Dow Jones Industrial Average®. It is possible that this trading activity will affect the value of the Dow Jones Industrial Average® and the securities.

S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE® OR ANY DATA RELATED THERETO OR ANY COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO. S&P SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE® OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P.

THE FTSE® 100 INDEX

All information in this underlying supplement regarding the FTSE® 100 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell (“FTSE”). The FTSE® 100 Index is calculated, maintained and published by FTSE. FTSE has no obligation to continue to publish, and may discontinue the publication of, the FTSE® 100 Index.

The FTSE® 100 Index is an index calculated, published and disseminated by FTSE, a wholly owned subsidiary of London Stock Exchange Group plc (the “LSEG”). The FTSE® 100 Index measures the composite price performance of the 100 largest companies (determined on the basis of market capitalization) traded on the London Stock Exchange (the “LSE”). Publication of the FTSE® 100 Index began in January 1984. The FTSE® 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

Composition of the FTSE® 100 Index

The 100 stocks included in the FTSE® 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE that were selected by excluding certain stocks that have low liquidity, public float accuracy, and reliability of prices, or size or have limited voting right by unrestricted shareholders or foreign ownership restrictions. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. Where there are multiple lines of listed equity capital in a company, all are included and priced separately, provided that the secondary line’s full market capitalization (i.e. before the application of any investability weightings) is greater than 25% of the full market capitalization of the company’s principal line and the secondary line satisfies the eligibility rules and screens in its own right in all respects. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

Companies are required to have greater than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders in order to be eligible for index inclusion. Companies already included in the FTSE® 100 Index in 2017 that did not meet the voting rights requirement were afforded a five-year grandfathering period to comply or they will be removed from the FTSE® 100 Index in September 2022.

The FTSE® 100 Index is overseen and reviewed quarterly by the FTSE Russell Europe, Middle East & Africa Regional Equity Advisory Committee (the “Index Steering Committee”) in order to maintain continuity in the level. The Index Steering Committee undertakes the reviews of the FTSE® 100 Index and ensures that constituent changes and index calculations are made in accordance with the ground rules of the FTSE® 100 Index. The FTSE® 100 Index is reviewed on a quarterly basis in March, June, September and December. Each review is based on data from the close of business on the Tuesday before the first Friday of the review month. Any constituent changes are implemented after the close of business on the third Friday of the review month (i.e. effective Monday), following the expiry of the ICE Futures Europe futures and options contracts.

The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules that provide generally for the removal and replacement of a stock from the FTSE® 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE® 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization. A constant number of constituents will be maintained for the FTSE® 100 Index. Where a greater number of companies qualify to be inserted in the FTSE® 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE® 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the FTSE® 100 Index will be inserted to match the number of companies being deleted at the periodic review.

Companies that are large enough to be constituents of the FTSE® 100 Index but do not pass the liquidity test are excluded. They will remain ineligible until the next annual review in June when they will be re-tested against all eligibility screens.

Calculation of the FTSE® 100 Index

The FTSE® 100 Index is an arithmetic weighted index where the weights are the market capitalization of each company. The FTSE® 100 Index is calculated by summing the free float-adjusted market values (or capitalizations) of all companies within the FTSE® 100 Index divided by the divisor. On the base date, the divisor is calculated as the sum of the market capitalizations of the index constituents divided by the initial index value of 1,000. The divisor is subsequently adjusted for any capital changes in the index constituents. In order to prevent discontinuities in the FTSE® 100 Index in the event of a corporate action or change in constituents, it is necessary to make an adjustment to the prices used to calculate the FTSE® 100 Index to ensure that the change in the FTSE® 100 Index between two consecutive dates reflects only market movements rather than including change due to the impact of corporate actions or constituent changes. This ensures that the index values remain comparable over time and that changes in the index level properly reflect the change in value of a portfolio of index constituents with weights the same as in the FTSE® 100 Index.

License Agreement

We have entered into a non-exclusive license agreement with FTSE whereby we, in exchange for a fee, are permitted to use the FTSE® 100 Index in connection with certain securities, including the notes and warrants. We are not affiliated with FTSE®; the only relationship between FTSE and us is any licensing of the use of FTSE’s indices and trademarks relating to them.

The securities are not in any way sponsored, endorsed, sold or promoted by FTSE Russell or by the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as (i) to the results to be obtained from the use of the FTSE 100 Index (the “Index”), (ii) the figure at which the said Index stands at any particular time on the particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the securities. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Barclays Bank PLC or to its clients. The Index is calculated by FTSE or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) be under any obligation to advise any person of any error therein.

“FTSE®”, “FT-SE®” and “Footsie®” are trademarks of LSEG and are used by FTSE under license. “All-World”, “All-Share” and “All-Small” are trademarks of FTSE.

THE FTSE CHINA 50 INDEX

All information contained in this underlying supplement regarding the FTSE China 50 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell. The FTSE China 50 Index is calculated, maintained and published by FTSE Russell. FTSE Russell has no obligation to continue to publish, and may discontinue the publication of, the FTSE China 50 Index.

The FTSE China 50 Index is designed to represent the performance of the Chinese companies that are listed on the Hong Kong Stock Exchange (the “HKSE”). The FTSE China 50 Index is reported by Bloomberg L.P. under the ticker symbol “XIN0I.”

Composition of the FTSE China 50 Index

The FTSE China 50 Index is currently based on the 50 largest and most liquid Chinese stocks (called “H” shares, “Red-chip” shares and “P-chip” shares), listed and trading on the HKSE. “H” shares are securities of companies incorporated in the People’s Republic of China and traded on the HKSE. “Red-chip” shares are securities of companies incorporated outside of the People’s Republic of China that trade on the HKSE and that which are substantially owned directly or indirectly by mainland Chinese state entities with the majority of their revenue or assets derived from mainland China. “P-chip” shares are securities of companies (other than a Red-chip company) incorporated outside of the People’s Republic of China and traded on the HKSE, but are controlled by mainland Chinese companies and individuals, with the establishment and origins of the companies in mainland China and with a majority of their revenue or assets derived from mainland China.

Standards for Admission and Exclusion

Currently, only H shares, P-chip shares and Red-chip shares are eligible for inclusion in the FTSE China 50 Index. Each constituent must also be a constituent of the FTSE All-World Index, a market capitalization-weighted index representing the performance of large- and mid-capitalization developed and emerging markets stocks covering 90-95% of the investable market capitalization globally. Companies whose business is that of holding equity and other investments (e.g., investment trusts) are not eligible for inclusion. Newly eligible P-chip shares whose associated “N” shares are already included in the FTSE All-World Index will be eligible for inclusion in the FTSE China 50 Index at the next quarterly review after a minimum 3-month trading period. “N” shares are securities of companies incorporated inside or outside of the People’s Republic of China and traded on the New York Stock Exchange or The Nasdaq Stock Market, but are controlled by mainland Chinese companies and individuals, with a majority of their revenue or assets derived from mainland China.

Securities must be sufficiently liquid to be traded; therefore, the following criteria, among others, are used to ensure that illiquid securities are excluded:

Price. There must be an accurate and reliable price for the purposes of determining the market value of a company.

Liquidity. Each security will be tested for liquidity on a semi-annual basis in March and September by calculation of its monthly median of daily trading volume as part of the FTSE All-World Index review. When calculating the median of daily trading volume of any security for a particular month, a minimum of 5 trading days in that month must exist, otherwise the month will be excluded from the test. For each month, the daily trading volume for each security is calculated as a percentage of the shares in issue for that day adjusted by the free float at the review cut-off date. These daily values are then ranked in descending order and the median is taken by selecting the value for the middle ranking day if there is an odd number of days and the mean of the middle two if there is an even number of days. Daily totals with zero trades are included in the ranking; therefore a security that fails to trade for more than half of the days in a month will have a zero median trading volume for that month. Any period of suspension will not be included in the test. The liquidity test will be applied on a pro-rata basis where the testing period is less than 12 months.

New Issues. New issues which do not have a twelve month trading record must have a minimum three month trading record when reviewed. They must turnover at least 0.05% of their free float-adjusted shares based on their median daily trading volume each month, on a pro rata basis since listing. When testing liquidity the free float weight as at the last date in the testing period will be used for the calculation for the whole of that period.

Trading Screen. Existing and non-constituent securities, which have not traded on 60 or more trading days during the past year (up to and including the review cut-off date), will not be eligible for index inclusion. Regular/ad-hoc market holidays and unscheduled market closures will not count towards the total; otherwise, the reason(s) for a security’s non-trading will not be considered. All standard trading days will be incorporated within the calculation (Friday and Sundays as appropriate). Ad-hoc non-standard trading days will not be incorporated within the calculation. If a security does not have a full year of trading, the 60 day period will be pro-rated according to the number of available trading days passed since its listing. Where a pro-rata calculation is necessary, the number of available trading days on the underlying market during the previous year up to and including the review cut-off date will be used as the basis of the calculation. A security that has been removed from the FTSE China 50 Index as a result of this screen will only be re-considered for inclusion after a period of 12 months from its deletion. For the purposes of index eligibility, it will be treated as a new issue.

The FTSE China 50 Index is subject to the oversight of an advisory committee, the “FTSE Russell Asia Pacific Regional Equity Advisory Committee.” The FTSE Russell Asia Pacific Regional Equity Advisory Committee is responsible for undertaking the periodic review of the FTSE China 50 Index ground rules and for considering changes of the ground rules.

Calculation of the FTSE China 50 Index

The FTSE China 50 Index is calculated by FTSE Russell using a free float index calculation methodology. The FTSE China 50 Index is calculated using the following formula:

where “N” is the number of securities in the FTSE China 50 Index, “pi” is the latest trade price of the component security “i,” “ei” is the exchange rate required to convert the security’s home currency into the FTSE China 50 Index’s base currency, “si” is the number of shares of the security in issue, “f” is the free float factor published by FTSE, to be applied to such security to allow amendments to its weighting, “ci” is the capping factor published by FTSE Russell at the most recent quarterly review of the FTSE China 50 Index, and “d” is the divisor, a figure that represents the total issued share capital of the FTSE China 50 Index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the FTSE China 50 Index. The capping factor serves to limit the weight of any individual company to no more than 9% of the FTSE China 50 Index and to limit the aggregate weight of all companies that have a weight greater than 4.5% to no more than 38% of the FTSE China 50 Index.

The FTSE China 50 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. FTSE Russell excludes from free floating shares: (i) shares held by public companies or by non-listed subsidiaries of public companies; (ii) shares held by directors, senior executives and managers of the company and/or their families, direct relations or affiliated companies; (iii) shares held within employee share plans; (iv) government holdings; (v) shares subject to foreign ownership limits; (vi) shares held by strategic investors; (vii) shares subject to lock-in clauses (for the duration of the lock-up); (viii) shares that are subject to on-going contractual agreements (such as swaps) where they would ordinarily be treated as restricted; (ix) shares that are non-negotiable which are held by companies that have not converted these shares following the A Share reform and (x) non-tradable A Shares subject to a lock-in (until the lock-in expires and the shares are freely tradable on the exchange).

Free float is calculated using available published information rounded up to 12 decimal places. Companies with a free float of 5% or below are excluded from the FTSE China 50 Index. In June, a constituent’s free float will be updated regardless of size. No buffers are applied.

Foreign ownership limits, if any, are applied after calculating the free float restriction. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied.

The FTSE China 50 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE China 50 Index. The constituents will be reviewed using data from the close of business on the Monday following the third Friday in February, May, August and November. Where there is a market holiday in either China or Hong Kong on the Monday following the third Friday, the close of business on the last trading day prior to the Monday after the third Friday, where both markets are open, will be used. Implementation of any changes takes place at the close of trading on the third Friday in March, June, September and December. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE China 50 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

License Agreement

We have entered into a non-exclusive license agreement with FTSE Russell whereby we, in exchange for a fee, are permitted to use the FTSE China 50 Index in connection with certain securities, including the notes and warrants. We are not affiliated with FTSE Russell; the only relationship between FTSE Russell and us is any licensing of the use of FTSE Russell’s indices and trademarks relating to them.

The securities are not in any way sponsored, endorsed, sold or promoted by FTSE Russell or by the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the FTSE China 50 Index (the “Index”), (ii) the figure at which the said Index stands at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the securities. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Barclays Bank PLC or to its clients. The Index is calculated by FTSE Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) be under any obligation to advise any person of any error therein.

All rights in the Index vest in FTSE Russell. “FTSE®” is a trademark of LSEG and is used by FTSE Russell under license.

THE MSCI 25/50 INDICES

All information contained in this underlying supplement regarding the MSCI Brazil 25/50 Index, the MSCI Mexico IMI 25/50 Index and the MSCI US Investable Market Real Estate 25/50 Index (each, an “MSCI 25/50 Index” and collectively, the “MSCI 25/50 Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). The MSCI 25/50 Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue the publication of, any of the MSCI 25/50 Indices.

Each of the MSCI Brazil 25/50 Index, the MSCI Mexico IMI 25/50 Index and the MSCI US Investable Market Real Estate 25/50 Index is an index created by applying the weight constraints described below to its parent index, the MSCI Brazil Index, the MSCI Mexico Investable Market Index and the MSCI USA Investable Market Real Estate Index (each, an “MSCI Index” and collectively, the “MSCI Indices”), respectively. For additional information about the MSCI Indices, please see “Indices—The MSCI Indices” in this underlying supplement.

The MSCI Brazil 25/50 Index

The MSCI Brazil 25/50 Index is designed to measure the performance of the large- and mid-cap segments of the Brazilian equity market. It applies certain investment limits that are imposed on regulated investment companies (“RICs”) under the current U.S. Internal Revenue Code. The MSCI Brazil 25/50 Index covers approximately 85% of the free float-adjusted market capitalization in Brazil. The MSCI Brazil 25/50 Index is an index created by applying the weight constraints described below to its parent index, the MSCI Brazil Index. The U.S. dollar price return version of the MSCI Brazil 25/50 Index is reported by Bloomberg L.P. under the ticker symbol “MXBR2550.”

The MSCI Mexico IMI 25/50 Index

The MSCI Mexico IMI 25/50 Index is designed to measure the performance of the large-, mid- and small-cap segments of the Mexican equity market. It applies certain investment limits that are imposed on RICs under the current U.S. Internal Revenue Code. The MSCI Mexico IMI 25/50 Index covers approximately 99% of the free float-adjusted market capitalization in Mexico. The MSCI Mexico IMI 25/50 Index is an index created by applying the weight constraints described below to its parent index, the MSCI Mexico Investable Market Index. The U.S. dollar price return version of the MSCI Mexico IMI 25/50 Index is reported by Bloomberg L.P. under the ticker symbol “MXMX5IM.”

The MSCI US Investable Market Real Estate 25/50 Index

The MSCI US Investable Market Real Estate 25/50 Index is designed to measure the performance of the large-, mid- and small-cap segments of the real estate sector of the U.S. equity market. All securities in the MSCI US Investable Market Real Estate 25/50 Index and its parent index, the MSCI USA Investable Market Real Estate Index, are classified in the real estate sector according to the Global Industry Classification Standard (“GICS®”). The GICS® real estate sector is composed of equity real estate investment trusts and real estate management and development companies. The MSCI US Investable Market Real Estate 25/50 Index is an index created by applying the weight constraints described below to its parent index, the MSCI USA Investable Market Real Estate Index. The U.S. dollar price return version of the MSCI US Investable Market Real Estate 25/50 Index is reported by Bloomberg L.P. under the ticker symbol “M2CXVGD.”

Objectives and Guiding Principles Underlying the MSCI 25/50 Indices

Under current regulations, a fund needs to satisfy certain tests, such as those relating to asset diversification and sources of income, for qualification as an RIC. More specifically, one requirement of an RIC is that, at the end of each quarter of an RIC’s tax year, no more than 25% of the value of the RIC’s assets may be invested in a single issuer and the sum of the weights of all issuers representing more than 5% of the fund should not exceed 50% of the fund’s total assets. The MSCI 25/50 Indices take into account these investment limits, aiming to offer a benchmarking alternative for RIC-compliant funds.

The following principles have guided MSCI in designing a methodology for constructing the MSCI 25/50 Indices from underlying non-constrained indices.

Reflecting the 25% and 50% concentration constraints. Reflecting the 25% and 50% concentration constraints is the primary consideration in terms of both index construction and index maintenance. Ensuring timely and on-going reflection of the constraints requires an MSCI 25/50 Index to be rebalanced periodically. Each MSCI 25/50 Index is rebalanced in February, May, August and November.

Minimizing tracking error to the parent index. Minimizing the tracking error between an MSCI 25/50 Index and the relevant parent index, while keeping the index turnover to a reasonable level, is another important objective. MSCI seeks to achieve this by rebalancing each MSCI 25/50 Index using an optimization process that aims to minimize the constituent weight differences between that MSCI 25/50 Index and the relevant parent index.

Construction and Maintenance of the MSCI 25/50 Indices

Constructing and Rebalancing the MSCI 25/50 Indices

The MSCI 25/50 Indices methodology follows a portfolio optimization framework. The “Barra Optimizer” is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the relevant parent index. The Barra Optimizer is an algorithm designed to facilitate the portfolio construction process.

Constraint targets. Each MSCI 25/50 Index is subject to the following constraints:

•	no issuer may exceed 25% of index weight; and

•	all issuers with weight above 5% may not exceed 50% of the index weight.

Minimizing weight distance from the relevant parent index. The MSCI 25/50 Indices methodology aims at minimizing the weight distance from the relevant parent index. The active risk or the tracking error of an MSCI 25/50 Index versus the relevant parent index is measured as the distance between the constituent weights of that MSCI 25/50 Index and the relevant parent index.

Minimizing transaction cost. A transaction cost is applied as a proxy for index turnover on rebalancing from the current MSCI 25/50 Index to the pro forma MSCI 25/50 Index.

Minimum weight of constituents. The minimum weight of an MSCI 25/50 Index constituent is equal to the weight of the smallest constituent in the relevant parent index.

Maximum weight of constituents. In order to avoid excess weight allocation to the smaller securities relative to their market capitalization weight, the maximum weight of any MSCI 25/50 Index constituent is capped at four times its weight in the relevant parent index. The constraint is relaxed in steps of one in case of infeasibilities. For certain narrow parent indices, the standard maximum weight constraint parameters might lead to an infeasible solution. In such cases, MSCI may apply relaxed constraints relative to the standard set of constraints.

Buffer Rules

A buffer of 10% of the value of each constraint is used in order to reduce the risk of non-compliance due to short-term market movements between two quarterly rebalancings. As a result, at the point of constructing or rebalancing an MSCI 25/50 Index, the weight of any single issuer cannot exceed 22.5% of the index weight and all issuers with weight above 4.5% cannot exceed 45% of the index weight.

Maintenance Rules

Quarterly index reviews. Each MSCI 25/50 Index is rebalanced quarterly and the changes resulting from the rebalancing are made as of the close of the last business day of each February, May, August and November, to coincide with the quarterly index reviews of the relevant parent index.

Each MSCI 25/50 Index is in general rebalanced nine business days before the effective date. The changes resulting from the rebalancing are announced on the same day.

In case the pro forma MSCI 25/50 Index violates the 25/50 constraints between the announcement date and the effective date, the previously announced results will be discarded and a newly rebalanced MSCI 25/50 Index will be announced.

There is no index rebalancing due to non-compliance between quarterly index reviews.

At each rebalancing, a constraint factor is calculated for each constituent of an MSCI 25/50 Index. The constraint factor is defined as the weight in the relevant MSCI 25/50 Index at the time of the rebalancing divided by the weight in the relevant parent index. The constraint factor as well as the constituents of the relevant MSCI 25/50 Index remain constant between index reviews except in case of corporate events.

Ongoing Event Related Changes. A security added to a parent index following a corporate event is added to the relevant MSCI 25/50 Index with an estimated capped weight, without rebalancing of that MSCI 25/50 Index.

In the event of a merger or an acquisition where an index constituent acquires another index constituent or merges with another index constituent, the remaining company is maintained in the relevant MSCI 25/50 Index with a constraint factor calculated as the weighted average of the constraint factors before the corporate event.

If a spun-off security of an index constituent is added to a parent index, it will be added to the relevant MSCI 25/50 Index with the same constraint factor as the parent security.

The deletion of a constituent from a parent index following a corporate event triggers its deletion from the relevant MSCI 25/50 Index without rebalancing of that MSCI 25/50 Index.

The addition of a newly eligible security in a parent index — for example, an early inclusion of a large initial public offering or a security migrating to that parent index from another size segment — will result in the inclusion of that security in the relevant MSCI 25/50 Index and consequently trigger the full rebalancing of that MSCI 25/50 Index.

Issuer Concentration Issues

A minimum of 15 issuers in the relevant parent index is required at any point in time for the relevant MSCI 25/50 Index to be rebalanced as described above. In the event the number of issuers drops below 15 but remains above 11 following a corporate event or a regular index review, MSCI will apply the following adjustments:

•	Number of issuers drops to 14: the buffer mentioned above will be reduced from 10% to 9%. Thus, the weight of any single issuer cannot exceed 22.75% of the index weight and all issuers with weight above 4.55% cannot exceed 45.5% of the index weight.

•	Number of issuers drops to 13: the buffer mentioned above will be reduced from 10% to 4%. Thus, the weight of any single issuer cannot exceed 24% of the index weight and all issuers with weight above 4.8% cannot exceed 48% of the index weight.

•	Number of issuers drops to 12: the buffer mentioned above will be reduced from 10% to 0%. Thus, the weight of any single issuer cannot exceed 25% of the index weight and all issuers with weight above 5% cannot exceed 50% of the index weight.

An MSCI 25/50 Index will need to be discontinued if the number of issuers drops below 12 as mathematically no solution can satisfy the 25% and 50% constraints. MSCI will however temporarily maintain the relevant MSCI

25/50 Index for a minimum of two months before discontinuation by adding the necessary number of securities to that MSCI 25/50 Index. The index discontinuation will coincide with one of the subsequent regular index reviews. The securities to be added will be chosen in the following order of priority:

•	Securities deleted from that MSCI 25/50 Index, provided they exhibit required liquidity and were not deleted due to financial difficulties, etc.

•	Eligible securities of relevant size not included in the relevant parent index (e.g., largest small cap size-segment securities).

In the event that no securities are eligible for temporary addition to an MSCI 25/50 Index, MSCI will provide an index, as close as possible to the 25/50 constraints, for a minimum of two months before discontinuation. The index discontinuation will coincide with one of the subsequent regular index reviews.

Index Calculation and Corporate Events

Please refer to “Indices—The MSCI Indices” in this underlying supplement for information relating to the calculation of the MSCI 25/50 Indices, subject to the weight limits, buffer rules and issuer concentration issues described above, and the treatment of corporate events, subject to the maintenance rules described above. For these purposes, each MSCI 25/50 Index is deemed to be one of the MSCI Indices described in that section of the underlying supplement.

License Agreement

We have entered into a non-exclusive license agreement with MSCI whereby we, in exchange for a fee, are permitted to use the MSCI 25/50 Indices in connection with certain securities, including the securities. We are not affiliated with MSCI; the only relationship between MSCI and us is any licensing of the use of MSCI’s indices and trademarks relating to them.

THE SECURITIES ARE NOT SPONSORED OR ENDORSED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX. THE SECURITIES ARE NOT SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX. THE MSCI 25/50 INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI 25/50 INDEX NAMES ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY BARCLAYS BANK PLC. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI 25/50 INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI 25/50 INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR TO BARCLAYS BANK PLC OR ANY OWNER OF THE SECURITIES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF BARCLAYS BANK PLC OR OWNERS OF THE SECURITIES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI 25/50 INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE SECURITIES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI 25/50 INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE SECURITIES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

NOTWITHSTANDING THE FOREGOING, CERTAIN AFFILIATES OF MSCI MAY ACT AS DEALERS IN CONNECTION WITH THE SALE OF THE SECURITIES AND, AS SUCH, MAY SELL OR PROMOTE THE SECURITIES OR MAY BE INVOLVED IN THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI 25/50 INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI 25/50 INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, BARCLAYS BANK PLC’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI 25/50 INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI 25/50 INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI 25/50 INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the securities, nor any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE MSCI INDICES

All information contained in this underlying supplement regarding the MSCI ACWI ex USA Index, the MSCI ACWI Index, the MSCI Brazil Index, the MSCI China Index, the MSCI EAFE® Index, the MSCI Emerging Markets Index, the MSCI EMU Index, the MSCI Europe Index, the MSCI India Index, the MSCI Japan Index, the MSCI Mexico Investable Market Index, the MSCI USA Investable Market Real Estate Index and the MSCI World IndexSM (each, an “MSCI Index” and collectively, the “MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). The MSCI Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue the publication of, any of the MSCI Indices.

The MSCI ACWI ex USA Index

The MSCI ACWI ex USA Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of global emerging markets and certain developed markets, excluding the United States. The MSCI ACWI ex USA Index currently consists of the following 22 developed market country indices and 24 emerging market country indices: developed market countries include Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom; emerging market countries include Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI ACWI ex USA Index covers approximately 85% of global investable equities, excluding the United States. The U.S. dollar price return version of the MSCI ACWI ex USA Index is reported by Bloomberg L.P. under the ticker symbol “MXWDU.”

The MSCI ACWI Index

The MSCI ACWI Index is a free float-adjusted market capitalization index that is designed to measure the performance of the large- and mid-cap segments of global emerging markets and certain developed markets. The MSCI ACWI Index currently consists of the following 23 developed market country indices and 24 emerging market country indices: developed market countries include Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States; emerging market countries include Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI ACWI Index covers approximately 85% of global investable equities. The U.S. dollar price return version of the MSCI ACWI Index is reported by Bloomberg L.P. under the ticker symbol “MXWD.”

The MSCI Brazil Index

The MSCI Brazil Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Brazilian equity market. The MSCI Brazil Index covers approximately 85% of the Brazilian equity universe. The U.S. dollar price return version of the MSCI Brazil Index is reported by Bloomberg L.P. under the ticker symbol “MXBR.”

The MSCI China Index

The MSCI China Index is a free float-adjusted market capitalization index that is designed to capture large- and mid-cap representation across A-shares, B-shares, H-shares, Red-chips, P-chips and foreign listings (e.g., American depositary receipts). As of June 2018, the MSCI China Index includes A-shares. A-shares are securities of companies incorporated in mainland China that trade on the Shanghai Stock Exchange (the “SSE”) and the Shenzhen Stock Exchange (the “SZSE”), are quoted in local renminbi and entail foreign investment regulations. B-shares are securities of companies incorporated in mainland China that trade on the SSE (quoted in U.S. dollars) and the SZSE (quoted in Honk Kong dollars) and are open to foreign investors. H-shares are securities of companies incorporated in mainland China that trade on the Hong Kong Stock Exchange (the “HKSE”) and other foreign exchanges. Red-chips and P-chips are securities of companies incorporated outside of China that trade on the HKSE. A Red-chip company is a company whose largest shareholder is an organization or enterprise that is owned by the state, provinces, or municipalities of mainland China. A P-chip company is not state-owned, and only P-chips of companies meeting certain thresholds relating to revenue derivation from and asset allocation in mainland China are included in the MSCI China Index. Although the MSCI China Index does include some foreign listings, such securities listed in the United States and resulting from reverse mergers are not eligible for inclusion in the MSCI China Index. In addition, any securities designated with a “special treatment” status by the relevant exchange are excluded from the MSCI China Index. The MSCI China Index covers approximately 85% of the Chinese equity universe set forth above. The Hong Kong dollar price return version of the MSCI China Index is reported by Bloomberg L.P. under the ticker symbol “MXCN.”

The MSCI EAFE® Index

The MSCI EAFE® Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets, excluding the United States and Canada. The MSCI EAFE® Index currently consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The MSCI EAFE® Index covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI EAFE® Index is reported by Bloomberg L.P. under the ticker symbol “MXEA.”

The MSCI Emerging Markets Index

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of global emerging markets. The MSCI Emerging Markets Index currently consists of the following 24 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. As of June 2018, the MSCI Emerging Markets Index includes shares traded on mainland Chinese exchanges, referred to as A-shares. The MSCI Emerging Markets Index covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI Emerging Markets Index is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

The MSCI EMU Index

The MSCI EMU Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets in the European Economic and Monetary Union (the “EMU”). The MSCI EMU Index currently consists of the following 10 developed market country indices: Austria, Belgium, Finland, France, Germany, Ireland, Italy, the Netherlands, Portugal and Spain. The MSCI EMU Index covers approximately 85% of the free float-adjusted market capitalization in the EMU. The euro price return version of the MSCI EMU Index is reported by Bloomberg L.P. under the ticker symbol “MXEM.”

The MSCI Europe Index

The MSCI Europe Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets in Europe. The MSCI Europe Index currently consists of the following 15 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The MSCI Europe Index covers approximately 85% of the free float-adjusted market capitalization in the European developed markets equity universe. The euro price return version of the MSCI Europe Index is reported by Bloomberg L.P. under the ticker symbol “MXEU.”

The MSCI India Index

The MSCI India Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Indian equity market. The MSCI India Index covers approximately 85% of the Indian equity universe. The Indian rupee price return version of the MSCI India Index is reported by Bloomberg L.P. under the ticker symbol “MXIN.”

The MSCI Japan Index

The MSCI Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of the Japanese equity market. The MSCI Japan Index covers approximately 85% of the free float-adjusted market capitalization in Japan. The Japanese yen price return version of the MSCI Japan Index is reported by Bloomberg L.P. under the ticker symbol “MXJP.”

The MSCI Mexico Investable Market Index

The MSCI Mexico Investable Market Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large-, mid- and small-cap segments of the Mexican equity market. The MSCI Mexico Index covers approximately 99% of the free float-adjusted market capitalization in Mexico. The U.S. dollar price return version of the MSCI Mexico Investable Market Index is reported by Bloomberg L.P. under the ticker symbol “MXMX”.

The MSCI USA Investable Market Real Estate Index

The MSCI USA Investable Market Real Estate Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large-, mid- and small-cap segments of the real estate sector of the U.S. equity market. All securities in the MSCI USA Investable Market Real Estate Index are classified in the real estate sector according to the Global Industry Classification Standard (“GICS®”). The GICS® real estate sector is composed of equity real estate investment trusts (known as “REITs”) and real estate management and development companies. The U.S. dollar price return version of the MSCI USA Investable Market Real Estate Index is reported by Bloomberg L.P. under the ticker symbol “MXUSMRE.”

The MSCI World IndexSM

The MSCI World IndexSM is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large- and mid-cap segments of certain developed markets. The MSCI World IndexSM currently consists of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. The MSCI World IndexSM covers approximately 85% of the free float-adjusted market capitalization in each country. The U.S. dollar price return version of the MSCI World IndexSM is reported by Bloomberg L.P. under the ticker symbol “MXWO.”

Constructing the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are constructed and maintained at an individual market level. MSCI undertakes an index construction process that, with respect to the MSCI Global Investable Market Indices, involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market and (iv) applying index continuity rules for the Standard Index (as defined below).

Defining the Equity Universe

(i)	Identifying Eligible Equity Securities: All listed equity securities, including REITs and certain income trusts listed in Canada, are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the United States and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange-traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities are eligible. Stapled securities are considered eligible if each of the underlying components exhibit characteristics of equity securities.

(ii)	Country Classification of Eligible Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI global index series, which will be classified as a developed market (“DM”), emerging market (“EM”) or frontier market. Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology. The global investable equity universe is the aggregation of all market investable equity universes.

(i)	Identifying Eligible Listings: A security may have a listing that trades in the country where it is classified (a “local listing”) and/or a listing that trades in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe as determined by MSCI.

(ii)	Applying Investability Screens: Some of the investability requirements are applied at the individual security level and some at the overall company level, represented by the aggregation of individual securities of the company. As such, the inclusion or exclusion of one security does not imply the automatic inclusion or exclusion of other securities of the same company.

The investability screens used to determine the investable equity universe in each market are as follows:

(a)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the equity universe sorted in descending order by full market capitalization.

(b)	Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(c)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity as measured by the annualized traded value ratio (“ATVR”) and the frequency of trading. In addition to the ATVR and frequency of trading requirements, securities in the MSCI China equity universe will not be eligible for inclusion in the market investable equity universe if the securities are suspended on the price cutoff date of the index review or have been suspended for 50 consecutive days or more in the past 12 months.

Only one listing per security may be included in the market investable equity universe. In instances when a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe: (i) local listing; (ii) foreign listing in the same geographical region and (iii) foreign listing in a different geographical region.

(d)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s foreign inclusion factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(e)	Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs and large primary/secondary offerings of non-index constituents are not subject to this requirement and may be included in a market investable equity universe and the Standard Index outside of a quarterly or semi-annual index review.

(f)	Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

(g)	Financial Reporting Requirement: This investability screen is applied at the company level. Companies classified as belonging to the United States must file a Form 10-K/10-Q to be eligible for inclusion in the United States investable equity universe.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices (each, a “Size Segment Index”), with the following free float-adjusted market capitalization market coverage target ranges:

(i)	Investable Market Index (Large + Mid + Small): 99%+1% or -0.5%

(ii)	Standard Index (Large + Mid): 85% ± 5%

(iii)	Large Cap Index: 70% ± 5%

(iv)	Mid Cap Index: The Mid Cap Index market coverage in each market is derived as the difference between the market coverage of the Standard Index and the Large Cap Index in that market.

(v)	Small Cap Index: The Small Cap Index market coverage in each market is derived as the difference between the free float-adjusted market capitalization coverage of the Investable Market Index and the Standard Index in that market.

Treatment of Securities that Exhibit Extreme Price Increase: Additional size segment investability requirements are set for the Investable Market and the Standard Indices. For instance, securities that exhibit extreme price increase will not be eligible for addition into the Standard Index but will continue to be considered as part of the market investable equity universe. Such securities will be re-evaluated for Standard Index inclusion at the subsequent index review using Standard Index inclusion criteria, including the applicable return-based thresholds for extreme price increase. MSCI will evaluate the 5-day to 60-day excess returns, in increments of 5 days, as of the price cutoff date of the index review, for additions to the Standard Indices. Excess return is calculated as the difference between the return of a security for the relevant period and the average return of Investable Market Index constituents belonging to the same country-sector where the security is classified (in terms of country of classification and GICS® classification at the sector level). For country-sectors that have five or fewer Investable Market Index constituents, the relevant country Investable Market Index return is used instead. IPOs that do not meet the minimum length of trading requirement but meet all other criteria for Standard Index inclusion are not subject to this requirement.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

If, after the application of the index construction methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization among the securities included in the market investable equity universe are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At subsequent index reviews, if, after the application of the index maintenance methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the remaining securities are selected for inclusion by ranking such securities by descending free float-adjusted market capitalization and multiplying the free float-adjusted market capitalization of such securities by a factor of 1.5.

Constructing and Calculating the Individual Global Investable Market Indices

After companies are allocated to their respective size segments and securities are reviewed for complying with the final size-segment requirements, the final list of constituents for each Size Segment Index is determined. The MSCI Investable Market Indices are composed of the MSCI Standard Indices and the MSCI Small Cap Indices. The MSCI Standard Indices are further subdivided into the MSCI Large Cap and the MSCI Mid Cap Indices. Two or more market indices can be combined to form composite indices. Market indices can be grouped either on the basis of market classification definition, geographical regions, economic regions or other criteria.

Maintenance of the MSCI Global Investable Market Indices

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves semi-annual index reviews in May and November of the Size Segment and Global Value and Growth Indices and quarterly index reviews in February and August of the Size Segment Indices. Semi-annual index reviews include updating the indices on the basis of a fully refreshed equity universe; taking buffer rules into consideration for migration of securities across size and style segments; and updating FIFs and number of shares (“NOS”). Quarterly index reviews include adding significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index; allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the semi-annual index reviews; and reflecting the impact of significant market events on FIFs and updating NOS.

In addition, ongoing event-related changes to the indices are made as the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Index Calculation

The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

Treatment of Investment Sanctions Related to U.S. Executive Order 13959

The U.S. Executive Order 13959 dated November 12, 2020 which prohibits transactions by U.S. persons in certain Chinese companies (the “Order”), along with clarification from the Office of Foreign Assets Control (“OFAC”), results in the deletion from/non-inclusion in the MSCI Global Investable Market Indices of relevant impacted securities.

On January 5, 8 and 26, 2021, MSCI deleted securities impacted by the Order from the MSCI Global Investable Market Indices. Following the amendment of the Order on June 3, 2021, OFAC has published the Non-SDN Chinese Military-Industrial Complex Companies List (the “NS-CMIC List”) and related security tickers. MSCI deleted the securities included in OFAC’s NS-CMIC List from the MSCI Global Investable Market Indices as of the close of July 26, 2021.

MSCI continues to monitor for updates the NS-CMIC List and related security tickers impacted by the Order. Furthermore, securities which are not included in the NS-CMIC List but belong to the same issuer as a security already included in the NS-CMIC List will also be considered impacted by the Order.

Securities impacted by the Order are considered to be ineligible for inclusion in the MSCI Global Investable Market Indices. Securities that are impacted by the Order that are assigned to a size segment will have an adjustment factor of 0 applied and hence will not be included in the relevant Size Segment Indices. Existing index constituents impacted by the Order will be deleted from the MSCI Global Investable Market Indices. At the time of their deletion from the MSCI Global Investable Market Indices, the securities will be retained in their existing size segment and will continue to be included in the market investable equity universe.

License Agreement

We have entered into a non-exclusive license agreement with MSCI whereby we, in exchange for a fee, are permitted to use the MSCI Indices in connection with certain securities, including the securities. We are not affiliated with MSCI; the only relationship between MSCI and us is any licensing of the use of MSCI’s indices and trademarks relating to them.

THE SECURITIES ARE NOT SPONSORED OR ENDORSED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE SECURITIES ARE NOT SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY BARCLAYS BANK PLC. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR TO BARCLAYS BANK PLC OR ANY OWNER OF THE SECURITIES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF BARCLAYS BANK PLC OR OWNERS OF THE SECURITIES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE SECURITIES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE SECURITIES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

NOTWITHSTANDING THE FOREGOING, CERTAIN AFFILIATES OF MSCI MAY ACT AS DEALERS IN CONNECTION WITH THE SALE OF THE SECURITIES AND, AS SUCH, MAY SELL OR PROMOTE THE SECURITIES OR MAY BE INVOLVED IN THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE,

NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, BARCLAYS BANK PLC’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the securities, nor any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the securities without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE NASDAQ-100 INDEX®

All information contained in this underlying supplement regarding the Nasdaq-100 Index®, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Nasdaq, Inc. (“Nasdaq”). The Nasdaq-100 Index® is calculated, maintained and published by Nasdaq. Nasdaq has no obligation to continue to publish, and may discontinue the publication of, the Nasdaq-100 Index®.

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest non-financial companies listed on The Nasdaq Stock Market. The Nasdaq-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 125.00, as adjusted. The Nasdaq-100 Index® is reported by Bloomberg L.P. under the ticker symbol “NDX.”

The index share weights of the component securities of the Nasdaq-100 Index® at any time are based upon the total shares outstanding (“TSO”) in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each security’s influence on the level of the Nasdaq-100 Index® is directly proportional to the value of its index share weight.

Calculation of the Nasdaq-100 Index®

At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current index share weights of each of the Nasdaq-100 Index® component securities, which are based on the TSO of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on The Nasdaq Stock Market (which may be the official closing price published by The Nasdaq Stock Market) and divided by a scaling factor (the “Divisor”), which becomes the basis for the reported Nasdaq-100 Index® value. The Divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for index reporting purposes.

Security Eligibility Criteria

Eligible security types generally include American depositary receipts, common stocks, ordinary shares and tracking stocks. Companies organized as real estate investment trusts (“REITs”) are not eligible for index inclusion. If the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the underlying security and the TSO is the actual depositary shares outstanding as reported by the depositary banks.

If an issuer has listed multiple security classes, all security classes are eligible, subject to meeting all other security eligibility criteria.

The issuer of the security’s primary U.S. listing must exclusively be listed on the Nasdaq Global Select Market or the Nasdaq Global Market. If the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a registered options market in the United States or be eligible for listed options trading on a registered options market in the United States.

The security must be classified as a non-financial company (any industry other than financials) according to the Industry Classification Benchmark.

There is no market capitalization eligibility criterion. Each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date).

The security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market), NYSE, NYSE American or Cboe BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added to the Nasdaq-100 Index® as the result of a spin-off event will be exempt from the seasoning requirement. There is no float eligibility criterion.

The issuer of the security generally may not currently be in bankruptcy proceedings.

The issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee.

Reconstitution and Rebalancing of the Nasdaq-100 Index®

Nasdaq selects constituents once annually in December. The security eligibility criteria are applied using market data as of the end of October and TSO as of the end of November. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The Nasdaq-100 Index® is rebalanced on a quarterly basis in March, June, September and December. The Nasdaq-100 Index® rebalance uses the TSO and last sale price of all Nasdaq-100 Index® securities as of the prior month-end (February, May, August and November respectively). Index rebalance changes are announced in early March, June, September and December and become effective after the close of trading on the third Friday in March, June, September and December. A special rebalance may be conducted at any time based on the weighting restrictions described in the index rebalance procedure if it is determined to be necessary to maintain the integrity of the Nasdaq-100 Index®.

Constituent Selection

A reconstitution is conducted on an annual basis, at which time all eligible issuers, ranked by market capitalization, are considered for index inclusion based on the following order of criteria.

1.	The top 75 ranked issuers will be selected for inclusion in the Nasdaq-100 Index®.

2.	Any other issuers that were already members of the Nasdaq-100 Index® as of the reconstitution reference date and are ranked within the top 100 are also selected for inclusion in the Nasdaq-100 Index®.

3.	In the event that fewer than 100 issuers pass the first two criteria, the remaining positions will first be filled, in rank order, by issuers currently in the Nasdaq-100 Index® ranked in positions 101-125 that were ranked in the top 100 at the previous reconstitution or replacement- or spin-off-issuers added since the previous reconstitution.

4.	In the event that fewer than 100 issuers pass the first three criteria, the remaining positions will be filled, in rank order, by any issuers ranked in the top 100 that were not already members of the Nasdaq-100 Index® as of the reference date.

Constituent Weighting

The Nasdaq-100 Index® is a modified market capitalization-weighted index.

Quarterly Weight Adjustment

The Nasdaq-100 Index®’s quarterly weight adjustment employs a two-stage weight adjustment scheme according to issuer- level constraints.

Nasdaq-100 Index® securities’ initial weights are determined using up to two calculations of market capitalization: TSO-derived market capitalization and index share-derived market capitalization. TSO-derived market capitalization is defined as a security’s last sale price times its TSO. Nasdaq-100 Index® share-derived market capitalization is defined as a security’s last sale price times its updated index shares as of the prior month end. Both TSO-derived and index share-derived market capitalizations can be used to calculate TSO-derived and index share-derived initial index weights by dividing each index security’s (TSO- or index share-derived) market capitalization by the aggregate (TSO- or index share-derived) market capitalization of all index securities.

When the rebalance coincides with the reconstitution, only TSO-derived initial weights are used. When the rebalance does not coincide with the reconstitution, index share-derived initial weights are used when doing so results in no weight adjustment; otherwise, TSO-derived weights are used in both stages of the weight adjustment procedure. Issuer weights are the aggregated weights of the issuers’ respective index securities.

Stage 1. If no initial issuer weight exceeds 24%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted so that no issuer weight may exceed 20% of the Nasdaq-100 Index®.

Stage 2. If the aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% does not exceed 48%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted so that the aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% is set to 40%.

Annual Weight Adjustment

The Nasdaq-100 Index®’s annual weight adjustment employs a two-stage weight adjustment scheme according to security-level constraints. Nasdaq-100 Index® securities’ initial weights are determined via the quarterly weight adjustment procedure.

Stage 1. If no initial security weight exceeds 15%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted so that no security weight may exceed 14% of the Nasdaq-100 Index®.

Stage 2. If the aggregate weight of the subset of index securities with the five largest market capitalizations is less than 40%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted so that (i) the aggregate weight of the subset of index securities with the five largest market capitalizations is set to 38.5% and (ii) no security with a market capitalization outside the largest five may have a final index weight exceeding the lesser of 4.4% or the final index weight of the index security ranked fifth by market capitalization.

Maintenance of the Nasdaq-100 Index®

Deletion Policy

If, at any time other than an index reconstitution, Nasdaq determines that an index security is ineligible for index inclusion, the index security is removed as soon as practicable.

This may include:

•	Listing on an ineligible index exchange.

•	Merger, acquisition or other major corporate event that would adversely impact the integrity of the Nasdaq-100 Index®.

•	If a company is organized as a REIT.

•	If an index security is classified as a financial company (financials industry) according to the ICB.

•	If the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month ends.

•	If a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member.

In the case of mergers and acquisitions, the effective date for the removal of an index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

If at the time of the removal of the index issuer or security there is not sufficient time to provide advance notification of the replacement issuer or security so that both the removal and replacement can be effective on the same day, the index issuer or security being removed will be retained and persisted in the index calculations at its last sale price until the effective date of the replacement issuer or security’s entry to the Nasdaq-100 Index®.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the Nasdaq-100 Index®. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, industry or adjusted market capitalization. Securities that are added as a result of a spin-off may be maintained in the Nasdaq-100 Index® until a later date and then removed, for example, if a spin-off security has liquidity characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the Nasdaq-100 Index®.

Replacement Policy

Securities may be added to the Nasdaq-100 Index® outside of the index reconstitution when there is a deletion. The index security (or all index securities under the same issuer, if appropriate) is replaced as soon as practicable if the issuer in its entirety is being deleted from the Nasdaq-100 Index®. The issuer with the largest market capitalization as of the prior month end which is not in the Nasdaq-100 Index® will replace the deleted issuer. Issuers that are added as a result of a spin-off are not replaced until after they have been included in a reconstitution.

For pending deletions set to occur soon after an index reconstitution and/or index rebalance effective date, Nasdaq may decide to remove the index security from the Nasdaq-100 Index® in conjunction with the index reconstitution and/or index rebalance effective date.

Corporate Actions

In the periods between scheduled index reconstitution and rebalancing events, individual index securities may be subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100 Index®.

At the quarterly rebalancing, no changes are made to the Nasdaq-100 Index® from the previous month end until the quarterly share change effective date, with the exception of corporate actions with an ex-date.

Governance of the Nasdaq-100 Index®

The Nasdaq Index Management Committee approves all new index methodologies. This committee is comprised of full-time professional members of Nasdaq. The committee meets regularly and reviews items including, but not limited to, pending corporate actions that may affect Nasdaq-100 Index® constituents, statistics comparing the composition of the Nasdaq-100 Index® to the market, companies that are being considered as candidates for addition to the Nasdaq-100 Index® and any significant market events.

License Agreement

For any specific issuance of securities, we will enter into a non-exclusive license agreement with Nasdaq whereby we, in exchange for a fee, will be permitted to use the Nasdaq-100 Index® in connection with such securities. We are not affiliated with Nasdaq; the only relationship between Nasdaq and us is any licensing of the use of Nasdaq’s indices and trademarks relating to them.

The securities are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representations or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to Barclays Bank PLC is in the licensing of Nasdaq®, Nasdaq-100® and Nasdaq-100 Index® trademarks or service marks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Barclays Bank PLC or the securities. Nasdaq has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing and calculating the Nasdaq-100 Index®. The corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities is to be converted into cash. The corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE

OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE NIKKEI 225 INDEX

All information contained in this underlying supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Nikkei Inc. The Nikkei 225 Index is calculated, maintained and published by Nikkei Inc. Nikkei Inc. has no obligation to continue to publish, and may discontinue the publication of, the Nikkei 225 Index.

The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of exchange-traded funds, real estate investment trusts, preferred stock or other preferred securities or tracking stocks, are excluded from the Nikkei 225 Index. The Nikkei 225 Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

All 225 Nikkei Underlying Stocks are stocks listed on the TSE Prime Market. Stocks listed on the TSE Prime Market are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

Rules of the Periodic Review

Nikkei Underlying Stocks are reviewed annually (the “periodic review”) in accordance with the following rules with a base date at the end of July, and results of the review are applied on the first trading day in October. Results of the review become effective on the first trading day of October, and the maximum number of Nikkei Underlying Stocks that can be affected is three, excluding any Nikkei Underlying Stock affected by corporate reorganization near the time of periodic review. Stocks selected by the procedures outlined below are presented as candidates to a committee composed of academics and market professionals for comment; based on comments from the committee, Nikkei Inc. determines and announces any changes to the Nikkei Underlying Stocks.

High Liquidity Group

The top 450 most liquid stocks are chosen from the TSE Prime Market. For purposes of this selection, liquidity is measured by (i) trading volume in the preceding 5-year period and (ii) the magnitude of price fluctuation by volume in the preceding 5-year period. These 450 stocks constitute the “High Liquidity Group” for the review. Those Nikkei Underlying Stocks that are not in the High Liquidity Group are removed. Those stocks that are not currently Nikkei Underlying Stocks but that are in the top 75 of the High Liquidity Group are added.

Sector Balance

The High Liquidity Group is then categorized into the following six sectors: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others, and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles & Auto Parts, Precision Instruments and Telecommunications;

•	Financials — Banks, Other Financial Services, Securities and Insurance;

•	Consumer Goods — Fishery, Food, Retail and Services;

•	Materials — Mining, Textiles & Apparel, Paper & Pulp, Chemicals, Petroleum, Rubber, Ceramics, Steel, Nonferrous Metals and Trading Companies;

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Other Manufacturing and Real Estate; and

•	Transportation/Utilities — Railway & Transport, Marine Transport, Air Transport, Warehousing, Electric Power and Gas.

The “appropriate number” of constituents for each sector is defined to be half the number of stocks in that sector. After the liquidity-based adjustments, discussed above, a rebalancing is conducted if any of the sectors are over- or under-represented. The degree of representation is evaluated by comparing the actual number of constituents in the sector against the appropriate number for that sector.

For over-represented sectors, current constituents in the sector are deleted in the order of liquidity (lowest liquidity first) to correct the overage. For under-represented sectors, non-constituent stocks are added from the High Liquidity Group in the order of liquidity (highest liquidity first) to correct the shortage.

Extraordinary Replacement Rules

Nikkei Underlying Stocks that meet the following criteria will be deleted from the Nikkei 225 Index: designation as “securities to be delisted” or “securities on alert,” delisting due to corporate restructuring such as merger, share exchange or share transfer, or transfer to a market other than the TSE Prime Market.

A constituent designated as a “security under supervision” remains a constituent at the time of designation. However, Nikkei Inc. may replace such constituent with a pre-announcement when it is highly inappropriate to keep the stock as a constituent (e.g. the probability of delisting is extremely high).

When a Nikkei Underlying Stock is deleted from the Nikkei 225 Index as outlined in the preceding paragraph, a new Nikkei Underlying Stock will be selected and added, in principle, from the same sector of the High Liquidity Group in order of liquidity. Notwithstanding the foregoing, the following rules may apply depending on the timing and circumstances of the deletion: (i) when such deletion is scheduled close to the time of the periodic review, additional stocks may be selected as part of the periodic review process and (ii) when multiple deletions are scheduled in a season other than the periodic review, additions may be selected using the liquidity and sector balancing rules outlined above.

Procedures to Implement Constituent Changes

As a general rule, for both the periodic review and the extraordinary replacement rules, additions and deletions are made effective on the same day in order to keep the number of Nikkei Underlying Stocks 225. However, under the circumstances outlined below, when an addition cannot be made on the same day as a deletion, the Nikkei 225 Index may be calculated with fewer than 225 Nikkei Underlying Stocks. In this case, the divisor is adjusted to ensure continuity.

A Nikkei Underlying Stock may be delisted when it establishes a parent company through a share transfer or becomes a subsidiary of an unlisted company through a share exchange. If a new parent company is deemed to be succeeding the business of the delisted company, such new parent company may become a Nikkei Underlying Stock if it becomes listed. In such case, during the period between the delisting of the original company and the listing of the new succeeding company, the Nikkei 225 Index may be calculated with fewer than 225 Nikkei Underlying Stocks.

Calculation of the Nikkei 225 Index

The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding price adjustment factor for such Nikkei Underlying Stock (a “PAF”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor. The divisor is subject to periodic adjustments as set forth below. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated every 5 seconds.

The PAF of a Nikkei Underlying Stock will equal 1 if the per share price of such Nikkei Underlying Stock does not exceed 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks. If the per share price of a Nikkei Underlying Stock exceeds 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks, the PAF for such Nikkei Underlying Stock will be calculated in intervals of 0.1 (rounded down) and will equal the highest possible value that, when multiplied by the per share price of such Nikkei Underlying Stock, does not exceed 1% of the sum of the adjusted per share prices for all Nikkei Underlying Stocks. PAFs are evaluated annually on the base date at the end of July.

In order to maintain continuity of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable PAF and divided by the new divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

License Agreement

For any specific issuance of securities, we will enter into a non-exclusive license agreement with Nikkei Inc., whereby we, in exchange for a fee, will be permitted to use the Nikkei 225 Index in connection with such securities. We are not affiliated with Nikkei Inc.; the only relationship between Nikkei Inc. and us is any licensing of the use of Nikkei Inc.’s indices and trademarks relating to them.

The copyright relating to the Nikkei 225 Index and intellectual property rights as to the indications for “Nikkei,” “Nikkei Stock Average” and “Nikkei 225” and any other rights shall belong to Nikkei Inc. Nikkei Inc. will be entitled to change the details of the Nikkei 225 Index and to suspend the announcement thereof. All the businesses and implementation relating to our license agreement with Nikkei Inc. will be conducted exclusively at our risk, and Nikkei Inc. assumes no obligation or responsibility therefor.

The securities are not sponsored, endorsed, sold, or promoted by Nikkei Inc., and Nikkei Inc. makes no representation whatsoever, whether express or implied, either as to the results to be obtained from the use of the Nikkei 225 Index and/or the levels at which the Nikkei 225 Index stands at any particular time on any particular date or otherwise. Nikkei Inc. will not be liable (whether in negligence or otherwise) to any person for any error in the Nikkei 225 Index, and Nikkei Inc. is under no obligation to advise any person of any error therein. Nikkei Inc. is making no representation whatsoever, whether express or implied, as to the advisability of purchasing or assuming any risk in connection with the securities.

THE RUSSELL INDICES

All information contained in this underlying supplement regarding the Russell 1000® Index, the Russell 2000® Index and the Russell 3000® Index (each, a “Russell Index” and collectively, the “Russell Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell, which is wholly owned by the London Stock Exchange Group. The Russell Indices are calculated, maintained and published by FTSE Russell. FTSE Russell has no obligation to continue to publish, and may discontinue the publication of, any of the Russell Indices.

The Russell 1000® Index

The Russell 1000® Index measures the capitalization-weighted price performance of 1,000 U.S. large-capitalization stocks listed on eligible U.S. exchanges. The companies included in the Russell 1000® Index are the 1,000 largest companies that form the Russell 3000E™ Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. The Russell 1000® Index represents approximately 93% of the United States equity market. The Russell 1000® Index is reported by Bloomberg L.P. under the ticker symbol “RIY.”

The Russell 2000® Index

The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000E™ Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

The Russell 3000® Index

The Russell 3000® Index measures the capitalization-weighted price performance of 3,000 U.S. large-capitalization stocks listed on eligible U.S. exchanges and is designed to represent the broad U.S. equity market. The companies included in the Russell 3000® Index are the 3,000 largest U.S. companies that form the Russell 3000E™ Index, which is composed of the 4,000 largest U.S. companies as determined by total market capitalization and represents approximately 99% of the U.S. equity market. The Russell 3000® Index consists of the 3,000 companies included in the Russell 1000® Index and the Russell 2000® Index, which are subsets of the Russell 3000E™ Index, and represents approximately 97% of the U.S. equity market. The Russell 3000E™ Index is not the same as the Russell 3000® Index, which is a subset of the Russell 3000E™ Index. The Russell 3000® Index is reported by Bloomberg L.P. under the ticker symbol “RAY.”

Selection of Stocks Underlying the Russell Indices

The Russell Indices are sub-indices of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index and, consequently, a Russell Index, a company must meet the following criteria as of the rank day in May (except that initial public offerings (“IPOs”) are considered for inclusion on a quarterly basis):

•	U.S. Equity Market. The company must be determined to be part of the U.S. equity market, meaning that its home country is the United States. If a company incorporates in, has a stated headquarters location in, and also trades in the same country (ADRs and ADSs are not eligible), the company is assigned to its country of incorporation.

If any of the three criteria do not match, FTSE Russell then defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters and country of the most liquid exchange as defined by two-year average daily dollar trading volume from all exchanges within a country. After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. FTSE Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches any of the HCIs, then the company is assigned to its primary asset location.

If there is not enough information to determine a company’s primary location of assets, FTSE Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. FTSE Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover.

If conclusive country details cannot be derived from assets or revenue, FTSE Russell assigns the company to the country in which its headquarters are located unless the country is a Benefit Driven Incorporation (“BDI”) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands.

•	U.S. Eligible Exchange. The following exchanges and markets are deemed to be eligible U.S. exchanges: the Chicago Board Options Exchange, the New York Stock Exchange, NYSE American, The Nasdaq Stock Market and NYSE Arca. Stocks that are not traded on an eligible U.S. exchange (Bulletin Board, Pink Sheet and over-the-counter securities, including securities for which prices are displayed on the FINRA Alternative Display Facility) are not eligible for inclusion.

•	Minimum Closing Price. A stock must have a close price at or above $1.00 (on its primary exchange), subject to exceptions to reduce turnover.

•	Minimum Total Market Capitalization. Companies with a total market capitalization less than $30 million are not eligible for inclusion.

•	Minimum Free Float. Companies with 5.5% or less of their shares available in the marketplace are not eligible for inclusion.

•	Company Structure. Companies structured in the following ways are not eligible for inclusion: royalty trusts, U.S. limited liability companies, closed-end investment companies, business development companies (and other companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC), blank-check companies, special-purpose acquisition companies, limited partnerships, exchange-traded funds and mutual funds.

•	UBTI. Real estate investment trusts and publicly traded partnerships that generate or have historically generated unrelated business taxable income (“UBTI”) and have not taken steps to block UBTI to equity holders are not eligible for inclusion. Information used to confirm UBTI impact includes the following publicly available sources: 10-K, SEC Form S-3, K-1, company annual report, dividend notices or company website.

•	Security Types. The following types of securities are not eligible for inclusion: preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, installment receipts and trust receipts.

•	Minimum Voting Rights. As of August 2017, more than 5% of a company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) must be in the hands of unrestricted shareholders. Existing constituents have a 5 year grandfathering period to comply or they will be removed from each applicable Russell Index at the June 2023 reconstitution. Shares referenced as “non-voting” or providing legally minimum rights only will be viewed as having no voting power as it relates to the minimum voting rights review.

•	Multiple Share Classes. If an eligible company trades under multiple share classes, each share class is reviewed independently for eligibility for inclusion. Share classes in addition to the primary share class must meet the following minimum size, liquidity and float requirements to be eligible: (i) total market cap must be larger than $30 million; (ii) average daily dollar trading value must exceed that of the global median; and (iii) more than 5% of shares must be available in the marketplace.

Securities of eligible companies are included in Russell Indices based on total market capitalization. Total market capitalization is determined by multiplying total outstanding shares by the market price (generally, the last price traded on the primary exchange of the share class with the highest two-year trading volume, subject to exceptions) as of the rank day in May (except that IPOs are considered for inclusion on a quarterly basis). Common stock, non-restricted exchangeable shares and partnership units/membership interests (but not operating partnership units of umbrella partnership real estate investment trusts) are used to calculate a company’s total market capitalization. If multiple share classes of common stock exist, they are combined to determine total shares outstanding; however, in cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. For merger and spin-off transactions that are effective between rank day in May and the business day immediately before the index lock-down takes effect ahead of the annual reconstitution in June, the market capitalizations of the impacted securities are recalculated and membership is re-evaluated as of the effective date of the corporate action.

The 4,000 securities with the greater total market capitalization become members of the Russell 3000E™ Index. All remaining Russell Indices are a subset of the Russell 3000E™ Index. Market capitalization breakpoints for the Russell Indices are determined by the breaks between the rankings of companies (based on descending total market capitalization). Market capitalization breakpoints for the Russell 3000® Index are determined by the break between the companies ranked #1 through #3,000. Market capitalization breakpoints for the Russell 1000® Index are determined by the break between the companies ranked #1 through #1,000. Market capitalization breakpoints for the Russell 2000® Index are determined by the break between the companies ranked #1,001 through #3,000. New members are assigned on the basis of the breakpoints, and existing members are reviewed to determine if they fall within a cumulative 5% market cap range around these new market capitalization breakpoints. If an existing member’s market cap falls within this cumulative 5% of the market capitalization breakpoint, it will remain in its current Russell Index rather than be moved to a different Russell Index.

After membership is determined, a security’s shares are adjusted to include only those shares available to the public (“free float”). The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks in the Russell Indices are weighted by their available (also called float-adjusted) market capitalization. The following types of shares are removed from total market capitalization to arrive at free float or available market capitalization, based on information recorded in SEC corporate filings: officers’ and directors’ holdings, private holdings exceeding 10% of shares outstanding, institutional holdings exceeding 30% of shares outstanding, shares held by publicly listed companies, shares held by an Employee Stock Ownership Plan or a Leveraged Employee Stock Ownership Plan; shares locked up during an IPO; direct government holdings; and indirect government holdings exceeding 10% of shares outstanding.

Reconstitution occurs on the fourth Friday in June. A full calendar for reconstitution is published each spring, with such reconstitution schedule governed by FTSE Russell guidelines.

Corporate Actions and Events Affecting the Russell Indices

FTSE Russell applies corporate actions to the Russell Indices on a daily basis. FTSE Russell applies the following methodology guidelines, among others, when adjusting the applicable Russell Index in response to corporate actions:

•	“No Replacement” Rule. Securities that leave the relevant Russell Index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the relevant Russell Index over a year will fluctuate according to corporate activity.

•	Statement of Principles and Adjustments for Specific Corporate Events. FTSE Russell has stated as general principles that the treatment of corporate events (a) should reflect how such events are likely to be dealt with in investment portfolios to maintain the portfolio structure in line with the target set out in the index objective and index methodology and (b) should normally be designed to minimize the trading activity required by investors to match the index performance. No assurance can be provided that corporate actions and events will be treated by FTSE Russell in a manner consistent with its statement of general principles.

In addition, FTSE Russell has established guidance for the treatment of corporate actions and events, including, but not limited to, dividends, capital repayments, companies converting to a REIT structure, share buybacks, rights issues, mergers, acquisitions, tender offers, split-offs, spin-offs, bankruptcies, insolvencies, liquidations and trading suspensions. However, because of the complexities involved in some cases, those guidelines are not definitive rules that will determine FTSE Russell’s actions in all circumstances. FTSE Russell reserves the right to determine the most appropriate method of implementation for any corporate event which is not covered by those guidelines or which is of a complex nature.

•	Changes to Shares Outstanding and Free Float. Each Russell Index will be reviewed quarterly for updates to shares outstanding and to free floats used within the calculation of each Russell Index. In March, September and December, shares outstanding and free float will be updated to reflect cumulative share changes greater than 1%, cumulative free float changes greater than 1% for constituents with a free float greater than 5% but less than or equal to 15% and cumulative free float changes greater than 3% for constituents with a free float greater than 15%. In June, the shares and free float updates will be implemented regardless of size. Shares and free float updates can be triggered in some cases by certain events, such as some primary or secondary offerings.

License Agreement

Barclays Bank PLC has entered into a non-exclusive license agreement with FTSE Russell whereby we, in exchange for a fee, are permitted to use the Russell Indices and their related trademarks in connection with certain securities, including the securities. We are not affiliated with FTSE Russell; the only relationship between FTSE Russell and us is any licensing of the use of FTSE Russell’s indices and trademarks relating to them.

“Russell 1000® Index,” “Russell 2000® Index,” “Russell 3000® Index” and “Russell 3000E™ Index” are trademarks of FTSE Russell and have been licensed for use by Barclays Bank PLC. The securities are not sponsored, endorsed, sold, or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

The securities are not sponsored, endorsed, sold, or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell Indices to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell Indices in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which any Russell Index is based. FTSE Russell’s only relationship to Barclays Bank PLC and its affiliates is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell Indices which are each determined, composed and calculated by FTSE Russell without regard to Barclays Bank PLC and its affiliates or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty, express or implied, as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change any Russell Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE RUSSELL STYLE INDICES

All information contained in this underlying supplement regarding the Russell 1000® Growth Index, the Russell 2000® Growth Index and the Russell 3000® Growth Index (each, a “Russell Growth Index” and collectively, the “Russell Growth Indices”) and the Russell 1000® Value Index, the Russell 2000® Value Index and the Russell 3000® Value Index (each, a “Russell Value Index” and collectively, the “Russell Value Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell, which is wholly owned by the London Stock Exchange Group. The Russell Growth Indices and the Russell Value Indices (each, a “Russell Style Index” and collectively, the “Russell Style Indices”) are calculated, maintained and published by FTSE Russell. FTSE Russell has no obligation to continue to publish, and may discontinue the publication of, any of the Russell Style Indices.

The constituents included in each Russell Style Index are members of the Russell 1000® Index, the Russell 2000® Index or the Russell 3000® Index (each, a “Russell Index” and collectively, the “Russell Indices”), as applicable. For additional information about the Russell Indices, please see “Indices—The Russell Indices” in this underlying supplement.

The Russell 1000® Growth Index

The Russell 1000® Growth Index measures the capitalization-weighted price performance of the stocks included in the Russell 1000® Index that are determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth. The Russell 1000® Index measures the capitalization-weighted price performance of 1,000 large-capitalization stocks (with respect to the Russell 1000® Index, the “Component Stocks”) and is designed to track the performance of the large-capitalization segment of the U.S. equity market. The Russell 1000® Growth Index is reported by Bloomberg L.P. under the ticker symbol “RLG.”

The Russell 1000® Value Index

The Russell 1000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 1000® Index that are determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth. The Russell 1000® Index measures the capitalization-weighted price performance of 1,000 large-capitalization stocks (with respect to the Russell 1000® Index, the “Component Stocks”) and is designed to track the performance of the large-capitalization segment of the U.S. equity market. The Russell 1000® Value Index is reported by Bloomberg L.P. under the ticker symbol “RLV.”

The Russell 2000® Growth Index

The Russell 2000® Growth Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth. The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 small-capitalization stocks (with respect to the Russell 2000® Index, the “Component Stocks”) and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The Russell 2000® Growth Index is reported by Bloomberg L.P. under the ticker symbol “RUO.”

The Russell 2000® Value Index

The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth. The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 small-capitalization stocks (with respect to the Russell 2000® Index, the “Component Stocks”) and is designed to track the performance of the small-capitalization segment of the U.S. equity market. The Russell 2000® Value Index is reported by Bloomberg L.P. under the ticker symbol “RUJ.”

The Russell 3000® Growth Index

The Russell 3000® Growth Index measures the capitalization-weighted price performance of the stocks included in the Russell 3000® Index that are determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth. The Russell 3000® Index measures the capitalization-weighted price performance of 3,000 large-capitalization stocks (with respect to the Russell 3000® Index, the “Component Stocks”) and is designed to represent the broad U.S. equity market. The Russell 3000® Growth Index is reported by Bloomberg L.P. under the ticker symbol “RAG.”

The Russell 3000® Value Index

The Russell 3000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 3000® Index that are determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth. The Russell 3000® Index measures the capitalization-weighted price performance of 3,000 large-capitalization stocks (with respect to the Russell 3000® Index, the “Component Stocks”) and is designed to represent the broad U.S. equity market. The Russell 3000® Value Index is reported by Bloomberg L.P. under the ticker symbol “RAV.”

Determining Style

FTSE Russell uses a “non-linear probability” method to assign stocks to a Russell Value Index, an index that measures the capitalization-weighted price performance of the relevant Component Stocks determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth, and a Russell Growth Index, an index that measures the capitalization-weighted price performance of the relevant Component Stocks determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth.

FTSE Russell uses three variables in the determination of value and growth. For value, book-to-price (B/P) ratio is used, while for growth, two variables — I/B/E/S forecast medium-term growth (2-year) and sales per share historical growth (5-year) — are used. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year).

First, the relevant Component Stocks are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are then converted to standardized units, where the value variable represents 50% of the score and the two growth variables represent the remaining 50%. Next, these units are combined to produce a composite value score (“CVS”).

The relevant Component Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, a stock with a lower CVS is considered growth, a stock with a higher CVS is considered value and a stock with a CVS in the middle range is considered to have both growth and value characteristics, and is weighted proportionately in the relevant Russell Growth Index and the corresponding Russell Value Index. Stocks are always fully represented by the combination of their growth and value weights (e.g., a stock that is given a 20% weight in a Russell Value Index will have an 80% weight in the corresponding Russell Growth Index). Style index assignment for non-pricing vehicle share classes will be based on that of the pricing vehicle and assigned consistently across all additional share classes.

Stock A, in the figure below, is a security with 20% of its available shares assigned to a Russell Value Index and the remaining 80% assigned to the corresponding Russell Growth Index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in a Russell Growth Index and the corresponding Russell Value Index will always equal its market capitalization in the relevant Russell Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each of the relevant Russell Growth Index and the corresponding Russell Value Index. Stocks below the first quartile are 100% in the Russell Growth Index. Stocks above the third quartile are 100% in the relevant Russell Value Index. Stocks falling between the first and third quartile breaks are included in both the relevant Russell Growth Index and the corresponding Russell Value Index to varying degrees, depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the relevant Russell Value Index or the corresponding Russell Growth Index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one Russell Style Index, its weight is increased to 100% in that Russell Style Index.

In an effort to mitigate unnecessary turnover, FTSE Russell implements a banding methodology at the CVS level of the growth and value style algorithm. If a company’s CVS change from the previous year is less than or equal to +/- 0.10 and if the company remains in the relevant Russell Index, then the CVS remains unchanged during the next reconstitution process. Keeping the CVS static for these companies does not mean the probability (growth/value) will remain unchanged in all cases due to the relation of a CVS score to the overall Russell Style Index. However, this banding methodology is intended to reduce turnover caused by smaller, less meaningful movements while continuing to allow the larger, more meaningful changes to occur, signaling a true change in a company’s relation to the market.

In calculating growth and value weights, stocks with missing or negative values for B/P, or missing values for I/B/E/S growth (negative I/B/E/S growth is valid), or missing sales per share historical growth (6 years of quarterly numbers are required), are allocated by using the mean value score of the Industry Classification Benchmark subsector, sector, supersector or industry group of the relevant Russell Index into which the company falls. Each missing (or negative B/P) variable is substituted with the subsector, sector, supersector or industry group independently. An industry must have five members or the substitution reverts to the subsector and so forth to the sector. In addition, a weighted value score is calculated for securities with low analyst coverage for I/B/E/S medium-term growth. For securities with coverage by a single analyst, 2/3 of the subsector, sector, supersector or industry group value score is weighted with 1/3 the security’s independent value score. For those securities with coverage by two analysts, 2/3 of the independent security’s value score is used and only 1/3 of the subsector, sector, supersector or industry group is weighted. For those securities with at least three analysts contributing to the I/B/E/S medium-term growth, 100% of the independent security’s value score is used.

License Agreement

Barclays Bank PLC has entered into a non-exclusive license agreement with FTSE Russell whereby we, in exchange for a fee, are permitted to use the Russell Style Indices and their related trademarks in connection with certain securities, including the securities. We are not affiliated with FTSE Russell; the only relationship between FTSE Russell and us is any licensing of the use of FTSE Russell’s indices and trademarks relating to them.

“Russell 1000®,” “Russell 2000®” and “Russell 3000®” are trademarks of FTSE Russell and have been licensed for use by Barclays Bank PLC. The securities are not sponsored, endorsed, sold, or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

The securities are not sponsored, endorsed, sold, or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell Style Indices to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell Style Indices in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which any Russell Style Index is based. FTSE Russell’s only relationship to Barclays Bank PLC and its affiliates is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell Style Indices which are each determined, composed and calculated by FTSE Russell without regard to Barclays Bank PLC and its affiliates or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty, express or implied, as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change any Russell Style Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL STYLE INDICES OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL STYLE INDICES OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL STYLE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE S&P/ASX 200 INDEX

All information contained in this underlying supplement regarding the S&P/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The S&P/ASX 200 Index is calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, the S&P/ASX 200 Index. The S&P/ASX 200 Index is reported by Bloomberg L.P. under the ticker symbol “AS51.”

Composition of the S&P/ASX 200 Index

The S&P/ASX 200 Index is designed to be the primary gauge for the Australian equity market, and it is recognized as an investable benchmark in Australia. The S&P/ASX 200 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange (the “ASX”) by float-adjusted market capitalization.

The S&P/ASX 200 Index weights companies according to the Global Industry Classification Standard, which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios. It also enables meaningful comparisons of sectors and industries across regions.

Eligibility Criteria

The index companies are drawn from the universe of ordinary and preferred equity stocks listed on ASX. The criteria for index additions include, but are not limited to:

•	Listing. Only securities listed on the ASX are considered for inclusion in the S&P/ASX 200 Index;

•	Eligible Securities. Common and equity preferred stocks (which are not of a fixed income nature) are eligible for inclusion in the S&P/ASX 200 Index. Hybrid stocks, such as convertible stock, bonds, warrants and preferred stock that provide a guaranteed fixed return, are not eligible. Listed investment companies that invest in a portfolio of securities are not eligible. Companies that are currently the target of an acquisition are ineligible.

•	Market Capitalization. The market capitalization criterion for stock inclusion is based upon the daily average market capitalization of a security over the last six months. The ASX stock price history (last six months, adjusted for price-adjusting corporate actions), latest available shares on issue and the investable weight factor (“IWF”) are the relevant variables for the calculation. The IWF is a variable that is primarily used to determine the available float of a security for ASX-listed securities; and

•	Liquidity. Only securities that are regularly traded are eligible for inclusion in the S&P/ASX 200 Index. A stock’s liquidity is measured relative to its peers. Relative Liquidity is calculated as follows:

Where:

•	Stock Median Liquidity is the median daily value traded on the ASX for each stock divided by the average float/index weight-adjusted market capitalization for the previous six months; and

•	Market Liquidity is determined using the market capitalization-weighted average of the stock median liquidities of the 500 companies in the All Ordinaries index, an index that includes nearly all ordinary shares listed on the ASX.

Stocks must have a minimum Relative Liquidity of 50% to be included in the S&P/ASX 200 Index.

Rebalancing. Rebalancing of the S&P/ASX 200 Index occurs on a regular basis. Shares and IWFs updates are also applied regularly. The reference date used for the six months’ worth of trading data is the second to last Friday of the month prior to the rebalancing.

Frequency. The S&P/ASX 200 Index constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity. Quarterly rebalancing changes take effect after the market close on the third Friday of March, June, September and December.

Buffers. In order to limit the level of index turnover, eligible non-constituent securities will generally only be considered for index inclusion once a current constituent stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy a buffer requirement in terms of the rank of the stock relative to the S&P/ASX 200 Index. The following buffer aims to limit the level of index turnover that may take place at each quarterly rebalancing, maximizing the efficiency and limiting the cost associated with holding the index portfolio.

Addition	Rank Buffer for Deletion
179th or higher	221st or lower

This float-adjusted market capitalization rank buffer serves as the guideline used by the index committee to arrive at any potential constituent changes to the S&P/ASX 200 Index. However, the index committee has complete discretion to bypass these rules when circumstances warrant.

Intra-Rebalancing Additions/Deletions. Between rebalancing dates, an addition to the S&P/ASX 200 Index is generally made only if a vacancy is created by an index deletion. Index additions are made according to market size and liquidity. The reference date used to determine the index replacement is determined on a case by case basis and taken closer to the time of the event that triggered the vacancy. Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies. The decision to remove a stock from the S&P/ASX 200 Index will be made once there is sufficient evidence that the transaction will be completed. Stocks that are removed due to mergers & acquisitions activity are removed from the S&P/ASX 200 Index at the cash offer price for cash-only offers. Otherwise the best available price in the market is used.

Initial Public Offerings (IPOs). An initial public offering is added to the S&P/ASX 200 Index only when an appropriate vacancy occurs or due to a rebalance and is subject to proven liquidity for at least eight weeks. An exception may be made for extraordinary large offerings where sizeable trading volumes justify inclusion. Available price and value traded data as of the reference date is used to determine eligibility for IPOs.

Share Updates. The share count for all S&P/ASX 200 Index constituents are reviewed quarterly and are rounded to the nearest thousand (‘000).

Share updates for foreign-domiciled securities will take place at each quarterly rebalancing. The update to the number of shares outstanding will take place only when the three-month average of CHESS Depositary Interests (“CDIs”) or the total securities held in the Australian branch of issuer sponsored register (where supplied) and in CHESS, on the rebalancing reference date, differs from the current number of shares used by 5% or more.

Where CDI information is not supplied to the ASX by the company or the company’s share register, estimates for Australian equity capital will be drawn from CHESS data and, ultimately, registry-sourced data.

Calculation of the S&P/ASX 200 Index

The S&P/ASX 200 Index is calculated using a base-weighted aggregate methodology so that the level of the S&P/ASX 200 Index reflects the total market value of all the component stocks relative to a particular base period. The total market value of a company is determined by multiplying the price of its stock by the number of shares available after float (IWF) adjustment. An indexed number is used to represent the result of this calculation in order to make the value easier to work with and track over time.

IWFs. A stock’s weight in the S&P/ASX 200 Index is determined by the float-adjusted market capitalization of the stock. The number of shares outstanding is reduced to exclude closely held shares from the calculation of the S&P/ASX 200 Index because such shares are not available to investors. The S&P/ASX 200 Index calculates an

IWF, which is the percentage of total shares outstanding that are included in the calculation of the S&P/ASX 200 Index. All constituents in the S&P/ASX 200 Index are assigned an IWF. A company must have a minimum IWF of 0.3 to be eligible for index inclusion, however an IWF at or above that level is not necessary for ongoing index membership. The IWF for foreign-domiciled securities in the S&P/ASX 200 Index is typically set to 1. IWFs are reviewed annually as part of the September quarterly rebalancing. In addition to the annual IWF review, certain events may warrant an intra-quarter or quarterly IWF update.

On any given day, the S&P/ASX 200 Index value is the quotient of the total available market capitalization of its constituents and its divisor. The key to index maintenance is the adjustment of the divisor. The purpose of the index divisor is to maintain the continuity of an index level following the implementation of corporate actions, index rebalancing events or other non-market driven actions. Index maintenance – reflecting changes in shares outstanding, corporate actions, addition or deletion of stocks to the S&P/ASX 200 Index – should not change the level of the S&P/ASX 200 Index. Any change to the stocks in the S&P/ASX 200 Index that alters the total market value of the S&P/ASX 200 Index while holding stock prices constant will require a divisor adjustment.

Index Governance

The S&P/ASX 200 Index is maintained by the S&P/ASX index committee. S&P Dow Jones chairs the index committee, which is comprised of five voting members representing both S&P Dow Jones and the ASX.

The S&P/ASX index committee meets regularly to review market developments and convenes as needed to address major corporate actions. At each meeting, the index committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the S&P/ASX 200 Index to the market, companies that are being considered as candidates for addition to the S&P/ASX 200 Index and any significant market events. In addition, the index committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The index committee of the S&P/ASX 200 Index reserves the right to make exceptions when applying the methodology if the need arises. At least once within any twelve-month period, they review the methodology to ensure that the S&P/ASX 200 Index continues to achieve the stated objectives and that the data and methodology remain effective.

License Agreement

The S&P/ASX 200 Index is a product of S&P Dow Jones. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”). ASX is a registered trademark of ASX Operations Pty Limited (“ASX”). These trademarks have been licensed to S&P Dow Jones and its affiliates, and sublicensed to Barclays Bank PLC for certain purposes.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, SPFS, ASX, or any of their respective affiliates (collectively, “S&P and ASX”). S&P and ASX do not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P/ASX 200 Index to track general market performance. S&P Dow Jones Indices’ and ASX’s only relationship to Barclays Bank PLC with respect to the S&P/ASX 200 Index is the licensing of the S&P/ASX 200 Index and certain trademarks, service marks and/or trade names of S&P and ASX and/or their licensors. The S&P/ASX 200 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Barclays Bank PLC or the securities. S&P Dow Jones Indices has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the S&P/ASX 200 Index. S&P and ASX are not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash, surrendered or redeemed, as the case may be. S&P and ASX have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P/ASX 200 Index will accurately track the performance of the index or provide positive investment returns. S&P Dow Jones Indices is not an investment advisor. Inclusion of a security within the S&P/ASX 200 Index is not a recommendation by S&P Dow Jones Indices or ASX to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P AND ASX DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO. S&P AND ASX SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P AND ASX MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY Barclays Bank PLC, OWNERS OF THE securities, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 Index OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES OR ASX BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND Barclays Bank PLC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The S&P® Select Industry Indices

All information contained in this underlying supplement regarding the S&P® Banks Select Industry Index, the S&P® Biotechnology Select Industry Index, the S&P® Metals & Mining Select Industry Index, the S&P® Oil & Gas Exploration & Production Select Industry Index, the S&P® Regional Banks Select Industry Index and the S&P® Retail Select Industry Index (each, a “Select Industry Index” and collectively, the “Select Industry Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Select Industry Indices are calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, any of the Select Industry Indices.

The Select Industry Indices are modified equal-weighted indices that are designed to measure the performance of stocks comprising specific Global Industry Classification Standard (“GICS®”) sub-industries or groups of sub-industries in the S&P Total Market Index. Membership is based on a company’s GICS® classification, as well as liquidity and market capitalization requirements.

The S&P Total Market Index

The S&P Total Market Index (the “S&P TM Index”) offers broad market exposure to companies of all market capitalizations, including all eligible U.S. common equities with a primary listing on the New York Stock Exchange, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Only U.S. companies are eligible for inclusion in the S&P TM Index.

The S&P® Banks Select Industry Index

The S&P® Banks Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: asset management and custody banks (must also meet the North American Industry Classification of depository credit intermediation); diversified banks; regional banks; other diversified financial services; and thrifts and mortgage finance. The S&P® Banks Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIBK.”

The S&P® Biotechnology Select Industry Index

The S&P® Biotechnology Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the GICS® biotechnology sub-industry of the S&P TM Index. The S&P® Biotechnology Select Industry Index may also include companies in the life sciences tools and services supplementary sub-industry. The S&P® Biotechnology Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIBI.”

The S&P® Metals & Mining Select Industry Index

The S&P® Metals & Mining Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: aluminum; coal and consumable fuels; copper; diversified metals and mining; gold; precious metals and minerals; silver; and steel. The S&P® Metals & Mining Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIMM.”

The S&P® Oil & Gas Exploration & Production Select Industry Index

The S&P® Oil & Gas Exploration & Production Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: integrated oil and gas; oil and gas exploration and production; and oil and gas refining and marketing. The S&P® Oil & Gas Exploration & Production Select Industry Index is reported by Bloomberg under the ticker symbol “SPSIOP.”

The S&P® Regional Banks Select Industry Index

The S&P® Regional Banks Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the GICS® regional banks sub-industry of the S&P TM Index. The S&P® Regional Banks Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIRBK.”

The S&P® Retail Select Industry Index

The S&P® Retail Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TM Index: apparel retail; automotive retail; computer and electronic retail; department stores; drug retail; food retailers; general merchandise stores; hypermarkets and super centers; internet and direct marketing retail; and specialty stores. The S&P® Retail Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIRE.”

Select Industry Index Eligibility

To qualify for membership in a Select Industry Index, at each quarterly rebalancing, a company must satisfy the following criteria:

1.	be a member of the S&P TM Index;

2.	be included in the relevant GICS® sub-industries for the relevant Select Industry Index (stocks included in such sub-industry, “primary stocks”);

3.	meet one of the following float-adjusted market capitalization (“FMC”) and float-adjusted liquidity ratio (“FALR”) requirements:

a.	be a current constituent, have an FMC greater than or equal to US$ 300 million and have an FALR greater than or equal to 50%;

b.	have an FMC greater than or equal to US$ 500 million and an FALR greater than or equal to 90%; or

c.	have an FMC greater than or equal to US$ 400 million and an FALR greater than or equal to 150%.

Notwithstanding the foregoing, to be eligible for inclusion in the S&P® Banks Select Industry Index, a company’s FMC must be above US$ 2 billion and its FALR must be above 100%, and existing constituents of the S&P® Banks Select Industry Index are removed at the quarterly rebalancing date if either their FMC falls below US$ 1 billion or their FALR falls below 50%.

In the event that fewer than 35 stocks are selected for each Select Industry Index using the eligible primary stocks, certain indices will select stocks for inclusion from a supplementary list of highly correlated sub-industries (supplementary stocks) based on a process established by S&P Dow Jones. Additionally, minimum FMC requirements may be relaxed for all Select Industry Indices to ensure that there are at least 22 stocks in each Select Industry Index as of each rebalancing effective date.

Liquidity. An FALR, defined as the annual dollar value traded divided by the FMC, is used to measure liquidity. Using composite pricing and consolidated volume (excluding dark pools) across all venues (including historical values), annual dollar value traded is defined as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date. This is reduced to the available trading period for stocks that do not have 365 calendar days of trading history. In these cases, the dollar value traded available as of the evaluation date is annualized. Liquidity requirements are reviewed during the quarterly rebalancings. The price, shares outstanding and IWF (as defined below) as of the evaluation date are used to calculate the FMC. The evaluation date is the last business day of the month prior to the rebalancing effective date.

Takeover Restrictions. At the discretion of S&P Dow Jones, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a Select Industry Index. Ownership restrictions preventing entities from replicating the index weight of a stock may be excluded from the eligible universe or removed from the relevant Select Industry Index. S&P Dow Jones will provide up to five days advance notification of a deletion between rebalancings due to ownership restrictions.

Multiple Share Classes. Some companies in the S&P TM Index are represented by multiple share classes. As of December 2015, each company in the Select Industry Indices is represented once by the primary listing, which is generally the most liquid share line.

Calculation of the Select Industry Indices

The Select Industry Indices are equal-weighted, with adjustments to individual constituent weights to ensure concentration and liquidity requirements, and calculated by means of the divisor methodology used by S&P Dow Jones for the Select Industry Indices.

The index value of each Select Industry Index is simply the market value of that Select Industry Index divided by the index divisor:

Index Value = (Index Market Value) / Divisor

Index Market Value =

where N is the number of stocks in the index, Pi is the price of stock i, Sharesi is total shares outstanding of stock i, IWFi is the float factor of stock i (as defined below), and AWFi is the adjustment factor of stock i assigned at each index rebalancing date, t, which makes all index constituents modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index. The AWF for each index constituent, i, at rebalancing date, t, is calculated by:

AWFi,t = Z / N × FloatAdjustedMarketValuei,t

where Z is an index-specific constant set for the purpose of deriving the AWF and, therefore, each stock’s share count used in the index calculation (often referred to as modified index shares).

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude shares that are held by other publicly traded companies, government agencies or certain types of strategic shareholders from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to adjust each company’s total shares outstanding for long-term strategic shareholders, who often have interests such as maintaining control rather than securing the shorter-term economic fortunes of the company. Generally, these long-term strategic shareholders include, but are not limited to, officers and directors, private equity, venture capital and special equity firms, asset managers and insurance companies with direct board of director representation, other publicly traded companies that hold shares, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings, and investment plans, foundations or family trusts associated with the company, government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Restricted shares are generally not included in total shares outstanding except for shares held as part of a lock-up agreement. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, S&P Dow Jones calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the relevant Select Industry Index.

Divisor. Continuity in index values of each Select Industry Index is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant Select Industry Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of each Select Industry Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of that Select Industry Index. The divisor of each Select Industry Index is adjusted such that the index value of that Select Industry Index at an instant just prior to a change in base capital equals the index value of that Select Industry Index at an instant immediately following that change.

Constituent Weightings

At each quarterly rebalancing, companies are initially equally weighted using closing prices as of the second Friday of the last month of the quarter as the reference price. Adjustments are then made to ensure that there are no individual constituents whose weight in the relevant Select Industry Index exceeds the value that can be traded in a single day for a given theoretical portfolio value ranging from US$ 500 million to US$ 2,000 million (the “Theoretical Portfolio Value”). Theoretical Portfolio Values are determined and reviewed annually by an S&P

Dow Jones’ index committee (the “Index Committee”). Any updates to Theoretical Portfolio Values are made at the discretion of the Index Committee and announced to the clients with ample lead time.

S&P Dow Jones calculates a maximum basket liquidity weight for each constituent in the Select Industry Indices using the ratio of its three-month median daily value traded to the Theoretical Portfolio Value. Each constituent’s weight in the relevant Select Industry Index is, then, compared to its maximum basket liquidity weight and is set to the lesser of its maximum basket liquidity weight or its initial equal weight. All excess weight is redistributed across the relevant Select Industry Index to the uncapped stocks. If necessary, a final adjustment is made to ensure that no stock in a Select Industry Index has a weight greater that 4.5%. This step of the iterative weighting process may force the weight of those stocks limited to their maximum basket liquidity weight to exceed that weight. In such cases, S&P Dow Jones will make no further adjustments. If any of the Select Industry Indices contain exactly 22 stocks as of the rebalancing effective date, the relevant Select Industry Index is equally weighted without basket liquidity constraints.

Maintenance of the Select Industry Indices

Membership of the Select Industry Indices is reviewed quarterly. Rebalancings occur after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. Closing prices as of the second Friday of the rebalancing month are used for setting index weights. The Index Committee may change the date of a given rebalancing for reasons including market holidays occurring on or around the scheduled rebalancing date. Any such change will be announced by S&P Dow Jones with proper advance notice where possible.

The table below summarizes the treatment of certain corporate actions.

Corporate Action	Treatment
Company addition/deletion

Addition Only

Stocks are added between rebalancings only if a deletion in the relevant Select Industry Index causes the constituent count to fall below 22. In those cases, each stock deletion is accompanied with a stock addition. A new stock is added to that Select Industry Index at the weight of the deleted stock.

Deletion Only

A stock is deleted from the relevant Select Industry Index if dropped from the S&P TM Index. If a deletion causes the number of stocks in the relevant Select Industry Index to fall below 22, each stock deletion is accompanied with a corresponding stock addition. The weights of all stocks in that Select Industry Index will proportionately change, due to the absolute change in the number of index constituents. Relative weights will stay the same. The index divisor will change due to the net change in the market capitalization of that Select Industry Index.

Change in shares outstanding	Shares outstanding changes are offset by an AWF. There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by the split ratio. Stock price is adjusted by the split ratio. There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.
Spin-off	In the case of spin-offs, the Select Industry Indices will follow the S&P TM Index’s treatment of the action. In general, both the parent and spin-off company will remain in the relevant Select Industry Index until the subsequent rebalancing. The spin-off company is added to the relevant Select Industry Index at a zero price at the close of the day before the ex-date. No price adjustment is applied to the parent and there is no divisor change. If the spin-off company is dropped from the S&P TM Index, the weight of the spun-off company is added back to the parent stock’s weight after at least one day of trading.

Corporate Action	Treatment
Change in IWF	IWF changes are offset by an AWF. There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the relevant Select Industry Index does not make any adjustments to the price or shares of the stock. As a result, there are no divisor adjustments to that Select Industry Index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the market capitalization of the relevant Select Industry Index causes a divisor adjustment.
Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption that the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The change in price and shares is offset by an AWF to keep the market capitalization (stock weight) of the relevant Select Industry Index unchanged. There is no change to the market capitalization of that Select Industry Index and no divisor adjustment.

In the case of mergers involving two index constituents, the merged entity remains in the relevant Select Industry Index provided it satisfies the eligibility criteria. If the merged entity qualifies for inclusion in the relevant Select Industry Index, the stock deemed the target is dropped, the index shares for the acquirer will remain unchanged, and the weightings of the remaining constituents adjust proportionally.

If a constituent’s GICS® classification changes to an ineligible sub-industry for a Select Industry Index, the constitutent is removed at the subsequent rebalancing.

Governance of the Select Industry Indices

The Index Committee maintains the Select Industry Indices. All Index Committee members are full-time professional members of S&P Dow Jones’ staff. The Index Committee meets regularly. At each meeting, the Index Committee reviews pending corporate actions that may affect the Select Industry Indices constituents, statistics comparing the composition of the Select Industry Indices to the market, companies that are being considered as candidates for addition to a Select Industry Index and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

The Select Industry Indices are products of S&P Dow Jones, and have been licensed for use by Barclays Bank PLC. “Standard & Poor’s,” “S&P” and “S&P 500” are registered trademarks of Standard & Poor’s Financial Services LLC (“SPFS”). These trademarks have been licensed to S&P Dow Jones and its affiliates and sublicensed to Barclays Bank PLC for certain purposes.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, SPFS, or any of their respective affiliates (collectively, “S&P”). S&P does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Select Industry Indices to track general market performance. S&P’s only relationship to Barclays Bank PLC with respect to the Select Industry Indices is the licensing of the Select Industry Indices and certain trademarks, service marks and/or trade names of S&P and/or its licensors. The Select Industry Indices are determined, composed and calculated by S&P without regard to Barclays Bank PLC or the securities. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the Select Industry Indices. S&P is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash, surrendered or redeemed, as the case may be. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the Select Industry Indices will accurately track the performance of the index or provide positive investment returns. S&P Dow Jones is not an investment advisor. Inclusion of a security within the Select Industry

Indices is not a recommendation by S&P to buy, sell, or hold such security, nor is it considered to be investment advice. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Select Industry Indices. It is possible that this trading activity will affect the value of the Select Industry Indices and the securities.

S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P SELECT INDUSTRY INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO. S&P SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P SELECT INDUSTRY INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P.

THE SELECT SECTOR INDICES

All information contained in this underlying supplement regarding the Communication Services Select Sector Index, the Consumer Discretionary Select Sector Index, the Consumer Staples Select Sector Index, the Energy Select Sector Index, the Financial Select Sector Index, the Health Care Select Sector Index, the Industrials Select Sector Index, the Materials Select Sector Index, the Real Estate Select Sector Index, the Technology Select Sector Index and the Utilities Select Sector Index (each, a “Select Sector Index” and collectively, the “Select Sector Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Select Sector Indices are calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, any of the Select Sector Indices.

The constituents included in each Select Sector Index at each moment in time are members of the S&P 500® Index. For additional information about the S&P 500® Index, please see “Indices—The S&P U.S. Indices” in this underlying supplement. S&P Dow Jones assigns constituents to a Select Sector Index based on the constituent’s classification under the Global Industry Classification Standard (“GICS®”).

The Communication Services Select Sector Index

The Communication Services Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® communication services sector, which currently includes companies in the following industries: diversified telecommunication services; wireless telecommunication services; media; entertainment; and interactive media and services. The Communication Services Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXCPR.”

The Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer discretionary sector, which currently includes companies in the following industries: retail (specialty, multiline, internet and direct marketing); hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; auto components; distributors; leisure products; and diversified consumer services. The Consumer Discretionary Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXY.”

The Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer staples sector, which currently includes companies in the following industries: food and staples retailing; household products; food products; beverages; tobacco; and personal products. The Consumer Staples Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXR.”

The Energy Select Sector Index

The Energy Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® energy sector, which currently includes companies in the following industries: oil, gas and consumable fuels; and energy equipment and services. The Energy Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXE.”

The Financial Select Sector Index

The Financial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® financials sector, which currently includes companies in the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts (“REITs”); consumer finance; and thrifts and mortgage finance. The Financial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXM.”

The Health Care Select Sector Index

The Health Care Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® health care sector, which currently includes companies in the following industries: pharmaceuticals; health care equipment and supplies; health care providers and services; biotechnology; life sciences tools and services; and health care technology. The Health Care Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXV.”

The Industrials Select Sector Index

The Industrials Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® industrials sector, which currently includes companies in the following industries: aerospace and defense; industrial conglomerates; marine; transportation infrastructure; machinery; road and rail; air freight and logistics; commercial services and supplies; professional services; electrical equipment; construction and engineering; trading companies and distributors; airlines; and building products. The Industrials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXI.”

The Materials Select Sector Index

The Materials Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® materials sector, which currently includes companies in the following industries: chemicals; metals and mining; paper and forest products; containers and packaging; and construction materials. The Materials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXB.”

The Real Estate Select Sector Index

The Real Estate Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® real estate sector, which currently includes companies in the following industries: real estate management and development and REITs, excluding mortgage REITs. The Real Estate Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXRE.”

The Technology Select Sector Index

The Technology Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® information technology sector, which currently includes companies in the following industries: technology hardware, storage and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The Technology Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXT.”

The Utilities Select Sector Index

The Utilities Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® utilities sector, which currently includes companies in the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. The Utilities Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXU.”

Select Sector Index Capping Methodology

For capping purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September and December using the following procedures:

1.	The rebalancing reference date is the second Friday of March, June, September and December.

2.	With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors (“IWFs”) as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization (“FMC”). Modifications are made as defined below.

3.	If any company has an FMC weight greater than 24%, the company’s weight is capped at 23%, which allows for a 2% buffer. This buffer is meant to mitigate against any company exceeding 25% as of the quarter-end diversification requirement date.

4.	All excess weight is proportionally redistributed to all uncapped companies within the relevant Select Sector Index.

5.	After this redistribution, if the FMC weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

6.	The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

7.	If the rule in paragraph 6 is breached, all companies are ranked in descending order of their FMC weights. The first company that causes the 50% limit to be breached has its weight reduced to 4.5%.

8.	This excess weight is proportionally redistributed to all companies with weights below 4.5%. This is repeated iteratively until paragraph 6 is satisfied.

9.	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

10.	If, on the second to last business day of March, June, September or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September or December, and membership, shares outstanding and IWFs as of the rebalancing effective date.

When companies represented in the Select Sector Indices are represented by multiple share classes, maximum weight capping is based on company FMC, with the weight of multiple-class companies allocated proportionally to each share class based on its FMC as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural FMC.

Calculation, Maintenance and Governance of the Select Sector Indices

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the capping methodology described above. For additional information about the calculation, maintenance and governance of the S&P 500® Index, please see “Indices—The S&P U.S. Indices” in this underlying supplement.

License Agreement

The Select Sector Indices are products of S&P Dow Jones, and have been licensed for use by Barclays Bank PLC. “Standard & Poor’s,” “S&P” and “S&P 500” are registered trademarks of Standard & Poor’s Financial Services LLC (“SPFS”). These trademarks have been licensed to S&P Dow Jones and its affiliates and sublicensed to Barclays Bank PLC for certain purposes.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, SPFS, or any of their respective affiliates (collectively, “S&P”). S&P does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Select Sector Indices to track general market performance. S&P’s only relationship to Barclays Bank PLC with respect to the Select Sector Indices is the licensing of the Select Sector Indices and certain trademarks, service marks and/or trade names of S&P and/or its licensors. The Select Sector Indices are determined, composed and calculated by S&P without regard to Barclays Bank PLC or the securities. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the Select Sector Indices. S&P is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash, surrendered or redeemed, as the case may be. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the Select Sector Indices will accurately track the performance of the index or provide positive investment returns. S&P Dow Jones is not an investment advisor. Inclusion of a security within the Select Sector Indices is not a recommendation by S&P to buy, sell, or hold such security, nor is it considered to be investment advice. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Select Sector Indices. It is possible that this trading activity will affect the value of the Select Sector Indices and the securities.

S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SELECT SECTOR INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO. S&P SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT SECTOR INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P.

THE S&P EQUAL WEIGHT INDICES

All information contained in this underlying supplement regarding the S&P 500® Equal Weight Index, the S&P MidCap 400® Equal Weight Index and the S&P SmallCap 600® Equal Weight Index (each, an “S&P Equal Weight Index” and collectively, the “S&P Equal Weight Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The S&P Equal Weight Indices are calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, any of the S&P Equal Weight Indices.

The composition of the S&P 500® Equal Weight Index, the S&P MidCap 400® Equal Weight Index and the S&P SmallCap 600® Equal Weight Index is the same as that of the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index (each, an “S&P U.S. Index” and collectively, the “S&P U.S. Indices”), respectively. For additional information about the S&P U.S. Indices, please see “Indices—The S&P U.S. Indices” in this underlying supplement.

The S&P 500® Equal Weight Index

The S&P 500® Equal Weight Index is an equal-weighted version of the S&P 500® Index. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “SPW.”

The S&P MidCap 400® Equal Weight Index

The S&P MidCap 400® Equal Weight Index is an equal-weighted version of the S&P MidCap 400® Index. The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “MIDEWI.”

The S&P SmallCap 600® Equal Weight Index

The S&P SmallCap 600® Equal Weight Index is an equal-weighted version of the S&P SmallCap 600® Index. The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment of the U.S. equity markets. The S&P SmallCap 600® Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “SMLEWI.”

Methodology of the S&P Equal Weight Indices

Composition of an S&P Equal Weight Index is the same as that of the corresponding S&P U.S. Index. Constituent changes are incorporated in an S&P Equal Weight Index as and when they are made in the corresponding S&P U.S. Index. When a company is added to an S&P Equal Weight Index in the middle of the quarter, it takes the weight of the company that it replaced. The one exception is when a company is removed from an S&P Equal Weight Index at a price of $0.00. In that case, the company’s replacement is added to that S&P Equal Weight Index at the weight using the previous day’s closing value or the most immediate prior business day that the deleted company was not valued at $0.00.

Each S&P Equal Weight Index is generally calculated and maintained in the same manner as the corresponding S&P U.S. Index, except that each constituent is equally weighted rather than weighted by float-adjusted market capitalization. To calculate an equal-weighted index, the market capitalization for each stock used in the calculation of the index is redefined so that each index constituent has an equal weight in the index at each rebalancing date. In addition to being the product of the stock price, the stock’s shares outstanding and the stock’s float factor (“IWF”), an additional weight factor (“AWF”) is also introduced in the market capitalization calculation to establish equal weighting. The AWF of a stock is the adjustment factor of that stock assigned at each index rebalancing date that makes all index constituents’ modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index.

Each S&P Equal Weight Index is reset to equal weight quarterly after the close of business on the third Friday of March, June, September and December. The reference date for weighting is the second Friday of the reweighting month and changes are effective after the close of the following Friday using prices as of the reweighting reference date and membership, shares outstanding and IWFs as of the reweighting effective date.

Each S&P Equal Weight Index is calculated, maintained and governed using the same methodology as the corresponding S&P U.S. Index, subject to the equal weight methodology described above. For additional information about the calculation, maintenance and governance of the S&P U.S. Indices, please see “Indices—The S&P U.S. Indices” in this underlying supplement.

License Agreement

The S&P Equal Weight Indices are products of S&P Dow Jones, and have been licensed for use by Barclays Bank PLC. “Standard & Poor’s,” “S&P,” “S&P 500,” “S&P MidCap 400,” “MidCap 400,” “S&P SmallCap 600” and “SmallCap 600” are registered trademarks of Standard & Poor’s Financial Services LLC (“SPFS”). These trademarks have been licensed to S&P Dow Jones and its affiliates and sublicensed to Barclays Bank PLC for certain purposes.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, SPFS, or any of their respective affiliates (collectively, “S&P”). S&P does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P Equal Weight Indices to track general market performance. S&P’s only relationship to Barclays Bank PLC with respect to the S&P Equal Weight Indices is the licensing of the S&P Equal Weight Indices and certain trademarks, service marks and/or trade names of S&P and/or its licensors. The S&P Equal Weight Indices are determined, composed and calculated by S&P without regard to Barclays Bank PLC or the securities. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the S&P Equal Weight Indices. S&P is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash, surrendered or redeemed, as the case may be. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P Equal Weight Indices will accurately track the performance of the index or provide positive investment returns. S&P Dow Jones is not an investment advisor. Inclusion of a security within the S&P Equal Weight Indices is not a recommendation by S&P to buy, sell, or hold such security, nor is it considered to be investment advice. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P Equal Weight Indices. It is possible that this trading activity will affect the value of the S&P Equal Weight Indices and the securities.

S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P U.S. INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO. S&P SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P U.S. INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P.

THE S&P STYLE INDICES

All information contained in this underlying supplement regarding the S&P 500® Growth Index, the S&P MidCap 400® Growth Index and the S&P SmallCap 600® Growth Index (each, an “S&P Growth Index” and collectively, the “S&P Growth Indices”) and the S&P 500® Value Index, the S&P MidCap 400® Value Index and the S&P SmallCap 600® Value Index (each, an “S&P Value Index” and collectively, the “S&P Value Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The S&P Growth Indices and the S&P Value Indices (each, an “S&P Style Index” and collectively, the “S&P Style Indices”) are calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, any of the S&P Style Indices.

Each S&P Style Index is a subset of the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index (each, an “S&P U.S. Index” and collectively, the “S&P U.S. Indices”), as applicable. For additional information about the S&P U.S. Indices, please see “ Indices—S&P U.S. Indices” in this underlying supplement.

The S&P 500® Growth Index

The S&P 500® Growth Index is a subset of the S&P 500® Index and is a float-adjusted market capitalization-weighted index composed of large-capitalization U.S. equities that exhibit growth characteristics as determined by S&P Dow Jones. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Growth Index is reported by Bloomberg L.P. under the ticker symbol “SGX.”

The S&P 500® Value Index

The S&P 500® Value Index is a subset of the S&P 500® Index and is a float-adjusted market capitalization-weighted index composed of large-capitalization U.S. equities that exhibit value characteristics as determined by S&P Dow Jones. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Value Index is reported by Bloomberg L.P. under the ticker symbol “SVX.”

The S&P MidCap 400® Growth Index

The S&P MidCap 400® Growth Index is a subset of the S&P MidCap 400® Index and is a float-adjusted market capitalization-weighted index composed of medium-capitalization U.S. equities that exhibit growth characteristics as determined by S&P Dow Jones. The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Growth Index is reported by Bloomberg L.P. under the ticker symbol “MIDG.”

The S&P MidCap 400® Value Index

The S&P MidCap 400® Value Index is a subset of the S&P MidCap 400® Index and is a float-adjusted market capitalization-weighted index composed of medium-capitalization U.S. equities that exhibit value characteristics as determined by S&P Dow Jones. The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Value Index is reported by Bloomberg L.P. under the ticker symbol “MIDV.”

The S&P SmallCap 600® Growth Index

The S&P SmallCap 600® Growth Index is a subset of the S&P SmallCap 600® Index and is a float-adjusted market capitalization-weighted index composed of small-capitalization U.S. equities that exhibit growth characteristics as determined by S&P Dow Jones. The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment of the U.S.

equity markets. The S&P SmallCap 600® Growth Index is reported by Bloomberg L.P. under the ticker symbol “SMLG.”

The S&P SmallCap 600® Value Index

The S&P SmallCap 600® Value Index is a subset of the S&P SmallCap 600® Index and is a float-adjusted market capitalization-weighted index composed of small-capitalization U.S. equities that exhibit value characteristics as determined by S&P Dow Jones. The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment of the U.S. equity markets. The S&P SmallCap 600® Value Index is reported by Bloomberg L.P. under the ticker symbol “SMLV.”

Composition of the S&P Style Indices

Each S&P Style Index is a subset of the relevant S&P U.S. Index and is a float-adjusted market capitalization-weighted index. S&P Dow Jones allocates the complete float-adjusted market capitalization of the companies included in the relevant S&P U.S. Index between the corresponding S&P Value Index and S&P Growth Index based on an assessment of those companies’ respective value and growth characteristics.

The market capitalization of companies exhibiting the strongest value characteristics relative to their respective growth characteristics is allocated to the relevant S&P Value Index (approximately 33% of the market capitalization of its parent index), and the market capitalization of companies exhibiting the strongest growth characteristics relative to their respective value characteristics (approximately 33% of the market capitalization of its parent index) is allocated to the corresponding S&P Growth Index. The market capitalization of the remaining companies included in the relevant S&P U.S. Index is split between the corresponding S&P Value Index and S&P Growth Index, with more of the market capitalization of companies exhibiting stronger value characteristics relative to their respective growth characteristics being allocated to the relevant S&P Value Index and more of the market capitalization of companies exhibiting the stronger growth characteristics relatively to their respective value characteristics being allocated to the corresponding S&P Growth Index.

Construction of the S&P Style Indices

Each S&P Style Index is derived from its parent index, the relevant S&P U.S. Index. An S&P Style Index cannot have a constituent that is not also a member of the relevant S&P U.S. Index.

Style Factors. The S&P Growth Indices and the S&P Value Indices measure growth and value along two separate dimensions, with three factors each used to measure growth and value. The list of factors used is outlined in the table below.

Growth Factors	Value Factors
Three-year change in earnings per share (excluding extra items) over price per share	Book value to price ratio
Three-year sales per share growth rate	Earnings to price ratio
Momentum (12-month % price change)	Sales to price ratio

•	If earnings from three years prior are not available, two-year change in earnings per share (excluding extra items) over price per share is used. If earnings from two years prior are not available, one-year change in earnings per share (excluding extra items) over price per share is used. If earnings from one year prior are not available, the factor is set equal to zero. If the starting values is less than zero, the score is multiplied by a factor of negative 1.

•	If sales from three years prior are not available, two-year sales per share growth rate is used. If sales from two years prior are not available, one-year sales per share growth rate is used. If sales from one year prior are not available, the factor is set equal to zero. If the starting values is less than zero, the score is multiplied by a factor of negative 1.

•	If there is not enough trading history to calculate 12-month momentum then the momentum factor is calculated from the stock’s listing date.

•	If book value to price ratio, earnings to price ratio, or sales to price ratio is not available then such factor is set equal to zero.

Style Scores. Raw values for each of the above factors are calculated by S&P Dow Jones for each company in the S&P Total Market Index universe. The S&P Total Market Index is a float-adjusted, market capitalization-weighted index designed to track the broad U.S. equity market, including large-, mid-, small- and micro-cap stocks.

These raw values are first “winsorized” (a statistical tool used to reduce the influence of outliers in data) to the 90th percentile and then standardized by dividing the difference between each company’s raw score and the mean of the entire set by the standard deviation of the entire set. A “growth score” for each company is computed as the average of the standardized values of the three growth factors. Similarly, a “value score” for each company is computed as the average of the standardized values of the three value factors. At the end of this step each company has a growth score and a value score.

Establishing Style Baskets. Companies within the relevant S&P U.S. Index are then ranked based on their growth and value scores. A company with a high growth score would have a higher “growth rank,” while a company with a low value score would have a lower “value rank.” For example, the index constituent with the highest value score would have a value rank of 1, while the constituent with the lowest value score would have a value rank of 500 in the case of the S&P 500® Index, 400 in the case of the S&P MidCap 400® Index or 600 in the case of the S&P SmallCap 600®  Index.

The companies within the relevant S&P U.S. Index are then sorted in ascending order by the ratio of their growth rank to their value rank. The companies at the top of the list have a higher growth rank (or higher growth score) and a lower value rank (or lower value score) and, therefore, exhibit pure growth characteristics. The companies at the top of the list, comprising 33% of the total market capitalization of the relevant S&P U.S. Index, are included in the “growth basket.”

The companies at the bottom of the list have a higher value rank (or higher value score) and a lower growth rank (or lower growth score) and, therefore, exhibit pure value characteristics. The companies at the bottom of the list, comprising 33% of the total market capitalization of the relevant S&P U.S. Index, are included in the “value basket.”

The companies in the middle of the list have similar growth ranks and value ranks and, therefore, exhibit neither pure growth nor pure value characteristics. The companies in the middle of the list, comprising 34% of the total market capitalization of the relevant S&P U.S. Index, are included in the “blended basket.”

Growth and Value Indices. The style baskets described above are the starting points for the S&P Style Indices’ construction. 100% of the float market capitalization of a company in the value basket is assigned to the relevant S&P Value Index, and 100% of the float market capitalization of a company in the growth basket is assigned to the corresponding S&P Growth Index.

The middle 34% of float market capitalization consists of companies that have similar growth and value ranks. The market capitalization of these companies that are in the blended basket is distributed between the relevant S&P Value Index and the corresponding S&P Growth Index based on their distances from the midpoint of the growth basket and the midpoint of the value basket. The midpoint of each style basket is calculated as the average of value scores and growth scores of all companies in that style basket.

Based on back-tested results, the total market capitalization is approximately equally divided among each S&P Growth Index and its corresponding S&P Value Index. However, there is no mathematical procedure employed to force equal market capitalization for each S&P Growth Index and its corresponding S&P Value Index, since price movements of constituent stocks would result in inequality immediately following any reconstitution. Therefore, the future allocation of the market capitalization to the S&P Style Indices may not be equal.

Each S&P Style Index is calculated following S&P Dow Jones’ modified market capitalization-weighted, divisor-based index methodology. Corporate actions and index changes are implemented in the same manner as for other market capitalization-weighted indices. See “Indices—The S&P U.S. Indices” in this underlying supplement for additional information.

Maintenance of the S&P Style Indices

Rebalancing. Each S&P Style Index is rebalanced once a year in December. The rebalancings occur after the close on the third Friday of December. The reference date for growth and value expressions is after the close of the last trading date of the previous month.

Style scores, float market capitalization weights and growth and value midpoint averages are reset only once a year at the December rebalancing.

Other changes to the S&P Style Indices are made on an as-needed basis, following the guidelines of the relevant S&P U.S. Index. Changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced for the relevant S&P U.S. Index two-to-five days before they are scheduled to be implemented.

Corporate Actions and Other Adjustments

Parent Index Action	Adjustment Made to the Relevant S&P Style Index	Divisor Adjustment?
Constituent Change	If the index constituent being dropped is a member of an S&P Style Index, it is removed from such index. The replacement stock will then be added to either the relevant S&P Value Index or the corresponding S&P Growth Index (or both) based on its growth/value rank, and S&P Dow Jones will announce the percent of float market capitalization of the replacement stock to be added to the relevant S&P Value Index or the corresponding S&P Growth Index (or both) via its index corporate events report. The percent of float market capitalization of the constituent in each S&P Style Index for the replacement stock is calculated using the Global Industry Classification Standard industry-level averages for stocks outside the S&P Composite 1500 index other than spin-offs, and such percentage will be based on old values for inter-index moves.	Yes
Share Changes between Quarterly Share Adjustments	Share count follows the relevant S&P U.S. Index share count.	Yes
Quarterly Share Changes	Share count follows the relevant S&P U.S. Index share count. In addition, the new percent of float market capitalization in the relevant S&P Value Index and the corresponding S&P Growth Index changes for all constituent stocks at the December rebalancing. These will be pre-announced in a manner similar to quarterly share changes.	Yes
Spin-Off	Index membership follows the relevant S&P U.S. Index. The “child stock” is assigned the same percent of float market capitalization in each S&P U.S. Index as its “parent stock.”	No

See “Indices—The S&P U.S. Indices” in this underlying supplement for the treatment of other corporate actions.

Governance of the S&P Style Indices

The Americas Thematic and Strategy Index Committee (the “Index Committee”) maintains the S&P Style Indices. All members of the Index Committee are full-time professional members of S&P Dow Jones’ staff. The Index Committee meets regularly. At each meeting, the Index Committee may review pending corporate actions that may affect constituents of an S&P Style Index, statistics comparing the composition of the S&P Style Indices to the market, companies that are being considered as candidates for addition to an S&P Style Index and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

The S&P Style Indices are products of S&P Dow Jones, and have been licensed for use by Barclays Bank PLC. “Standard & Poor’s,” “S&P,” “S&P 500,” “S&P MidCap 400,” “MidCap 400,” “S&P SmallCap 600” and “SmallCap 600” are registered trademarks of Standard & Poor’s Financial Services LLC (“SPFS”). These trademarks have been licensed to S&P Dow Jones and its affiliates and sublicensed to Barclays Bank PLC for certain purposes.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, SPFS, or any of their respective affiliates (collectively, “S&P”). S&P does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P Style Indices to track general market performance. S&P’s only relationship to Barclays Bank PLC with respect to the S&P Style Indices is the licensing of the S&P Style Indices and certain trademarks, service marks and/or trade names of S&P and/or its licensors. The S&P Style Indices are determined, composed and calculated by S&P without regard to Barclays Bank PLC or the securities. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the S&P Style Indices. S&P is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash, surrendered or redeemed, as the case may be. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P Style Indices will accurately track the performance of the index or provide positive investment returns. S&P Dow Jones is not an investment advisor. Inclusion of a security within the S&P Style Indices is not a recommendation by S&P to buy, sell, or hold such security, nor is it considered to be investment advice. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P Style Indices. It is possible that this trading activity will affect the value of the S&P Style Indices and the securities.

S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P STYLE INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO. S&P SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P STYLE INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P.

THE S&P U.S. INDICES

All information contained in this underlying supplement regarding the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index (each, an “S&P U.S. Index” and collectively, the “S&P U.S. Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The S&P U.S. Indices are calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, any of the S&P U.S. Indices.

The S&P 500® Index

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

The S&P MidCap 400® Index

The S&P MidCap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. The S&P MidCap 400® Index is reported by Bloomberg L.P. under the ticker symbol “MID.”

The S&P SmallCap 600® Index

The S&P SmallCap 600® Index consists of stocks of 600 companies selected to provide a performance benchmark for the small market capitalization segment of the U.S. equity markets. The S&P SmallCap 600® Index is reported by Bloomberg L.P. under the ticker symbol “SML.”

Composition of the S&P U.S. Indices

Additions to the S&P U.S. Indices are evaluated based as follows:

•	Domicile. The company should be a U.S. company, meaning a company that has the following characteristics:

o	the company should file 10-K annual reports;

o	the U.S. portion of fixed assets and revenues should constitute a plurality of the total but need not exceed 50%. When these factors are in conflict, fixed assets determine plurality. Revenue determines plurality when there is incomplete asset information. Geographic information for revenue and fixed asset allocations are determined by the company as reported in its annual filings. If this criteria is not met or is ambiguous, S&P Dow Jones may still deem the company to be a U.S. company for index purposes if its primary listing, headquarters and incorporation are all in the United States and/or “a domicile of convenience” (Bermuda, Channel Islands, Gibraltar, islands in the Caribbean, Isle of Man, Luxembourg, Liberia or Panama); and

o	the primary listing must be on an eligible U.S. exchange as described under “—Exchange Listing” below.

In situations where the only factor suggesting that a company is not a U.S. company is its tax registration in a domicile of convenience or another location chosen for tax-related reasons, S&P Dow Jones normally determines that the company is still a U.S. company. The final determination of domicile eligibility is made by the S&P Dow Jones’s U.S. index committee.

•	Exchange Listing. A primary listing on one of the following U.S. exchanges is required: New York Stock Exchange, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Ineligible exchanges include the OTC Bulletin Board and Pink Sheets.

•	Organizational Structure and Share Type. Eligible organizational structures and share types are corporations, including equity and mortgage real estate investment trusts (“REITs”), and common stock (i.e., shares). Ineligible organizational structures and share types include, but are not limited to, business development companies, limited partnerships, master limited partnerships, limited liability companies, closed-end funds, exchange-traded funds, exchange-traded notes, royalty trusts, special purposes acquisition companies, tracking stocks, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts.

As of July 2017, the securities of companies with multiple share class structures (including companies with listed and unlisted share classes) are no longer eligible to be added to the S&P U.S. Indices, but securities already included in an S&P U.S. Index have been grandfathered and are not affected by this change.

•	Market Capitalization. The total company market capitalization should be within a specified range for the relevant S&P U.S. Index. These ranges are reviewed quarterly and updated as needed to ensure they reflect current market conditions. A company meeting the total company market capitalization criteria is also required to have a security level float-adjusted market capitalization (“FMC”) that is at least 50% of the relevant S&P U.S. Index’s total company level minimum market capitalization threshold. For spin-offs, S&P U.S. Index membership eligibility is determined using when-issued prices, if available.

•	Liquidity. A float-adjusted liquidity ratio (“FALR”), defined as the annual dollar value traded divided by the FMC, is used to measure liquidity. Using composite pricing and consolidated volume (excluding dark pools) across all venues (including historical values), annual dollar value traded is defined as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date. This is reduced to the available trading period for initial public offerings (“IPOs”) or spin-offs that do not have 365 calendar days of trading history. In these cases, the dollar value traded available as of the evaluation date is annualized. The price, shares outstanding and IWF (as defined below) as of the evaluation date are used to calculate the FMC. The evaluation date is the open of trading on the day prior to the announcement date. The stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date. The FALR must be greater than or equal to 1.0 at the time of addition to an S&P U.S. Index. Current index constituents have no minimum requirement.

•	Financial Viability. The sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (“GAAP”) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter. For equity REITs, financial viability is based on GAAP earnings and/or funds from operations, if reported.

•	Treatment of IPOs. IPOs should be traded on an eligible exchange for at least 12 months before being considered for addition to an S&P U.S. Index. For former special purpose acquisition companies (“SPACs”), S&P Dow Jones considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered for inclusion in an S&P U.S. Index. Spin-offs or in-specie distributions from existing constituents do not need to be seasoned for 12 months prior to their inclusion in an S&P U.S. Index.

•	Sector Classification. The company is evaluated for its contribution to sector balance maintenance, as measured by a comparison of each Global Industry Classification Standard sector’s weight in the relevant S&P U.S. Index with its weight in the S&P Total Market Index, in the relevant market capitalization range. The S&P Total Market Index is a float-adjusted market capitalization-weighted index designed to track the broad U.S. equity market, including large-, mid-, small- and micro-cap stocks.

Companies that migrate from an ineligible exchange, emerge from bankruptcy, are newly designated to be domiciled in the U.S. for index purposes by S&P Dow Jones or convert from an ineligible share or organizational type to an eligible type do not need to trade on an eligible U.S. exchange for 12 months before being considered for addition to an S&P U.S. Index.

Current constituents of an S&P U.S. Index can be migrated from one S&P U.S. Index to another provided they meet the total company level market capitalization eligibility criteria for the new index. Migrations from an S&P U.S. Index to another do not need to meet the financial viability, liquidity or 50% of the respective index’s total company level minimum market capitalization threshold criteria.

Companies that are spun-off from current index constituents do not need to meet the outside addition criteria, but they should be considered U.S. domiciled for index purposes and have a total market cap representative of the relevant S&P U.S. Index.

Removals from the S&P U.S. Indices are evaluated based as follows:

•	Companies that are involved in mergers, acquisitions or significant restructuring such that they no longer meet the eligibility criteria. Companies delisted as a result of merger, acquisition or other corporate action are removed at a time announced by S&P Dow Jones, normally at the close of the last day of trading or expiration of a tender offer. Constituents that are halted from trading may be kept in an S&P U.S. Index until trading resumes, at the discretion of S&P Dow Jones’s U.S. index committee. If a stock is moved to Pink Sheets or the OTC Bulletin Board, the stock is removed.

Any company that is removed from an S&P U.S. Index (including discretionary and bankruptcy/exchange delistings) must wait a minimum of one year from its index removal date before being screened for the eligibility criteria.

•	Companies that substantially violate one or more of the addition criteria. S&P Dow Jones believes turnover in index membership should be avoided when possible. At times, a stock may appear to temporarily violate one or more of the addition criteria. However, the addition criteria are for addition to an S&P U.S. Index, not for continued membership. As a result, an S&P U.S. Index constituent that appears to violate criteria for addition to that index is not deleted unless ongoing conditions warrant an index change. When a stock is removed from an S&P U.S. Index, S&P Dow Jones explains the basis for the removal.

Calculation of the S&P U.S. Indices

The S&P U.S. Indices are float-adjusted market capitalization-weighted indices. On any given day, the index value of each S&P U.S. Index is the total float-adjusted market capitalization of that S&P U.S. Index’s constituents divided by its divisor. The float-adjusted market capitalization reflects the price of each stock in the relevant S&P U.S. Index multiplied by the number of shares used in the index value calculation.

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude shares that are held by other publicly traded companies, government agencies or certain types of strategic shareholders from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to adjust each company’s total shares outstanding for long-term strategic shareholders, who often have interests such as maintaining control rather than securing the shorter-term economic fortunes of the company. Generally, these long-term strategic shareholders include, but are not limited to, officers and directors, private equity, venture capital and special equity firms, asset managers and insurance companies with direct board of director representation, other publicly traded companies that hold shares, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings, and investment plans, foundations or family trusts associated with the company, government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Restricted shares are generally not included in total shares outstanding except for shares held as part of a lock-up agreement. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, S&P Dow Jones calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the relevant S&P U.S. Index.

Divisor. Continuity in index values of each S&P U.S. Indices is maintained by adjusting its divisor for all changes in its constituents’ share capital after its base date. This includes additions and deletions to the relevant S&P U.S. Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of each S&P U.S. Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of that S&P U.S. Index. The divisor of each S&P U.S. Index is adjusted such that the index value of that S&P U.S. Index at an instant just prior to a change in base capital equals the index value of that S&P U.S. Index at an instant immediately following that change.

Maintenance of the S&P U.S. Indices

Changes to index composition are made on an as-needed basis. There is no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Dow Jones’s U.S. index committee.

Quarterly Update. Share counts are updated to the latest publicly available filings on a quarterly basis. IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule, regardless of whether there is an associated share change.

Share/IWF Reference Date and Freeze Period. A reference date, after the market close five weeks prior to the third Friday in March, June, September and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rule. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e., March, June, September and December) and ends after the market close on the third Friday of the rebalancing month.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9, and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period, all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the S&P Dow Jones’s U.S. index committee’s discretion.

The table below summarizes the treatment of certain corporate actions.

Corporate Action	Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the market capitalization of the relevant S&P U.S. Index causes a divisor adjustment.

Deletion

The weights of all stocks in the relevant S&P U.S. Index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the market capitalization of that S&P U.S. Index.

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the relevant S&P U.S. Index. The change to the market capitalization of that S&P U.S. Index causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by the split ratio. Stock price is adjusted by the split ratio. There is no change to the market capitalization of the relevant S&P U.S. Index and no divisor adjustment.

Corporate Action	Treatment

Spin-off

Generally, the spin-off is added to the relevant S&P U.S. Index on the ex-date at a price of zero and will remain in that S&P U.S. Index for at least one trading day. As a result, there will be no change to the index divisor on the ex-date.

However, if the spin-off is ineligible for continued inclusion, it will be removed after the ex-date. The weight of the spin-off being deleted is reinvested across all the index components proportionally such that the relative weights of all index components are unchanged. The net change in the market capitalization of the relevant S&P U.S. Index will cause a divisor change.

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the relevant S&P U.S. Index. A net change to the market capitalization of that S&P U.S. Index causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the relevant S&P U.S. Index does not make any adjustments to the price or shares of the stock. As a result, there are no divisor adjustments to that S&P U.S. Index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the market capitalization of the relevant S&P U.S. Index causes a divisor adjustment.
Rights offering	All rights offerings that are in the money on the ex-date are applied under the assumption that the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in the market capitalization of the relevant S&P U.S. Index causes a divisor adjustment.

Governance of the S&P U.S. Indices

The S&P U.S. Indices are maintained by S&P Dow Jones’s U.S. index committee. All index committee members are full-time professional members of S&P Dow Jones’ staff. The index committee meets monthly. At each meeting, the index committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the S&P U.S. Indices to the market, companies that are being considered as candidates for addition to an S&P U.S. Index and any significant market events. In addition, the index committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

License Agreement

The S&P U.S. Indices are products of S&P Dow Jones, and have been licensed for use by Barclays Bank PLC. “Standard & Poor’s,” “S&P,” “S&P 500,” “S&P MidCap 400,” “MidCap 400,” “S&P SmallCap 600” and “SmallCap 600” are registered trademarks of Standard & Poor’s Financial Services LLC (“SPFS”). These trademarks have been licensed to S&P Dow Jones and its affiliates and sublicensed to Barclays Bank PLC for certain purposes.

The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones, SPFS, or any of their respective affiliates (collectively, “S&P”). S&P does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P U.S. Indices to track general market performance. S&P’s only relationship to Barclays Bank PLC with respect to the S&P U.S. Indices is the licensing of the S&P U.S. Indices and certain trademarks, service marks and/or trade names of S&P and/or its licensors. The S&P U.S. Indices are determined, composed and calculated by S&P without regard to Barclays Bank PLC or the securities. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the S&P U.S. Indices. S&P is not responsible for and has not participated in the determination of the prices, and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash, surrendered or redeemed, as the case may be. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P U.S. Indices will accurately track the performance of the index or provide positive investment returns. S&P Dow Jones is not an investment advisor. Inclusion of a security within the S&P U.S. Indices is not a recommendation by S&P to buy, sell, or hold such security, nor is it considered to be investment advice. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P U.S. Indices. It is possible that this trading activity will affect the value of the S&P U.S. Indices and the securities.

S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P U.S. INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION (INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS)) WITH RESPECT THERETO. S&P SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P U.S. INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF S&P.

THE STOXX Benchmark Indices

All information contained in this underlying supplement regarding the STOXX® Europe Total Market Index, the STOXX® Europe 600 Index, the EURO STOXX® Index, the STOXX® Europe 600 Supersector indices, the EURO STOXX® Supersector indices, the STOXX® Europe 50 Index and the EURO STOXX 50® Index (each, a “STOXX Benchmark Index” and collectively, the “STOXX Benchmark Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, STOXX Limited, a wholly owned subsidiary of Deutsche Börse AG. The STOXX Benchmark Indices are calculated, maintained and published by STOXX Limited. STOXX Limited has no obligation to continue to publish, and may discontinue the publication of, any of the STOXX Benchmark Indices.

The STOXX® Europe Total Market Index

The STOXX® Europe Total Market Index is a free float market capitalization-weighted index composed of at least 95% of the free float market capitalization traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The euro price return version of the STOXX® Europe Total Market Index is reported by Bloomberg L.P. under the ticker symbol “BKXP.”

Only common stocks and equities with similar characteristics from financial markets that provide reliable real-time, historical component and currency pricing, and reference and corporate actions data are eligible for inclusion in the STOXX® Europe Total Market Index. In addition, only listed companies on a regulated market on a major exchange as determined by STOXX are eligible to be included in the STOXX® Europe Total Market Index. Investment instruments (Industry Classification Benchmark: 8985 or 8995) and companies that were recently removed from the STOXX® Europe Total Market Index due to mergers and acquisition are not eligible for inclusion in the STOXX® Europe Total Market Index.

Each stock is uniquely assigned to a specific country and listing within the STOXX investable universe. The country classification and listing is based on the country of incorporation, the primary listing and the country with the largest trading volume. American and other depositary receipts (e.g., ADRs/GDRs) are assigned to the same country as the stock on which the receipt is issued. Each country is assigned to one or more regions. The STOXX® Europe Total Market Index is composed of stocks assigned to countries within the Europe region.

All stocks in the investable stock universe of each country included in STOXX® Europe Total Market Index are ranked in terms of their free float market capitalization at the cut-off date to produce the review list. The largest companies in the investible universe of each country with a cumulative free float market capitalization up to and including 93% of the investible universe of that country, qualify for inclusion in the STOXX® Europe Total Market Index. The stocks covering the next 2% of cumulative free float market capitalization are selected among the largest remaining current components of the STOXX® Europe Total Market Index representing the portion of capitalization above 93% and up to and including 99%. If the country coverage is still below the defined threshold, then the largest remaining stocks are selected until the country coverage is reached.

No weighting cap factor (see “—STOXX Benchmark Index Calculation” below) is applied in calculating the STOXX® Europe Total Market Index.

The STOXX® Europe 600 Index

The STOXX® Europe 600 Index is a free float market capitalization-weighted index composed of 600 of the largest stocks in terms of free float market capitalization traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. At any given time, some eligible countries may not be represented in the STOXX® Europe 600 Index. The euro price return version of the STOXX® Europe 600 Index is reported by Bloomberg L.P. under the ticker symbol “SXXP.”

The selection list for the STOXX® Europe 600 Index is composed of the most liquid stock of each component of the STOXX® Europe Total Market Index that has a minimum liquidity of greater than one million EUR measured over 3-month average daily trading value. From the selection list, the largest 550 stocks qualify for inclusion in the STOXX® Europe 600 Index. The remaining 50 stocks are selected from the largest remaining current components ranked between 551 and 750. If the number of stocks selected is still below 600, the largest remaining stocks are selected until there are enough stocks.

The weighting cap factor (see “— STOXX Benchmark Index Calculation” below) limits the weight of each component stock within the STOXX® Europe 600 Index to a maximum of 20% at the time of each review.

The EURO STOXX® Index

The EURO STOXX® Index is a free float market capitalization-weighted index composed of the largest stocks in terms of free float market capitalization traded on the major exchanges of 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX® Index. The euro price return version of the EURO STOXX® Index is reported by Bloomberg L.P. under the ticker symbol “SXXE.”

The EURO STOXX® Index is composed of all of the components of the STOXX® Europe 600 Index that are traded in euros and assigned to countries in the Eurozone.

The weighting cap factor (see “—STOXX Benchmark Index Calculation” below) limits the weight of each component stock within the EURO STOXX® Index to a maximum of 20% at the time of each review.

The STOXX® Europe 600 Supersector Indices and the EURO STOXX® Supersector Indices

The STOXX® Europe 600 Index and the EURO STOXX® Index are each divided into 20 supersector indices according to the Industry Classification Benchmark (“ICB”), an international system for categorizing companies that is maintained by FTSE Russell. Each supersector index includes the components of its parent index that have been issued by companies within the relevant ICB supersector. The ICB supersectors are: automobiles and parts; banks; basic resources; chemicals; construction and materials; consumer products and services; energy; financial services; food, beverage and tobacco; health care; industrial goods and services; insurance; media; personal care, drug and grocery stores; real estate; retail; technology; telecommunications; travel and leisure; and utilities.

The STOXX® Europe 600 Banks Index is one of 20 STOXX® Europe 600 Supersector indices and includes stocks composing the STOXX® Europe 600 Index that have been issued by companies in the ICB banks supersector. The banks supersector tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions. The euro price return version of the STOXX® Europe 600 Banks Index is reported by Bloomberg L.P. under the ticker symbol “SX7P.”

The EURO STOXX® Banks Index is one of 20 EURO STOXX® Supersector indices and includes stocks composing the EURO STOXX® Index that have been issued by companies in the ICB banks supersector. The banks supersector tracks companies providing a broad range of financial services, including retail banking, loans and money transmissions. The euro price return version of the EURO STOXX® Banks Index is reported by Bloomberg L.P. under the ticker symbol “SX7E.”

With respect to each STOXX® Europe 600 Supersector index, the weighting cap factor (see “—STOXX Benchmark Index Calculation” below) limits the weight of the highest weighted component stock to a maximum of 30% at the time of each review and limits the weight of the second highest weighted component stock to a maximum of 15% at the time of each review. No weighting cap factor is applied in calculating the EURO STOXX® Supersector indices.

The STOXX® Europe 50 Index

The STOXX® Europe 50 Index is a free float market capitalization-weighted index composed of 50 of the largest stocks in terms of free float market capitalization traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. At any given time, some eligible countries may not be represented in the STOXX® Europe 50 Index. The euro price return version of the STOXX® Europe 50 Index is reported by Bloomberg L.P. under the ticker symbol “SX5P.”

The selection list for the STOXX® Europe 50 Index is composed of the components of the STOXX® Europe 600 Index. In addition, the selection list for the STOXX® Europe 50 Index includes only the top 60% of the free float market capitalization of each of the 20 STOXX® Europe 600 Supersector indices and all current STOXX® Europe 50 Index component stocks. All the stocks on the selection list are ranked in terms of free float market capitalization. The largest 40 stocks on the selection list are selected for inclusion in the STOXX® Europe 50 Index; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60. If the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks.

The weighting cap factor (see “—STOXX Benchmark Index Calculation” below) limits the weight of each component stock within the STOXX® Europe 50 Index to a maximum of 10% at the time of each review.

The EURO STOXX 50® Index

The EURO STOXX 50® Index is a free float market capitalization-weighted index composed of 50 of the largest stocks in terms of free float market capitalization traded on the major exchanges of 9 Eurozone countries: Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX 50® Index. The euro price return version of the EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

The selection list for the EURO STOXX® 50 Index includes the top 60% of the free float market capitalization of each of the 20 EURO STOXX® Supersector indices and all current EURO STOXX® 50 Index component stocks. All the stocks on the selection list are ranked in terms of free float market capitalization. The largest 40 stocks on the selection list are selected for inclusion in the EURO STOXX® 50 Index; the remaining 10 stocks are selected from the largest remaining current stocks ranked between 41 and 60. If the number of stocks selected is still below 50, then the largest remaining stocks are selected until there are 50 stocks.

The weighting cap factor (see “—STOXX Benchmark Index Calculation” below) limits the weight of each component stock within the EURO STOXX® 50 Index to a maximum of 10% at the time of each review.

STOXX Benchmark Index Maintenance

The composition of each of the STOXX® Europe Total Market Index, the STOXX® Europe 600 Index, the EURO STOXX® Index, the STOXX® Europe 600 Supersector Indices and the EURO STOXX® Supersector Indices is reviewed quarterly in March, June, September and December. The review cut-off date is the last trading day of the month preceding the review month.

The composition of each of the STOXX® Europe 50 Index and the EURO STOXX 50® Index is reviewed annually in September. The review cut-off date is the last trading day of August. The composition of these STOXX Benchmark Indices is also reviewed monthly and components that rank 75 or below are replaced and non-component stocks that rank 25 or above are added.

In addition, changes to country classification and listing are effective as of the next quarterly review. At that time, the relevant STOXX Benchmark Index is adjusted accordingly to remain consistent with its country membership rules by deleting the company where necessary.

The STOXX Benchmark Indices are also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, bankruptcy, and price and share adjustments) that affect a STOXX Benchmark Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

With respect to the STOXX® Europe Total Market Index, removed companies are not replaced. With respect to the STOXX® Europe 600 Index, the EURO STOXX® Index, the STOXX® Europe 600 Supersector Indices, the EURO STOXX® Supersector Indices, the STOXX® Europe 50 Index and the EURO STOXX 50® Index, to maintain the number of components constant, a removed company is replaced by the highest-ranked non-component on the relevant selection list. The selection list is updated on a monthly basis according to the review component selection process.

The free float factors for each component stock used to calculate each STOXX Benchmark Index are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

STOXX Benchmark Index Calculation

Each STOXX Benchmark Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the value of a STOXX Benchmark Index can be expressed as follows:

Index =	free float market capitalization of the relevant STOXX Benchmark Index divisor

The “free float market capitalization of the relevant STOXX Benchmark Index” is equal to the sum of the products, for each component stock, of the price, number of shares, free float factor, weighting cap factor and, if applicable, the exchange rate from the local currency into the index currency of the relevant STOXX Benchmark Index as of the time that STOXX Benchmark Index is being calculated.

The free float factor of each component stock is intended to reduce the number of shares to the actual amount available on the market. All fractions of the total number of shares that are larger than 5% and whose holding is of a long-term nature are excluded from the calculation of the STOXX Benchmark Indices, including: cross-ownership (stock owned either by the company itself, in the form of treasury shares, or owned by other companies); government ownership (stock owned by either governments or their agencies); private ownership (stock owned by either individuals or families); and restricted shares that cannot be traded during a certain period or have a foreign ownership restriction. Block ownership is not applied for holdings of custodian nominees, trustee companies, mutual funds, investment companies with short-term investment strategies, pension funds and similar entities.

Each STOXX Benchmark Index is also subject to a divisor, which is adjusted to maintain the continuity of the values of that STOXX Benchmark Index despite changes due to corporate actions. The following is a summary of the adjustments to any component stock of a STOXX Benchmark Index made for corporate actions and the effect of such adjustment on the divisor of that STOXX Benchmark Index, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Special cash dividend:

Cash distributions that are outside the scope of the regular dividend policy or that the company defines as an extraordinary distribution

Adjusted price = closing price – dividend announced by the company × (1 – withholding tax if applicable)

Divisor: decreases

(2) Split and reverse split: Adjusted price = closing price × A / B New number of shares = old number of shares × B / A Divisor: unchanged

(3) Rights offering:

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.

If the subscription price is available as a price range and not as a fixed price, the price and share adjustment is performed only if both lower and upper range are in the money. The average value between lower and upper range will be used as a subscription price.

In case the share increase is greater than or equal to 100% (B / A ≥ 1), the adjustment of the shares and weight factors are delayed until the new shares are listed.

Adjusted price = (closing price × A + subscription price × B) / (A + B)

New number of shares = old number of shares × (A + B) / A

Divisor: increases

(4) Stock dividend: Adjusted price = closing price × A / (A + B) New number of shares = old number of shares × (A + B) / A Divisor: unchanged	(5) Stock dividend (from treasury stock): Adjusted only if treated as extraordinary dividend. Adjusted close = close – close × B / (A + B) Divisor: decreases
(6) Stock dividend (from redeemable shares): Adjusted only if treated as extraordinary dividend. Adjusted close = close - close × B / (A + B) Divisor: decreases	(7) Stock dividend of another company: Adjusted price = (closing price × A – price of other company × B) / A Divisor: decreases

(8) Return of capital and share consolidation:

Adjusted price = (closing price – capital return announced by company × (1-withholding tax)) × A / B

New number of shares = old number of shares × B / A

Divisor: decreases

(9) Repurchase of shares / self-tender:

Adjusted price = ((price before tender × old number of shares) – (tender price × number of tendered shares)) / (old number of shares – number of tendered shares)

New number of shares = old number of shares – number of tendered shares

Divisor: decreases

(10) Spin-off: Adjusted price = (closing price × A – price of spun-off shares × B) / A Divisor: decreases

(11) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C × (1 + B / A)) / ((A + B) × ( 1 + C / A))

New number of shares = old number of shares × ((A + B) × (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price × A + subscription price × C) /((A + C) × (1 + B / A))

New number of shares = old number of shares × ((A + C) × (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price × A + subscription price × C) / (A + B + C)

New number of shares = old number of shares × (A + B + C) / A

Divisor: increases

(12) Addition / deletion of a company: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.	(13) Free float and shares changes: No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

License Agreement

We have entered into a non-exclusive license agreement with STOXX Limited whereby we, in exchange for a fee, are permitted to use the STOXX Benchmark Indices in connection with the securities. STOXX Limited and its licensors (the “Licensors”) have no relationship to Barclays Bank PLC, other than the licensing of indices and the related trademarks for use in connection with the securities.

STOXX Limited and its Licensors do not:

•	sponsor, endorse, sell or promote the securities;

•	recommend that any person invest in the securities or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of securities.

•	have any responsibility or liability for the administration, management or marketing of the securities; or

•	consider the needs of the securities or the owners of the securities in determining, composing or calculating the STOXX Benchmark Indices or have any obligation to do so.

STOXX Limited and its Licensors will not have any liability in connection with the securities. Specifically,

•	STOXX Limited and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:

•	the results to be obtained by the securities, the owner of the securities or any other person in connection with the use of any STOXX Benchmark Index and the data included in any STOXX Benchmark Index;

•	the accuracy or completeness of any STOXX Benchmark Index and its data; or

•	the merchantability and the fitness for a particular purpose or use of any STOXX Benchmark Index and its data;

•	STOXX Limited and its Licensors will have no liability for any errors, omissions or interruptions in any STOXX Benchmark Index or its data; and

•	Under no circumstances will STOXX Limited or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX Limited or its Licensors knows that they might occur.

The licensing agreement between Barclays Bank PLC and STOXX Limited is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.

THE STOXX Select Dividend Indices

All information contained in this underlying supplement regarding the EURO STOXX® Select Dividend 30 Index, the STOXX® Asia/Pacific Select Dividend 30 Index, the STOXX® Europe Select Dividend 30 Index, the STOXX® North America Select Dividend 40 Index and the STOXX® Global Select Dividend 100 Index (each, a “STOXX Select Dividend Index” and collectively, the “STOXX Select Dividend Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, STOXX Limited, a wholly owned subsidiary of Deutsche Börse AG. The STOXX Select Dividend Indices are calculated, maintained and published by STOXX Limited. STOXX Limited has no obligation to continue to publish, and may discontinue the publication of, any of the STOXX Select Dividend Indices.

The EURO STOXX® Select Dividend 30 Index

The EURO STOXX® Select Dividend 30 Index is a net dividend yield-weighted index composed of 30 of the highest dividend-paying stocks selected from the components of the EURO STOXX® Index, which provides a broad representation of the developed markets in the Eurozone. See “Indices—The STOXX Benchmark Indices” in this underlying supplement for additional information about the EURO STOXX® Index. The component stocks of the EURO STOXX® Select Dividend 30 Index are traded on the major exchanges of 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the EURO STOXX® Select Dividend 30 Index. Although the EURO STOXX® Select Dividend 30 Index measures the performance of high dividend-yielding companies, it is a price return index and, therefore, the return on the EURO STOXX® Select Dividend 30 Index will not include any dividends paid on the securities that make up the EURO STOXX® Select Dividend 30 Index. The euro price return version of the EURO STOXX® Select Dividend 30 Index is reported by Bloomberg L.P. under the ticker symbol “SD3E.”

The STOXX® Asia/Pacific Select Dividend 30 Index

The STOXX® Asia/Pacific Select Dividend 30 Index is a net dividend yield-weighted index composed of 30 of the highest dividend-paying stocks selected from the components of the STOXX® Asia/Pacific 600 Index, which provides a broad representation of the developed markets in the Asia/Pacific region. The selection list for the STOXX® Asia/Pacific 600 Index is derived from its relevant regional STOXX® Total Market Index. Otherwise, the STOXX® Asia/Pacific 600 Index is calculated and maintained using the same methodology as the STOXX® Europe 600 Index. See “Indices—The STOXX Benchmark Indices” in this underlying supplement for additional information about the calculation and maintenance of the STOXX® Europe 600 Index. The component stocks of the STOXX® Asia/Pacific Select Dividend 30 Index are traded on the major exchanges of Australia, Hong Kong, Japan, New Zealand and Singapore. At any given time, some eligible countries may not be represented in the STOXX® Asia/Pacific Select Dividend 30 Index. Although the STOXX® Asia/Pacific Select Dividend 30 Index measures the performance of high dividend-yielding companies, it is a price return index and, therefore, the return on the STOXX® Asia/Pacific Select Dividend 30 Index will not include any dividends paid on the securities that make up the STOXX® Asia/Pacific Select Dividend 30 Index. The euro price return version of the STOXX® Asia/Pacific Select Dividend 30 Index is reported by Bloomberg L.P. under the ticker symbol “SD3PP.”

The STOXX® Europe Select Dividend 30 Index

The STOXX® Europe Select Dividend 30 Index is a net dividend yield-weighted index composed of 30 of the highest dividend-paying stocks selected from the components of the STOXX® Europe 600 Index, which provides a broad representation of the developed markets in the European region. See “Indices—The STOXX Benchmark Indices” in this underlying supplement for additional information about the STOXX® Europe 600 Index. The component stocks of the STOXX® Europe Select Dividend 30 Index are traded on the major exchanges of 17 European countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom. At any given time, some eligible countries may not be represented in the STOXX® Europe Select Dividend 30 Index. Although the STOXX® Europe Select Dividend 30 Index measures the performance of high dividend-yielding companies, it is a price return index and, therefore, the return on the STOXX® Europe Select Dividend 30 Index will not include any dividends paid on the securities that make up the STOXX® Europe Select Dividend 30 Index. The euro price return version of the STOXX® Europe Select Dividend 30 Index is reported by Bloomberg L.P. under the ticker symbol “SD3P.”

The STOXX® North America Select Dividend 40 Index

The STOXX® North America Select Dividend 40 Index is a net dividend yield-weighted index composed of 40 of the highest dividend-paying stocks selected from the components of the STOXX® North America 600 Index, which provides a broad representation of the developed markets in the North American region. The selection list for the STOXX® North America 600 Index is derived from its relevant regional STOXX® Total Market Index. Otherwise, the STOXX® North America 600 Index is calculated and maintained using the same methodology as the STOXX® Europe 600 Index. See “Indices—The STOXX Benchmark Indices” in this underlying supplement for additional information about the calculation and maintenance of the STOXX® Europe 600 Index. The component stocks of the STOXX® North America Select Dividend 40 Index are traded on the major exchanges of Canada and the United States. At any given time, some eligible countries may not be represented in the STOXX® North America Select Dividend 40 Index. Although the STOXX® North America Select Dividend 40 Index measures the performance of high dividend-yielding companies, it is a price return index and, therefore, the return on the STOXX® North America Select Dividend 40 Index will not include any dividends paid on the securities that make up the STOXX® North America Select Dividend 40 Index. The euro price return version of the STOXX® North America Select Dividend 40 Index is reported by Bloomberg L.P. under the ticker symbol “SD4AP.”

The STOXX® Global Select Dividend 100 Index

The STOXX® Global Select Dividend 100 Index is a combination of the STOXX® Asia/Pacific Select Dividend 30 Index, the STOXX® Europe Select Dividend 30 Index and the STOXX® North America Select Dividend 40 Index. Accordingly, the STOXX® Global Select Dividend 100 Index is composed of the component stocks of the STOXX® Asia/Pacific Select Dividend 30 Index, representing 30 of the highest dividend-paying stocks selected from the developed markets in the Asia/Pacific region (from the components of the STOXX® Asia/Pacific 600 Index), the STOXX® Europe Select Dividend 30 Index, representing 30 of the highest dividend-paying stocks selected from the developed markets in the European region (from the components of the STOXX® Europe 600 Index), and the STOXX® North America Select Dividend 40 Index, representing 40 of the highest dividend-paying stocks selected from the developed markets in the North American region (from the components of the STOXX® North America 600 Index). At any given time, some eligible countries may not be represented in the STOXX® Global Select Dividend 100 Index. Although the STOXX® Global Select Dividend 100 Index measures the performance of high dividend-yielding companies, it is a price return index and, therefore, the return on the STOXX® Global Select Dividend 100 Index will not include any dividends paid on the securities that make up the STOXX® Global Select Dividend 100 Index. The euro price return version of the STOXX® Global Select Dividend 100 Index is reported by Bloomberg L.P. under the ticker symbol “SDGP.”

Composition and Maintenance of the STOXX Select Dividend Indices

The table below sets forth each “Regional Select Dividend Index” with its corresponding “Parent Index” and number of component stocks.

Regional Select Dividend Index	Parent Index	Number of Component Stocks
EURO STOXX® Select Dividend 30 Index	EURO STOXX® Index	30 component stocks
STOXX® Asia/Pacific Select Dividend 30 Index	STOXX® Asia/Pacific 600 Index	30 component stocks
STOXX® Europe Select Dividend 30 Index	STOXX® Europe 600 Index	30 component stocks
STOXX® North America Select Dividend 40 Index	STOXX® North America 600 Index	40 component stocks

For each Regional Select Dividend Index, the components of the corresponding Parent Index and their secondary share lines are eligible for inclusion in the applicable selection list. Companies are screened for the following criteria: indicated annualized dividend (applies for components and non-components), non-negative dividend growth rate over the past five years (applies for non-components only), dividend payments in four out of five calendar years (applies for non-components only), non-negative payout ratio (applies for components and non-components), payout ratio of less than or equal to 80% (applies for non-components only) with respect to the STOXX® Asia/Pacific Select Dividend 30 Index or less than or equal to 60% (applies for non-components only) with respect to the other Regional Select Dividend Indices and a minimum average daily traded value over the preceding three months (applies for non-components only) of approximately 11.11 million euros with respect to the EURO STOXX® Select Dividend 30 Index, approximately 3.33 million euros with respect to the STOXX® Asia/Pacific Select Dividend 30 Index and the STOXX® Europe Select Dividend 30 Index and 2.50 million euros with respect to the STOXX® North America Select Dividend 40 Index. For companies that have more than one share line, the line with the higher dividend yield is chosen.

For the STOXX® North America Select Dividend 40 Index, all companies on the selection list are ranked according to the ratio of their net dividend yield to the net dividend yield of the STOXX® Total Market Index for the relevant country. For each of the other Regional Select Dividend Indices, all companies on the applicable selection list are ranked according to the ratio of their net dividend yield to the greater of the net dividend yield of the STOXX® Total Market Index for the relevant country and the net dividend yield of the STOXX® Total Market Index for the relevant region.

For each of the EURO STOXX® Select Dividend 30 Index and the STOXX® Europe Select Dividend 30 Index, all current companies ranked from 1 to 60 in the applicable selection list will remain in the relevant Regional Select Dividend Index. If fewer than 30 companies are included in the EURO STOXX® Select Dividend 30 Index or the STOXX® Europe Select Dividend 30 Index, the highest ranked non-components are added until 30 companies are included in the relevant Regional Select Dividend Index.

For the STOXX® Asia/Pacific Select Dividend 30 Index, the companies are ranked by the net dividend yield ratio described above for each country and region as a whole. All current companies ranked 20 or above in each country ranking will remain in the STOXX® Asia/Pacific Select Dividend 30 Index. If fewer than 30 companies are included, the highest ranked non-components from the regional ranking are added until 30 companies are included. A maximum of 10 companies per country can be included in the STOXX® Asia/Pacific Select Dividend 30 Index.

For the STOXX® North America Select Dividend 40 Index, the companies are ranked by the net dividend yield ratio described above for each country and region as a whole. All current companies ranked 60 or above in each country ranking remain in the STOXX® North America Select Dividend 40 Index. If fewer than 40 companies are included, the highest ranked non-components from the regional ranking are added until 40 companies are included. A maximum of 30 companies per country can be included in the STOXX® North America Select Dividend 40 Index.

The composition of each STOXX Select Dividend Index is reviewed annually in March. Each STOXX Select Dividend Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings, bankruptcy, and price and share adjustments) that affect a Parent Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect. To maintain the number of components constant, a deleted company is replaced by the highest-ranked non-component on the relevant selection list. Each selection list is updated on a quarterly basis according to the review component selection process. Any restrictions on the maximum count per country are applied. If a company is deleted from a Parent Index between the annual review dates but is still a component of the STOXX® Global Total Market Index, the company will remain in the corresponding STOXX Select Dividend Index until the next annual review, provided that it still meets the requirements for that STOXX Select Dividend Index.

If STOXX Limited becomes aware of dividend data changes for the components of a STOXX Select Dividend Index, the following index adjustments may occur. The timing of the index adjustment depends on the changes in the dividend data. If the company cancels one of its dividends, the company will be deleted from the relevant STOXX Select Dividend Index, the replacement will be announced immediately, implemented two trading days later and become effective the next trading day. The case of dividend cancellation does not apply to dividends whose payment is postponed within the same fiscal year. Dividends whose payment is postponed indefinitely or to a subsequent fiscal year are considered cancelled. In case a company pays its dividends for a fiscal year in tranches, after the first tranche has been paid, the cancellation of one or more remaining tranches or the postponement of their payment to a subsequent fiscal year is treated as a lowering of dividend.

If the company lowers its dividend, the company will remain in the relevant STOXX Select Dividend Index until the next selection list is available. If the company is ranked at or above the rank threshold for the relevant Regional Select Dividend Index, it is retained. If it is ranked below the rank threshold with respect to that Regional Select Dividend Index, it is removed and replaced by the highest-ranked non-component on that selection list. The changes will be announced on the fifth trading day of the month together with the applicable selection list and become effective on the first trading day after the third Friday of the month. The weight factors for the new components will be published on the quarterly underlying data announcement based on previous day closing prices.

Calculation of the STOXX Select Dividend Indices

Each STOXX Select Dividend Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating a STOXX Select Dividend Index value can be expressed as follows:

Index =	total “units” of the relevant STOXX Select Dividend Index
divisor

The “total “units” of the relevant STOXX Select Dividend Index” is equal to the sum of the products, for each component stock, of the price, weighting factor and weighting cap factor as of the time that the relevant STOXX Select Dividend Index is being calculated.

The weighting factor for each component stock is equal to the ratio of (a) the net dividend of the issuer of that component stock divided by the closing price of that component stock (the “net dividend yield”) to (b) the sum of the net dividend yields of all component stocks. The weighting factors are published on the second Friday in March, one week prior to quarterly review implementation using Thursday’s closing prices.

In addition, each STOXX Select Dividend Index applies a weighting cap factor for each component stock of (1,000,000,000 × initial weight of that component / closing price of that component stock in euros), rounded to the nearest integer. An additional cap factor limits the weight of each component stock within a STOXX Select Dividend Index to a maximum of 10% with respect to the STOXX® Global Select Dividend 100 Index or 15% with respect to the other STOXX Select Dividend Indices at the time of each review.

Each STOXX Select Dividend Index is also subject to a divisor, which is adjusted to maintain the continuity of the relevant STOXX Select Dividend Index values across changes due to corporate actions. A summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, which is also applicable to each STOXX Select Dividend Index, is set forth under “Indices—The STOXX Benchmark Indices—STOXX Benchmark Index Calculation” in this underlying supplement.

License Agreement

We have entered into a non-exclusive license agreement with STOXX Limited whereby we, in exchange for a fee, are permitted to use the STOXX Select Dividend Indices in connection with the securities. STOXX Limited and its licensors (the “Licensors”) have no relationship to Barclays Bank PLC, other than the licensing of indices and the related trademarks for use in connection with the securities.

STOXX Limited and its Licensors do not:

•	sponsor, endorse, sell or promote the securities;

•	recommend that any person invest in the securities or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of securities.

•	have any responsibility or liability for the administration, management or marketing of the securities; or

•	consider the needs of the securities or the owners of the securities in determining, composing or calculating the STOXX Select Dividend Indices or have any obligation to do so.

STOXX Limited and its Licensors will not have any liability in connection with the securities. Specifically,

•	STOXX Limited and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:

•	the results to be obtained by the securities, the owner of the securities or any other person in connection with the use of any STOXX Select Dividend Index and the data included in any STOXX Select Dividend Index;

•	the accuracy or completeness of any STOXX Select Dividend Index and its data; or

•	the merchantability and the fitness for a particular purpose or use of any STOXX Select Dividend Index and its data;

•	STOXX Limited and its Licensors will have no liability for any errors, omissions or interruptions in any STOXX Select Dividend Index or its data; and

•	Under no circumstances will STOXX Limited or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX Limited or its Licensors knows that they might occur.

The licensing agreement between Barclays Bank PLC and STOXX Limited is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.

THE SWISS MARKET INDEX

All information contained in this underlying supplement regarding the Swiss Market Index (the “SMI®”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, SIX Swiss Exchange Ltd (“SSE”). The SMI® is calculated, maintained and published by SSE. SSE has no obligation to continue to publish, and may discontinue the publication of, the SMI®.

The SMI® is a free float-adjusted market capitalization-weighted price return index of the Swiss equity market. The SMI® was standardized on June 30, 1988 with an initial baseline value of 1,500 points. The SMI® is reported by Bloomberg L.P. under the ticker symbol “SMI.”

Composition of the SMI®

The SMI® is composed of the most highly capitalized and liquid stocks of the Swiss Performance Index (“SPI®”). The SMI® represents more than 75% of the free float market capitalization of the Swiss equity market.

The SMI® is composed of the 20 highest ranked securities of the SPI®, where the ranking of each security is determined by a combination of the following criteria:

•	average free float market capitalization over the last 12 months (compared to the capitalization of the entire SPI®); and

•	cumulated on order book turnover over the last 12 months (compared to the total turnover of the SPI®).

The average market capitalization in percent and the turnover in percent are each given a weighting of 50% and yield the weighted market share. A security is excluded from the SMI® if it ranked 23 or lower in the selection list. To reduce fluctuations in the SMI®, a buffer is applied for securities ranked 19 to 22. Out of the candidates from ranks 19 to 22, current components are selected with priority over the other candidates. New components out of the buffer are selected until 20 components have been reached. Instruments that are primary listed on more than one stock exchange and generate less than 50% of their total turnover at SIX Swiss Exchange, need to fulfill additional liquidity criteria in order to be selectable for the SMI®. For this purpose, all components of the SPI® are ranked based on their cumulated order book turnover over the past 12 months relative to the total turnover of the index universe. For this list, only turnovers of stock exchanges are considered where the instrument is primary listed. Such an instrument with several primary listings must rank among the first 18 components on the order book turnover list in order to be selectable for the SMI®. Such an instrument is excluded from the SMI® once it reaches 23 or lower.

Standards for Admission and Exclusion

To ensure that the composition of the SMI® maintains a high level of continuity, the stocks contained within it are subject to a special admission and exclusion procedure. This is based on the criteria of free float market capitalization and liquidity. The index-basket adjustments which arise from this procedure are, as a rule, made once per year.

The securities included in the SMI® are weighted according to their free float. The free float is calculated only for shares with voting rights. This means that large positions in a security that reach or exceed the threshold of 5% and are held in firm hands are subtracted from the total market capitalization. The following positions in a security are deemed to be held in firm hands:

•	Shareholding that has been acquired by one person or a group of persons who are subject to a shareholder or lockup agreement.

•	Shareholding that has been acquired by one person or a group of persons who according to publicly known facts, have a long-term interest in a company.

The free float is calculated on the basis of outstanding shares. Issued and outstanding equity capital is, as a rule, the total amount of equity capital that has been fully subscribed, wholly or partially paid in and documented in the Commercial Registry. Neither conditional nor approved capital is counted as issued and outstanding equity capital. The free float is calculated on the basis of listed shares only. Where a company has different categories of listed participation rights, these are considered separately for the free float calculation.

Exceptions

The positions in a security held by institutions of the following kind are deemed free floating:

•	custodian nominees

•	trustee companies

•	investment funds

•	pension funds

•	investment companies

The SIX Swiss Exchange classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned.

Ordinary Index Review

Each year on the third Friday of September, the composition of the SMI® is updated in the ordinary index review based on the selection list of June. With the cut-off dates on March 31, September 30 and December 31, a provisional selection list is created, which serves as the basis for the adjustment of extraordinary corporate actions. The number of securities and free float shares are adjusted on four ordinary adjustment dates a year: the third Friday in March, June, September and December.

Extraordinary Corporate Actions

An extraordinary corporate action is an initial public offering (“IPO”), merger and acquisition activity, spin-off, insolvency or any other event that leads to a listing or delisting. An extraordinary corporate action has an ex-date, but its effect can usually not be calculated by a generic predefined formula. In most cases, an extraordinary corporate action leads to a new listing or delisting and subsequently there is a change in the composition of the SMI® and in the component weights of the composition of the SMI®.

Newly listed instruments that fulfill the selection rules of the SMI®, are extraordinarily included in the SMI® on their second trading day and the SMI® is adjusted with the free float market capitalization at the close of the first trading day. The extraordinary inclusion of a newly listed instrument in the SMI® can lead to an extraordinary replacement of an existing index component. Extraordinary inclusions are usually implemented after a notification period of 5 trading days. The adjusted cap factors are implemented after a notification period of generally 5 trading days, but no less than one trading day.

If an IPO of a real estate instrument leads to an extraordinary inclusion, it is included in the SMI® in three equal stages. This is achieved by the gradual increase of the number of shares or the free float factor over three trading days starting on the second trading day.

In case of a planned delisting, the exclusion of an index component is made, if possible, on the next ordinary index review date on the third Friday of March, June, September or December. However, if the delisting would be effective before the ordinary index review, the component is excluded from the SMI® on the effective date of the delisting. If the index component no longer meets the criteria for remaining in the SMI® due to a pending acquisition, it may be removed ahead of time. If a component is excluded from the SMI® outside of the ordinary index review, it is replaced by the best-ranked candidate on the selection list that is not yet part composition of the SMI® in order to maintain a stable number of components within the SMI®. Extraordinary exclusions and respective additions are implemented after a notification period of usually 5 trading days. Adjusted cap factors are implemented after a notification period of generally 5 trading days, but no less than one trading day.

Extraordinary inclusions in the SMI® take place if the selection rules for the SMI® are fulfilled after a three-month period. This occurs on a quarterly basis after the close of trading on the third Friday of March, June, September and December as follows:

Latest Listing Date	Earliest Extraordinary Acceptance Date
5 trading days prior to the end of November	March
5 trading days prior to the end of February	June
5 trading days prior to the end of May	September
5 trading days prior to the end of August	December

In the case of major market changes as a result of a corporate action, an instrument may be admitted to the SMI® outside of the accepted admission period as long as it clearly fulfills the selection rules for the SMI®. For the same reasons, a component can be excluded if the requirements for admission to the SMI® are no longer fulfilled.

Calculation of the SMI®

The SMI® is calculated using the Laspeyres method with the weighted arithmetic mean of a defined number of securities issues. The formula for calculating the level of the SMI® can be expressed as follows:

Index Level =	free float market capitalization of the SMI®
divisor

The “free float market capitalization of the SMI®” is equal to the sum of the products, for each component, of the last-paid price, number of shares, free float factor, capping factor and, if applicable, the current Swiss franc exchange rate as of the time the SMI® is being calculated.

The divisor is a technical number used to calculate the SMI®. If the market capitalization changes due to a corporate event, the divisor changes while the index level remains the same. The new divisor is calculated on the evening of the day before the corporate event takes effect.

In calculating the SMI®, the last available price is taken into account. If no price has been paid on the day of calculation, the previous day’s price is used. Only the prices achieved via the electronic order book of the SIX Swiss Exchange are used.

The trading hours for Swiss equities, participation certificates and bonus certificates are determined by the SIX Swiss Exchange. Since the opening phase usually causes strong price fluctuations, the SMI® is first calculated two minutes after the start of on order book trading. This index level is called the “open.” A closing auction takes place ten minutes before close of trading. At the close of trading, the final closing prices used in calculating the closing level of the SMI® are established.

Component Weighting

The SMI® is weighted by the free float market capitalization of its components. The number of shares and the free float factor are reviewed on a quarterly basis. In the same context, each component of the SMI® with a free float market capitalization larger than 18% of the total market capitalization of the SMI® is capped to that weight of 18%.

Additionally, the components of the SMI® are capped to 18% between two ordinary index reviews as soon as two components exceed a weight of 20% each. If such an intra quarter breach is observed after the close of markets, the new cap factors are calculated so that any component has a maximum weight of 18%. This cap factor is set to be effective after the close of the following trading day.

If an issuer has issued more than one equity instrument (e.g., registered shares, bearer shares, participation certificates, bonus certificates), it is possible that one issuer is represented in the SMI® with more than one instrument. In this case, the free float market capitalization of those instruments is cumulated for the calculation of the cap factors. If the cumulated index weight exceeds the 18% threshold, the weight is capped accordingly. The cumulated, capped index weight is distributed proportionally based on the free float market capitalization of those instruments.

License Agreement

SSE has had the names of all the indices created by it protected under trademark law. They have been registered in Switzerland as well as in key markets both in Europe and overseas. Under certain conditions, SSE permits third parties to use the trademarks of its index family for commercial purposes. It has levied a license fee for such use since 1999.

We have entered into a non-exclusive license agreement with the SSE whereby we, in exchange for a fee, are permitted to use the SMI in connection with certain securities, including the notes and warrants. We are not affiliated with the SSE; the only relationship between the SSE and us is any licensing of the use of the SMI and trademarks relating to them.

Any transactions specified or described in this underlying supplement or the applicable pricing supplement are not in any way sponsored, endorsed, sold or promoted by the SSE and the SSE makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI and/or the figure at which the SMI stands at any particular day or otherwise. However, the SSE shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and the SSE shall not be under any obligation to advise any person of any error therein.

SIX Group, SSE, SPI, Swiss Performance Index (SPI), SPI EXTRA, SPI ex SLI, SMI, Swiss Market Index (SMI), SMI MID (SMIM), SMI Expanded, SXI, SXI Real Estate, SXI Swiss Real Estate, SXI Life Sciences, SXI Bio+Medtech, SLI, SLI Swiss Leader Index, SBI, SBI Swiss Bond Index, SAR, SAR SWISS AVERAGE RATE, SARON, SCR, SCR SWISS CURRENT RATE, SCRON, SAION, SCION, VSMI and SWX Immobilienfonds Index are trademarks that have been registered in Switzerland and/or abroad by SIX Group Ltd respectively SIX Swiss Exchange Ltd. Their use is subject to a license.

THE TOPIX® INDEX

All information contained in this underlying supplement regarding the Tokyo Stock Price Index, or the TOPIX® Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, JPX Market Innovation & Research, Inc. (the “JPXI”). The TOPIX® Index is calculated, maintained and published by the JPXI. The JPXI has no obligation to continue to publish, and may discontinue the publication of, the TOPIX® Index.

The TOPIX® Index was developed by the Tokyo Stock Exchange, Inc. (the “TSE”). Publication of the TOPIX® Index began on July 1, 1969, based on an initial index value of 100 at January 4, 1968, which was reset at 1,000 on April 1, 1998. The TOPIX® Index is computed and published every second via TSE’s Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks. The TOPIX® Index is reported by Bloomberg L.P. under the ticker symbol “TPX.”

Composition and Maintenance of the TOPIX® Index

The TOPIX® Index is a free float-adjusted market capitalization-weighted index of common stocks listed on the TSE covering an extensive portion of the Japanese stock market. On April 4, 2022, JPXI began revisions to the TOPIX® Index in conjunction with the restructuring of the TSE into three new market segments: the Prime Market, the Standard Market and the Growth Market.

Prior to April 4, 2022, the component stocks of the TOPIX® Index consisted of all Japanese common stocks listed on the First Section of the TSE. Japanese stocks admitted to the TSE were previously assigned to one of the First Section, the Second Section or the Mothers. Stocks listed on the First Section were typically limited to larger, longer established and more actively traded issues, stocks listed on the Second Section were typically limited to mid-sized companies and stocks listed on the Mothers were typically limited to high-growth start-up companies. Stocks that were components of the TOPIX® Index as of April 1, 2022 continue to be included after the market restructuring, regardless of their new market segment. However, component stocks with tradeable share market capitalization of under JPY 10 billion are designated as “phased weighting reduction constituents,” and their weighting will be gradually reduced in ten stages on the last business day of each quarter beginning in October 2022 and ending in January 2025. Subject to a re-evaluation after the fourth stage, they will be removed from the TOPIX® Index on the last business day of January 2025.

During the transition period, additions to the component stocks can occur (1) through the initial listing of a company on or transfer to the Prime Market, with such changes taking effect on the last business day of the month after such initial listing; (2) through the initial listing of a new company resulting from a corporate consolidation that results in an index constituent being delisted, with such changes taking effect on the new listing date; or (3) through the delisting of an index constituent due to a merger with a surviving stock that is not an index constituent, with such changes taking effect on the delisting date. In addition, a company removed from the Index due to its designation as a “Securities on Alert” that has that designation canceled as of the last business day of August 2023 can be added if it meets tradeable share market capitalization and annual traded value ratio requirements, with such changes taking effect on the last business day of October 2023.

Deletions of constituents can occur due to (1) de-listing, resulting from a corporate consolidation, when the surviving company re-lists with the TSE, with such changes taking effect on the initial listing date of the new company (normally two business days after the delisting date); (2) de-listing of a company for reasons other than those stated above, with such changes taking effect on the de-listing date; or (3) designation of stocks to be de-listed, with such changes taking effect four business days after such designation. Any component stock designated as a “Security on Alert” as of April 4, 2022 was removed from the TOPIX® Index as of the last business day of April 2022.

Rules for addition of component stocks after January 31, 2025 will be determined following the transition period.

Calculation of the TOPIX® Index

The TOPIX® Index is calculated using market capitalization weighting, with the market price of each component stock multiplied by the number of shares listed, as adjusted by multiplying by a free float weight

(“FFW”) that incorporates both a liquidity factor (to take into account only the listed shares deemed to be available for trading in the market) and a transition factor (in the case of a component stock identified for phased weighting reduction as described above). The upper weighting limit for any one component stock is 10%. The JPXI amended its free-float weight calculation methodology as of April 4, 2022, with changes to any component’s FFW phased in over three months.

The TOPIX® Index is not expressed in Japanese yen, but is presented in terms of points (as a decimal figure), rounded to the nearest one-hundredth. The TOPIX® Index is calculated by multiplying 100 by the figure obtained by dividing the current free float-adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of free float-adjusted common shares listed on the TSE at the same instance) (as adjusted by multiplying the FFW) (the “Current Market Value”) by the base market value (i.e., the Current Market Value on the base date) (the “Base Market Value”).

The calculation of the TOPIX® Index can be represented by the following formula:

Index	=	Current Market Value	×	100
Base Market Value

The number of free float-adjusted shares at the time of the index calculation is the number of common shares listed on the TSE multiplied by the free float weight. The free float weight is the percentage of listed shares deemed to be available for trading in the market and is calculated by the JPXI for each listed company for purposes of index calculation. The free float weight is determined by estimating the number of non-free float shares on the basis of published materials such as securities reports. In determining the free float weight, the JPXI deems the following shares as non-free float shares: shares held by the top 10 major shareholders (subject to certain exceptions), treasury stocks (including certain cross-shareholdings), shares held by board members of the relevant company, equity securities held for investment purposes other than pure investment and other shares JPXI deems not available for trading in the market. The free float weight is equal to 1 minus the number of non-free float shares divided by the number of listed shares. In the case of some companies with low liquidity, the JPXI may adjust their free float downwards by applying a “liquidity factor.”

The free float weight assigned to each listed company is reviewed annually, with timings that vary according to the earnings release date of each such listed company. Free float weights may also be subject to extraordinary review at JPXI’s discretion in the case of certain corporate actions (e.g., allocation of new shares, conversion of preferred shares or exercise of subscription warrants, spin-offs, mergers, stock swaps, take-overs) and for other reasons the JPXI believes appropriate.

In order to maintain continuity, the Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX® Index. Such factors include, without limitation: new listings, delistings, new share issues either through public offerings or through rights offerings to shareholders (limited to cases where the allotted subscription warrant securities are listed) and issuance of shares as a consequence of exercise of convertible bonds or warrants.

The formula for the adjustment is as follows:

Free float-adjusted Market Value on business day before adjustment date	=	(Free float-adjusted Market Value on business day before adjustment date ± Adjustment Amount)
Base Market Value before adjustment		Base Market Value after adjustment

Where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TOPIX® Index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New Base Market Value	=	Old Base Market Value × (Free float-adjusted Market Value on business day before adjustment date ± Adjustment Amount)
Free float-adjusted Market Value on business day before adjustment date

The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the Current Market Value or any stock underlying the TOPIX® Index, the Base Market Value is adjusted in such a way that the new value of the TOPIX® Index will equal the level of the TOPIX® Index immediately prior to such change.

No adjustment is made to the Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market capitalization.

License Agreement

We have entered into a non-exclusive license agreement with the Tokyo Stock Exchange, Inc. whereby we, in exchange for a fee, are permitted to use the TOPIX Index in connection with certain securities, including the notes and warrants. We are not affiliated with the Tokyo Stock Exchange, Inc.; the only relationship between the Tokyo Stock Exchange, Inc. and us is any licensing of the use of the TOPIX indices and trademarks relating to them.

(i)	The TOPIX Index Value and the TOPIX Index Marks are subject to the rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights relating to the TOPIX Index such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Index Marks.

(ii)	The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Index Marks or cease the use thereof.

(iii)	The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Index Marks or as to the figure at which the TOPIX Index Value stands on any particular day.

(iv)	The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

(v)	No securities are in any way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc.

(vi)	The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the securities or an advice on investments to any purchaser of the securities or to the public.

(vii)	The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the securities for calculation of the TOPIX Index Value.

(viii)	Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the securities.

The copyright of “TOPIX” and other intellectual property rights related to “TOPIX” and “TOPIX® Index” belong solely to the Tokyo Stock Exchange, Inc. No securities relating to the TOPIX® Index are in any way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc. The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the TOPIX® Index or the figure at which the TOPIX® Index stands on any particular day. The TOPIX® Index is solely compiled and calculated by the Tokyo Stock Exchange, Inc. However, the Tokyo Stock Exchange, Inc. will not be under any obligation to advise any person (including purchasers and sellers of securities) of any error therein. The

Tokyo Stock Exchange, Inc. shall not be liable for any modifications and changes in the method of calculation of the TOPIX® Index and is not under any obligation to continue the calculation, publication and dissemination of any of its indices.

EXCHANGE-TRADED FUNDS

The ARK Innovation ETF

All information contained in this underlying supplement regarding the ARK Innovation ETF (the “ARKK Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, ARK ETF Trust (“ARK Trust”). The ARKK Fund is an actively-managed exchange-traded fund managed by ARK Investment Management LLC (“ARK LLC”), the investment adviser to the ARKK Fund. The ARKK Fund trades on the NYSE Arca, Inc. under the ticker symbol “ARKK.”

The investment objective of the ARKK Fund is long-term growth of capital.

As an actively-managed fund, the ARKK Fund is subject to management risk. In managing the ARKK Fund, ARK LLC applies investment strategies, techniques and analyses in making investment decisions for the ARKK Fund, but there can be no guarantee that these actions will produce the intended results. The ability of ARK LLC to successfully implement the ARKK Fund’s investment strategy will significantly influence that ARKK Fund’s performance.

The ARKK Fund will invest under normal circumstances primarily (at least 65% of its assets) in equity securities of U.S. and non-U.S. companies that are relevant to the ARKK Fund’s investment theme of disruptive innovation. ARK LLC defines “disruptive innovation” as the introduction of a technologically enabled new product or service that potentially changes the way the world works. ARK LLC believes that companies relevant to this theme are those that rely on or benefit from the development of new products or services, technological improvements and advancements in scientific research relating to the areas of genomics; innovation in automation and manufacturing, transportation, energy, artificial intelligence and materials; the increased use of shared technology, infrastructure and services; and technologies that make financial services more efficient. ARK LLC defines “genomics” as the study of genes and their functions, and related techniques (e.g., genomic sequencing).

ARK Trust is a registered investment company that consists of numerous separate investment portfolios, including the ARKK Fund. Information provided to or filed with the SEC by ARK Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-191019 and 811-22883, respectively, through the SEC’s website at http://www.sec.gov.

The Invesco QQQ TrustSM, Series 1

All information contained in this underlying supplement regarding the Invesco QQQ TrustSM, Series 1 (the “QQQ Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, The Bank of New York Mellon, as trustee of the QQQ Fund (the “QQQ Fund Trustee”), and Invesco Capital Management LLC, as sponsor of the QQQ Fund (the “QQQ Fund Sponsor”). The QQQ Fund is a unit investment trust that issues securities called “Invesco QQQ Shares.” The QQQ Fund is an exchange-traded fund that trades on The Nasdaq Stock Market under the ticker symbol “QQQ.”

The investment objective of the QQQ Fund is to seek to track the investment results, before fees and expenses, of the Nasdaq-100 Index®. The Nasdaq-100 Index® is a modified market capitalization-weighted index of 100 of the largest non-financial companies listed on The Nasdaq Stock Market based on market capitalization. For more information about the Nasdaq-100 Index®, please see “Indices—The Nasdaq-100 Index®.”

The QQQ Fund holds all of the stocks in the Nasdaq-100 Index® and cash and is not actively managed by traditional methods, which typically involve effecting changes in the holdings of securities on the basis of judgments made relating to economic, financial and market considerations. To maintain the correspondence between the composition and weighs of the securities held by the QQQ Fund and the component securities of the Nasdaq-100 Index® (“QQQ Index Securities”), the QQQ Fund Trustee adjusts the holdings of the QQQ Fund from time to time to conform to periodic changes in the identity and/or relative weights of the QQQ Index Securities.

The QQQ Fund will not be able to replicate exactly the performance of the Nasdaq-100 Index® because the total return generated by the securities held by the QQQ Fund will be reduced by transaction costs incurred in adjusting the actual balance of the securities held by the QQQ Fund and other expenses of the QQQ Fund, whereas such transaction costs and expenses are not included in the calculation of the Nasdaq-100 Index®. It is also possible that for short periods of time, the QQQ Fund may not fully replicate the performance of the Nasdaq-100 Index® due to the temporary unavailability of certain QQQ Index Securities in the secondary market or due to other extraordinary circumstances. Such events are unlikely to continue for an extended period of time because the QQQ Fund Trustee is required to correct such imbalances by means of adjusting the composition of the securities held by the QQQ Fund. It is also possible that the composition of the QQQ Fund may not exactly replicate the composition of the Nasdaq-100 Index®.

The QQQ Fund is a registered investment company. Information provided to or filed with the SEC by the QQQ Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-61001 and 811-08947, respectively, through the SEC’s website at http://www.sec.gov.

THE INVESCO S&P 500® EQUAL WEIGHT ETF

All information contained in this underlying supplement regarding the Invesco S&P 500® Equal Weight ETF (the “RSP Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Invesco Exchange-Traded Fund Trust (the “Invesco Trust”) and Invesco Capital Management LLC (“Invesco”). Invesco is currently the investment advisor to the RSP Fund. The RSP Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “RSP.”

The RSP Fund seeks to track the investment results (before fees and expenses) of the S&P 500® Equal Weight Index. The S&P 500® Equal Weight Index is an equal-weighted version of the S&P 500® Index. For more information about the S&P 500® Equal Weight Index, please see “Indices—The S&P Equal Weight Indices.”

The RSP Fund uses an “indexing” investment approach to seek to track the investment results, before fees and expenses, of the S&P 500® Equal Weight Index. The RSP Fund employs a “full replication” methodology in seeking to track the S&P 500® Equal Weight Index, meaning that it generally invests in all of the securities composing the S&P 500® Equal Weight Index in proportion to their weightings in the S&P 500® Equal Weight Index. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in those same weightings. In those circumstances, the RSP Fund may purchase a sample of securities in the S&P 500® Equal Weight Index. A “sampling” methodology means that Invesco uses quantitative analysis to select securities from the S&P 500® Equal Weight Index universe to obtain a representative sample of securities that have, in the aggregate, investment characteristics similar to the S&P 500® Equal Weight Index in terms of key risk factors, performance attributes and other characteristics. These include industry weightings, market capitalization, return variability, earnings valuation, yield and other financial characteristics of securities. When employing a sampling methodology, Invesco bases the quantity of holdings in the RSP Fund on a number of factors, including asset size of the RSP Fund, and generally expects the RSP Fund to hold less than the total number of securities in the S&P 500® Equal Weight Index. However, Invesco reserves the right to invest the RSP Fund in as many securities as it believes necessary to achieve the RSP Fund’s investment objective.

The RSP Fund’s return may not match the return of the S&P 500® Equal Weight Index for a number of reasons. For example, the RSP Fund incurs operating expenses not applicable to the S&P 500® Equal Weight Index and incurs costs in buying and selling securities, especially when rebalancing the RSP Fund’s securities holdings to reflect changes in the composition of the S&P 500® Equal Weight Index. In addition, the performance of the RSP Fund and the S&P 500® Equal Weight Index may vary due to asset valuation differences and differences between the RSP Fund’s portfolio and the S&P 500® Equal Weight Index resulting from legal restrictions, cost or liquidity constraint.

The Invesco Trust is a registered investment company that consists of numerous separate investment portfolios, including the RSP Fund. Information provided to or filed with the SEC by the Invesco Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-102228 and 811-21265, respectively, through the SEC’s website at http://www.sec.gov.

THE iSHARES® ETFS

All information contained in this underlying supplement regarding the iShares® China Large-Cap ETF, the iShares® Global Clean Energy ETF, the iShares® MSCI ACWI ETF, the iShares® MSCI Brazil ETF, the iShares® MSCI China ETF, the iShares® MSCI EAFE® ETF, the iShares® MSCI Emerging Markets ETF, the iShares® MSCI Eurozone ETF, the iShares® MSCI India ETF, the iShares® MSCI Japan ETF, the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF, the iShares® Russell 2000 Value ETF, the iShares® S&P 500 Value ETF, the iShares® Semiconductor ETF and the iShares® U.S. Real Estate ETF (each, an “iShares ETF” and collectively, the “iShares ETFs”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the fund manager of each iShares ETF and BlackRock Fund Advisors (“BFA”). The iShares ETFs are investment portfolios of either iShares Trust® or iShares®, Inc. and are maintained and managed by their respective fund managers. BFA is currently the investment advisor to the iShares ETFs.

BFA uses a representative sampling indexing strategy to manage each iShares ETF. “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of an applicable underlying index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of an applicable underlying index. An iShares ETF may or may not hold all of the securities in its underlying index.

Each iShares ETF’s underlying index is a financial calculation, based on a grouping of financial instruments, and is not an investment product, while each iShares ETF is an actual investment portfolio. The performance of each iShares ETF and its underlying index may vary for a number of reasons, including transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between that iShares ETF’s portfolio and its underlying index resulting from that iShares ETF’s use of representative sampling or from legal restrictions (such as diversification requirements) that apply to that iShares ETF but not to its underlying index. “Tracking error” is the divergence of the performance (return) of an iShares ETF’s portfolio from that of its underlying index. Because each iShares ETF uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

iShares® Trust and iShares®, Inc. are registered investment companies that consist of numerous separate investment portfolios, including the iShares ETFs. Information provided to or filed with the SEC by iShares® Trust and iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, for iShares® Trust, and SEC file numbers 033-97598 and 811-09102, respectively, for iShares®, Inc., through the SEC’s website at http://www.sec.gov.

The iShares® China Large-Cap ETF

The iShares® China Large-Cap ETF (the “FXI Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large-capitalization Chinese equities that trade on the Hong Kong Stock Exchange, which is currently the FTSE China 50 Index. For more information about the FTSE China 50 Index, please see “Indices—The FTSE China 50 Index” in this underlying supplement. The FXI Fund is an investment portfolio of iShares® Trust. The FXI Fund trades on the NYSE Arca, Inc. (the “NYSE Arca”) under the ticker symbol “FXI.”

The iShares® Global Clean Energy ETF

The iShares® Global Clean Energy ETF (the “ICLN Fund”) seeks to track the investment results, before fees and expenses, of an index composed of global equities in the clean energy sector, which is currently the S&P Global Clean Energy IndexTM. For more information about the S&P Global Clean Energy IndexTM, please see “—Additional Information about the Underlying Indices for Certain iShares ETFs—The S&P Global Clean Energy IndexTM” below. The ICLN Fund is an investment portfolio of iShares® Trust. The ICLN Fund trades on The Nasdaq Stock Market under the ticker symbol “ICLN.”

The iShares® MSCI ACWI ETF

The iShares® MSCI ACWI ETF (the “ACWI Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization developed and emerging market equities, which is currently the MSCI ACWI Index. For more information about the MSCI ACWI Index, please see “Indices—The MSCI Indices” in this underlying supplement. The ACWI Fund is an investment portfolio of iShares® Trust. The ACWI Fund trades on The Nasdaq Stock Market under the ticker symbol “ACWI.”

The iShares® MSCI Brazil ETF

The iShares® MSCI Brazil ETF (the “EWZ Fund”) seeks to track the investment results, before fees and expenses, of an index composed of Brazilian equities, which is currently the MSCI Brazil 25/50 Index. For more information about the MSCI Brazil 25/50 Index, please see “Indices—The MSCI 25/50 Indices” in this underlying supplement. The EWZ Fund is an investment portfolio of iShares®, Inc. The EWZ Fund trades on the NYSE Arca under the ticker symbol “EWZ.”

The iShares® MSCI China ETF

The iShares® MSCI China ETF (the “MCHI Fund”) seeks to track the investment results, before fees and expenses, of an index composed of Chinese equities that are available to international investors, which is currently the MSCI China Index. For more information about the MSCI China Index, please see “Indices—The MSCI Indices” in this underlying supplement. The MCHI Fund is an investment portfolio of iShares® Trust. The MCHI Fund trades on The Nasdaq Stock Market under the ticker symbol “MCHI.”

The iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF (the “EFA Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada, which is currently the MSCI EAFE® Index. For more information about the MSCI EAFE® Index, please see “Indices—The MSCI Indices” in this underlying supplement. The EFA Fund is an investment portfolio of iShares® Trust. The EFA Fund trades on the NYSE Arca under the ticker symbol “EFA.”

The iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF (the “EEM Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization emerging market equities, which is currently the MSCI Emerging Markets Index. For more information about the MSCI Emerging Markets Index, please see “Indices—The MSCI Indices” in this underlying supplement. The EEM Fund is an investment portfolio of iShares®, Inc. The EEM Fund trades on the NYSE Arca under the ticker symbol “EEM.”

The iShares® MSCI Eurozone ETF

The iShares® MSCI Eurozone ETF (the “EZU Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization equities from developed market countries that use the euro as their official currency, which is currently the MSCI EMU Index. For more information about the MSCI EMU Index, please see “Indices—The MSCI Indices” in this underlying supplement. The EZU Fund is an investment portfolio of iShares®, Inc. The EZU Fund trades on the Cboe BZX under the ticker symbol “EZU.”

The iShares® MSCI India ETF

The iShares® MSCI India ETF (the “INDA Fund”) seeks to track the investment results, before fees and expenses, of an index composed of Indian equities, which is currently the MSCI India Index. For more information about the MSCI India Index, please see “Indices—The MSCI Indices” in this underlying supplement. The INDA Fund is an investment portfolio of iShares® Trust. The INDA Fund trades on the Cboe BZX under the ticker symbol “INDA.”

The iShares® MSCI Japan ETF

The iShares® MSCI Japan ETF (the “EWJ Fund”) seeks to track the investment results, before fees and expenses, of an index composed of Japanese equities, which is currently the MSCI Japan Index. For more information about the MSCI Japan Index, please see “Indices—The MSCI Indices” in this underlying supplement. The EWJ Fund is an investment portfolio of iShares®, Inc. The EWJ Fund trades on the NYSE Arca under the ticker symbol “EWJ.”

The iShares® MSCI Mexico ETF

The iShares® MSCI Mexico ETF (the “EWW Fund”) seeks to track the investment results, before fees and expenses, of a broad-based index composed of Mexican equities, which is currently the MSCI Mexico IMI 25/50 Index. For more information about the MSCI Mexico IMI 25/50 Index, please see “Indices—The MSCI 25/50 Indices” in this underlying supplement. The EWW Fund is an investment portfolio of iShares®, Inc. The EWW Fund trades on the NYSE Arca under the ticker symbol “EWW.”

The iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF (the “IWM Fund”) seeks to track the investment results, before fees and expenses, of an index composed of small-capitalization U.S. equities, which is currently the Russell 2000® Index. For more information about the Russell 2000® Index, please see “Indices—The Russell Indices” in this underlying supplement. The IWM Fund is an investment portfolio of iShares® Trust. The IWM Fund trades on the NYSE Arca under the ticker symbol “IWM.”

The iShares® Russell 2000 Value ETF

The iShares® Russell 2000 Value ETF (the “IWN Fund”) seeks to track the investment results, before fees and expenses, of an index composed of small-capitalization U.S. equities that exhibit value characteristics, which is currently the Russell 2000® Value Index. For more information about the Russell 2000® Value Index, please see “Indices—The Russell Style Indices” in this underlying supplement. The IWN Fund is an investment portfolio of iShares® Trust. The IWN Fund trades on the NYSE Arca under the ticker symbol “IWN.”

The iShares® S&P 500 Value ETF

The iShares® S&P 500 Value ETF (the “IVE Fund”) seeks to track the investment results, before fees and expenses, of an index composed of large-capitalization U.S. equities that exhibit value characteristics, which is currently the S&P 500® Value Index. For more information about the S&P 500® Value Index, please see “Indices—The S&P Style Indices” in this underlying supplement. The IVE Fund is an investment portfolio of iShares® Trust. The IVE Fund trades on the NYSE Arca under the ticker symbol “IVE.”

The iShares® Semiconductor ETF

The iShares® Semiconductor ETF (the “SOXX Fund”) seeks to track the investment results, before fees and expenses, of an index composed of U.S.-listed equities in the semiconductor sector, which is currently the ICE Semiconductor Index. Effective June 2021, the SOXX Fund’s underlying index changed from the PHLX Semiconductor Sector Index to the ICE Semiconductor Index, and the SOXX Fund’s name accordingly changed from the iShares® PHLX Semiconductor ETF to the iShares® Semiconductor ETF. For more information about the ICE Semiconductor Index, please see “—Additional Information about the Underlying Indices for Certain iShares ETFs—The ICE Semiconductor Index” below. The SOXX Fund is an investment portfolio of iShares® Trust. The SOXX Fund trades on The Nasdaq Stock Market under the ticker symbol “SOXX.”

The iShares® U.S. Real Estate ETF

The iShares® U.S. Real Estate ETF (the “IYR Fund”) seeks to track the investment results, before fees and expenses, of an index composed of U.S. equities in the real estate sector, which is currently the Dow Jones U.S. Real Estate Capped Index. Effective January 2021, the IYR Fund’s underlying index changed from the Dow Jones U.S. Real Estate Index to the Dow Jones U.S. Real Estate Capped Index. For more information about the Dow Jones U.S. Real Estate Capped Index, please see “—Additional Information about the Underlying Indices for Certain iShares

ETFs—The Dow Jones U.S. Real Estate Capped Index” below. The IYR Fund is an investment portfolio of iShares® Trust. The IYR Fund trades on the NYSE Arca under the ticker symbol “IYR.”

Additional Information about the Underlying Indices for Certain iShares ETFs

The S&P Global Clean Energy IndexTM

All information contained in this underlying supplement regarding the S&P Global Clean Energy IndexTM, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The S&P Global Clean Energy IndexTM is calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, the S&P Global Clean Energy IndexTM.

The S&P Global Clean Energy IndexTM is a modified market capitalization-weighted index that is designed to measure the performance of companies in global clean energy related businesses from both developed and emerging markets, with a target constituent count of 100. The S&P Global Clean Energy IndexTM is reported by Bloomberg L.P. under the ticker symbol “SPGTCLEN.”

S&P Global Clean Energy IndexTM Eligibility

To be eligible for inclusion in the S&P Global Clean Energy IndexTM, an eligible stock must have a minimum total market capitalization of US$ 300 million and a minimum float-adjusted market capitalization (“FMC”) of US$ 100 million. Eligible stocks must also maintain a 6-month median daily value traded (“MDVT”) liquidity threshold of US$ 3 million for new constituents and US$ 2 million for current constituents. If a stock has traded for less than six months, the MDVT amount for as long as the stock has been trading is used. Eligible stocks must be trading on a developed or emerging market exchange and included in the S&P® Global BMI in order to be considered for inclusion in the S&P Global Clean Energy IndexTM. For more information about the S&P® Global BMI’s constituent selection process, please see “S&P® Global BMI Constituent Selection” below.

S&P® Global BMI Constituent Selection

The S&P® Global BMI (the “BMI”) is designed to measure global stock market performance. Securities issued by companies domiciled in countries classified as developing or emerging markets are eligible for inclusion in the BMI. The BMI covers all publicly listed equities with FMCs of at least $100 million. At the BMI reconstitution, a BMI constituent is removed if its FMC falls below US$ 75 million.

At the annual reconstitution, the liquidity of each stock being considered for inclusion is evaluated using two median daily value traded metrics:

1.	Eligible stocks must have a minimum USD 12 month median value traded ratio (“MVTR”) to be eligible. The ratio is calculated by taking the US$ MDVT amount for each of the 12 months preceding the rebalancing reference date, multiplying the monthly amount by the number of days that the stock traded during that month, and then dividing by its end-of-month FMC, also calculated in US$. The sum of the 12 monthly values is the MVTR for that stock. If a stock has traded for less than 12 months, the average of the available monthly values is taken and multiplied by 12. Monthly MDVT is defined as the median of the daily value traded for a given company in a given month. The value traded is calculated by multiplying the number of shares traded by each stock’s price.

2.	Eligible stocks must have a minimum USD MDVT over the six months prior to the rebalancing reference date to be eligible. If a stock has traded for less than six months, the MDVT amount for as long as the stock has been trading is used. The requirements vary based on a stock’s country classification, whether emerging or developed. These requirements are summarized in the following table:

Liquidity Thresholds for Potential Constituents
Region	12-Month MVTR (%)	6-Month MDVT (US$M)
Emerging	10	0.1
Developed	20	0.25

At annual reconstitution, current constituents of the BMI are removed if either of the liquidity metrics fall below the thresholds in the following table:

Liquidity Thresholds for Current Constituents
Region	12-Month MVTR (%)	6-Month MDVT (US$M)
Emerging	7	0.07
Developed	14	0.175

BMI candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. Real estate investment trusts (“REITs”), listed property trusts, and similar real-property-owning pass-through structures taxed as REITs by their domiciles are eligible. In Canada, income trusts (including Canadian REITs) are eligible, however, income-participating securities which combine stock and debt ownership are ineligible. All publicly listed multiple share class lines are eligible for inclusion in the BMI, subject to meeting the eligibility criteria and foreign investors may hold shares in the class.

If the practical available limit for an existing constituent (as defined by the known shares actually available to foreign investors) falls below 5%, then it will be removed from the BMI at the next quarterly rebalancing. A stock can be added only if the practical available limit is 10% or more. All stocks are reviewed for this at each quarterly rebalancing.

Initial Public Offerings (“IPOs”), as well as new listings on eligible exchanges and issues that emerged from bankruptcy status can be added to the BMI on a quarterly basis. The criteria for inclusion are the same as that used at the annual reconstitution. In addition, the stock must have a trading history of at least three months as of the reference date. The reference date for quarterly inclusions is five weeks prior to the effective rebalancing date, and additions are effective at the open of Monday following the third Friday of March, June, September and December. Market cap and liquidity are evaluated as of the reference date. Since the stocks will have traded less than a full year, the trading value data that is available is annualized to determine BMI eligibility.

Certain large IPOs are eligible for fast track entry to the BMI subject to the following conditions:

•	Only newly public IPOs and direct placement listings will be considered eligible for fast track entry. Formerly bankrupt companies that switch from an over-the-counter exchange or a non-covered exchange to an S&P Dow Jones covered exchange are ineligible.

•	Fast track IPO additions must meet a minimum FMC threshold of US$ 2 billion, calculated using the shares offered (excluding over-allotment options) and the closing price on the first day of trading on an eligible exchange. The threshold level is reviewed from time to time and updated as needed to assure consistency with market conditions.

•	In addition, the IPO will need to meet all other applicable BMI eligibility rules except for the liquidity requirement. If all necessary public information is available, S&P Dow Jones verifies that the fast track conditions have been met. Once S&P Dow Jones announces that the IPO is eligible for fast track addition, it is added to the BMI with five business days lead time. Fast track IPO additions eligible to be added during a quarterly rebalancing freeze period will be added on the rebalancing effective date.

Between rebalancings, a company can be deleted from the BMI due to corporate events such as mergers, acquisitions, delistings or bankruptcies. Companies that fall below US$ 25 million FMC are removed from the BMI. Evaluations are made quarterly using data from the reference date which is five weeks prior to the effect rebalancing date. Deletions are effective at the open of Monday following the third Friday in March, June, September and December.

A company is deleted from the BMI if it is involved in a merger, acquisition or significant restructuring such that it no longer meets the eligibility criteria. If a company’s shares are no longer available or are no longer trading, the company is deleted from the BMI as soon as reasonably possible providing that five days’ notice is given. In the event the information of delisting, bankruptcy or ineligible status becomes public after the fact, the stock may be removed with a one-day notice period.

S&P Global Clean Energy IndexTM Construction

Stocks that meet the eligibility criteria are reviewed for specific practices related to clean energy. The preliminary universe of companies is identified based on ANY of the following screens:

•	Companies that derive at least 25% in aggregate revenue from clean energy-related businesses as defined by data from FactSet’s Revere Business Industry Classification System (“RBICS”). RBICS is a comprehensive structured taxonomy designed to offer precise classification of global companies and their individual business units.

•	Companies from “General Utilities” as defined by the following GICS® sub-industries that generate at least 20% of their power (as measured by S&P Trucost Limited (“Trucost”) data) from renewable sources (i.e., wind, solar, hydroelectric, biomass and geothermal): electric utilities; multi-utilities and independent power producers & energy traders.

•	Companies from “Renewable Utilities” as defined by the GICS® renewable electricity sub-industry.

•	Companies that had an exposure score of at least 0.5 in the universe for consideration as of the previous rebalancing.

Sustainalytics Business Activity Screenings. As of each rebalancing reference date, companies with specific levels of involvement and/or significant ownership thresholds, as specified and measured by Sustainalytics, are excluded from the eligible universe:

Sustainalytics Product Involvement	Sustainalytics Category of Involvement and Description	Sustainalytics Involvement Proxy	S&P Dow Jones Level of Involvement Threshold	S&P Dow Jones Significant Ownership Threshold
Controversial Weapons	Tailor Made and Essential & Non-Tailor Made and Non-Essential: The company is involved in the core weapon system, or components/services of the core weapon system that are, and are not, considered tailor-made and essential for the lethal use of the weapon.	N/A	>0%	≥25%

Small Arms	Civilian Customers (Assault and Non-Assault Weapons): The company manufactures and sells assault weapons and/or small arms (Non-assault weapons) to civilian customers.	Revenue	>0%	Not Relevant
Military/Law Enforcement Customers: The company manufactures and sells small arms to military/law enforcement customers.
Key Components: The company manufactures and sells key components of small arms.
Retail/Distribution (Assault and Non-Assault Weapons): The company is involved in the retail and/or distribution of assault weapons and/or small arms (Non-assault weapons).

Sustainalytics Product Involvement	Sustainalytics Category of Involvement and Description	Sustainalytics Involvement Proxy	S&P Dow Jones Level of Involvement Threshold	S&P Dow Jones Significant Ownership Threshold

Military Contracting	Weapons: The company manufactures military weapon systems and/or integral, tailor-made components or these weapons. Weapon-related products and/or services: The company provides tailor-made products and/or services that support military weapons.	Revenue	>5%	Not Relevant
	Weapon-related products and/or services: The company provides tailor-made products and/or services that support military weapons.		>10%
Tobacco	Production: The company manufactures tobacco products.		>0%	Not Relevant
	Related Products/Services: The company supplies tobacco-related products/services.		≥5%
	Retail: The company derives revenues from the distribution and/or retail sale of tobacco products.		≥5%
Thermal Coal	Extraction: The company extracts thermal coal.		≥5%	Not Relevant
	Power Generation: The company generates electricity from thermal coal.		≥25%
Oil Sands	Extraction: The company extracts oil sands.		≥5%	Not Relevant
Shale Energy	Extraction: The company is involved in shale energy exploration and/or production.		≥5%	Not Relevant
Arctic Oil & Gas Exploration	Extraction: The company is involved in oil and gas exploration in Arctic regions.		≥5%	Not Relevant

Exclusions Based on Sustainalytics’ Global Standards Screening. Sustainalytics’ Global Standards Screening (“GSS”) provides an assessment of a company’s impact on stakeholders and the extent to which a company causes, contributes or is linked to violations of international norms and standards. The basis of the GSS assessments are the United Nations Global Compact (“UNGC”) Principles. Information regarding related standards is also provided in the screening, including the Organization for Economic Co-operation and Development (“OECD”) Guidelines for Multinational Enterprises and the UN Guiding Principles on Business and Human Rights, as well as their underlying conventions. Sustainalytics classifies companies into the following three statuses:

•	Non-Compliant. Classification given to companies that do not act in accordance with the UNGC principles and its associated standards, conventions and treaties.

•	Watchlist. Classification given to companies that are at risk of violating one or more principles, for which all dimensions for Non-Compliant status could not be established or confirmed.

•	Compliant. Classification given to companies that act in accordance with the UNGC principles and its associated standards, conventions and treaties.

As of each rebalancing reference date, companies classified as Non-Compliant, according to Sustainalytics, are ineligible for S&P Global Clean Energy IndexTM inclusion. Companies without Sustainalytics coverage are ineligible for S&P Global Clean Energy IndexTM inclusion until they receive such coverage.

Media and Stakeholder Analysis Overlay. S&P Global uses RepRisk, a provider of business intelligence on environmental, social and governance risks, for daily filtering, screening and analysis of controversies related to companies within the S&P Global Clean Energy IndexTM.

In cases where risks are presented, S&P Global releases a Media and Stakeholder Analysis (“MSA”) which includes a range of issues such as economic crime and corruption, fraud, illegal commercial practices, human rights issues, labor disputes, workplace safety, catastrophic accidents and environmental disasters.

The Index Committee (as defined below) will review constituents that have been flagged by S&P Global’s MSA to evaluate the potential impact of controversial company activities on the composition of the indices. In the event that the Index Committee decides to remove a company in question, that company would not be eligible for re-entry into the indices for one full calendar year, beginning with the subsequent rebalancing.

Component Selection. After determining the eligible universe, the S&P Global Clean Energy IndexTM components are selected as follows:

1.	S&P Dow Jones defines exposure scores for each company based on RBICS classifications, as set out in the following table, and Trucost’s Power Generation Data for utility companies.

Exposure Scores
0	0.5	0.75	1
Eliminated, no exposure	Moderate clean energy exposure	Significant clean energy exposure	Maximum clean energy exposure

2.	For all companies with an exposure score of 1, 0.75, and 0.5, after introducing the exclusion criteria described above, those with a Trucost carbon-to-revenue footprint standard score greater than three are excluded from S&P Global Clean Energy IndexTM inclusion. The calculation uses all stocks in the preliminary universe (before introducing the exclusion criteria described above) with an exposure score of 1. The carbon-to-revenue footprint standard score is calculated by subtracting the mean carbon-to-revenue footprint of all preliminary universe stocks with an exposure score of 1 as of the rebalancing reference date from each stock’s carbon-to-revenue footprint and then dividing the difference by the standard deviation (also determined based on preliminary universe stocks with an exposure score of 1). The top and bottom five percent are excluded from the mean and standard deviation calculations.

Companies without Trucost coverage are eligible for S&P Global Clean Energy IndexTM inclusion. Companies without a Trucost carbon-to-revenue footprint are excluded from the carbon-to-revenue footprint standard score calculation process.

3.	For all remaining stocks from the previous step, stocks are first ranking by the exposure scores then FMC. All exposure score 1 stocks are selected, with a target constituent count of 100. If more than 100 exposure score 1 stocks are eligible, all exposure score 1 stocks are selected. If fewer than 100 exposure score 1 stocks are eligible the following selection steps are performed.

4.	If, after step 3 there are still not 100 constituents, the highest-ranking stock with an exposure score of 0.75 is selected until the target constituent count of 100 is reached This process continues iteratively until the target constituent count is reached.

5.	If, after step 4 there are still not 100 constituents, the highest-ranking stock with an exposure score of 0.5 is selected until the target constituent count of 100 is reached.

6.	If, after step 5, the S&P Global Clean Energy IndexTM’s weighted average exposure score, the sum of the product between each constituent’s exposure score and its final optimized weights, falls below 0.85, the lowest ranking stock with an exposure score of 0.5 is removed until the S&P Global Clean Energy IndexTM’s weighted average exposure score reaches 0.85. If after removing all stocks with an exposure score of 0.5 and the weighted average exposure score is still below 0.85, the lowest ranking stock with an exposure score of 0.75 is removed until the S&P Global Clean Energy IndexTM’s weighted average exposure score reaches 0.85. Therefore, it is possible for the final S&P Global Clean Energy IndexTM constituent count to be below 100. The weighted average exposure score described above is the sum of the product between each constituents’ exposure score and its final optimized weights.

Exposure Score Calculations: Exposure Score Assignment Steps. The calculation and thresholds used to determine the Exposure Scores used in the constituent selection and weighting are as follows:

1.	Calculate a Clean Revenue Score

•	Calculate a revenue score for all eligible companies by aggregating the percentage of revenue across all in-scope sub-industries based on RBICS data. The following RBICS sub-industries have been identified to capture the scope of the S&P Global Clean Energy IndexTM: photovoltaic and solar cells and systems providers; wind energy equipment manufacturing; biodiesel fuel manufacturing; ethanol fuel manufacturing; Canada biomass wholesale power; Canada geothermal wholesale power; Canada hydroelectric wholesale power; Canada solar wholesale power; Canada wind wholesale power; Canada mixed alternative wholesale power; Latin America biomass wholesale power; Latin America geothermal wholesale power; Latin America hydroelectric wholesale power; Latin America solar wholesale power; Latin America wind wholesale power; Latin America mixed alternative wholesale power; China biomass wholesale power; China geothermal wholesale power; China hydroelectric wholesale power; China solar wholesale power; China wind wholesale power; China mixed alternative wholesale power; other Asia/Pacific biomass wholesale power; other Asia/Pacific geothermal wholesale power; other Asia/Pacific hydroelectric wholesale power; other Asia/Pacific solar wholesale power; other Asia/Pacific wind wholesale power; other Asia/Pacific mixed alt. wholesale power; Europe biomass wholesale power; Europe geothermal wholesale power; Europe hydroelectric wholesale power; Europe solar wholesale power; Europe wind wholesale power; Europe mixed alternative wholesale power; Middle East and Africa biomass wholesale power; Middle East and Africa geothermal wholesale power; Middle East and Africa hydroelectric wholesale power; Middle East and Africa solar wholesale power; Middle East and Africa wind wholesale power; Middle East and Africa mixed alt. wholesale power; United States biomass wholesale power; United States geothermal wholesale power; United States hydroelectric wholesale power; United States solar wholesale power; United States wind wholesale power; United States mixed alternative wholesale power; hydroelectric power generation equipment providers; hydrogen fuel manufacturing; waste-to-energy services and; fuel cell equipment and technology providers.

2.	Calculate Clean Power Generation Score for Utilities/Power Generation companies.

•	Calculate the percentage of clean power generation for companies that are involved in power generation businesses. These are companies that belong to “General Utilities” or “Renewable Utilities.”

•	Adjust the percentage of clean power generation for each company by multiplying into relevant revenue, where relevant revenue is considered revenue sourced from power generation and distribution activities, as defined by RBICS data.

3.	Step 3: Calculate Final Exposure Score

For non-power generation companies, assign scores based on the following clean revenue thresholds:

Non-Power Generation Companies	Exposure Scores
	1	0.75	0.5	0
Clean Revenue Score (x)	x ≥ 75%	50% ≤ x < 75%	25% ≤ x < 50%	x < 25%

For power generation-related companies, including companies classified as “General Utilities” and “Renewable Utilities,” there are two scores available for each company: Clean Revenue Score and Clean Power Generation Score. Score assignment is based on the maximum of the two scores:

Clean Score = Max (Clean Revenue Score, Clean Power Generation Score)

Power Generation Companies (Utilities)	Exposure Scores
	1	0.75	0.5	0
Clean Revenue Score (x)	x ≥ 75%	50% ≤ x < 75%	25% ≤ x < 50%	x < 25%

4.	Companies with zero clean revenue score or clean power generation score but had an exposure score of at least 0.5 as of the previous rebalancing are possible being assigned a non-zero score based on factors such as a company’s business description and its most recent reported revenue by segment.

Carbon-to-Revenue Footprint. The carbon-to-revenue footprint data used in the methodology is calculated by Trucost, and is defined as the company’s annual greenhouse gas (“GHG”) emissions (direct and first tier indirect), expressed as metric tons of carbon dioxide equivalent (tCO2e) emissions, divided by annual revenues for the corresponding year, expressed in millions of US dollars. Trucost’s annual research process evaluates environmental performance of a given company with one output of this process being its annual GHG emissions profile.

Trucost Environmental Register Research Process

1.	Map company business segments. Trucost maps company business segments to more than 450 business activities in the Trucost model. The model is based on the North American Industry Classification System, but goes into greater granularity in some areas, such as power generating utilities.

2.	Estimate data-modelled profile. Once company business segments have been mapped to Trucost sectors and their share of revenue apportioned to each, Trucost is able to generate a data-modelled profile for the company. Trucost uses its environmentally extended input-output model to estimate data for over 800 environmental and operational metrics across the entire operations of companies; from the raw materials they depend on in their supply chains to the electricity they purchase to power their operations.

3.	Collect public disclosure. Trucost searches for environmental performance information in annual reports, sustainability reports, websites and other publicly disclosed sources. Third party datasets, like disclosures to the Carbon Disclosure Project (“CDP”), are also reviewed. Trucost then standardizes reported environmental performance data to best practice guidelines so that it can be compared across companies, regions and business activities. To correct errors in company reporting, data control procedures are applied, including sector specialist data reviews, automated outlier identifications and year-on-year comparisons. Wherever a material metric is not disclosed, Trucost uses the modelled value, to estimate the missing data fields. CDP is a not-for-profit charity that surveys companies on Climate, Water and Forestry issues and aggregates the collected disclosures.

4.	Engage with company. Trucost then conducts an annual engagement with each company, providing the opportunity to verify environmental performance and provide additional information. Companies are further welcomed to contact Trucost analysts at any point in their environmental reporting cycle to provide their most recently available data. This supports Trucost’s efforts to utilize the most up-to-date company information and to maximize data quality.

Greenhouse Gas Emissions Data

The S&P Global Clean Energy IndexTM uses Trucost’s greenhouse gas emissions data set. Quantities of greenhouse gas emissions are normalized by sales to calculate the company’s carbon intensity, or “carbon-to-revenue footprint.” The S&P Global Clean Energy IndexTM uses direct and first-tier indirect emissions in the carbon-to-revenue footprints.

Constituent Weighting

At each rebalancing, constituents are weighted based on the product of each constituent’s FMC and exposure score, subject to the below constraints. This is done by using an optimization procedure that chooses final weights in such a way to minimize the sum of the squared difference of capped weight and uncapped weight, divided by uncapped weight for each stock, subject to the following constraints:

•	Constituents with an exposure score of 1 are capped at the lower of 8% or five times the constituent’s liquidity weight.

•	Constituents with an exposure score of 0.75 are capped at the lower of 6% or five times the constituent’s liquidity weight.

•	Constituents with an exposure score of 0.5 are capped at the lower of 4% or five times the constituent’s liquidity weight.

•	The cumulative weight of all constituents within the S&P Global Clean Energy IndexTM which have a weight greater than 4.5% cannot exceed 40%.

Effective only for the April 2022 reconstitution and July 2022 reweighting, a factor of 0.5 is applied to the underlying FMC for emerging market listings.

The liquidity weight of a given stock is defined as the stock liquidity of that stock divided by the aggregate stock liquidity of all selected stocks, where the stock liquidity of a given stock is the 6-month MDVT of that stock, calculated as the median of the number of shares traded each day multiplied by that day’s closing price over the six months prior to the relevant rebalancing reference date.

S&P Global Clean Energy IndexTM Calculation

The S&P Global Clean Energy IndexTM is a modified market capitalization-weighted index where index constituents have a defined weight in the S&P Global Clean Energy IndexTM. The index value of the S&P Global Clean Energy IndexTM is simply the market value of the S&P Global Clean Energy IndexTM divided by the index divisor:

Index Value = (Index Market Value) / Divisor

Index Market Value = × Sharesi × IWFi × FxRateI × AWFi

where, Pi the price of stock i, Sharesi are the outstanding shares of stock i, IWFi is the float factor of stock i (as defined below), AWFi is the adjustment factor of stock i assigned at each index rebalancing date, t, which adjusts the market capitalization for all index constituents to achieve the user-defined weight, while maintaining the total market value of the overall index and FxRatei is the exchange rate from the local currency into index currency for stock i. The AWF for each index constituent, i, at rebalancing date, t, is calculated as:

AWFi,t = Z / FloatAdjustedMarketValuei,t × Wi,t × FxRatei

where Z is an index specific constant set for the purpose of deriving the AWF and, therefore, each stock’s share count used in the index calculation (often referred to as modified index shares), Wi,t is the user-defined weight of stock i on rebalancing date t and FxRate is the exchange rate from the local currency into index currency for stock i.

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude shares that are held by other publicly traded companies, government agencies or certain types of strategic shareholders from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to adjust each company’s total shares outstanding for long-term strategic shareholders, who often have interests such as maintaining control rather than securing the shorter-term economic fortunes of the company. Generally, these long-term strategic shareholders include, but are not limited to, officers and directors, private equity, venture capital and special equity firms, asset managers and insurance companies with direct board of director representation, other publicly traded companies that hold shares, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings, and investment plans, foundations or family trusts associated with the company, government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Restricted shares are generally not included in total shares outstanding except for shares held as part of a lock-up agreement. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, S&P Dow Jones calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the S&P Global Clean Energy IndexTM.

The purpose of the S&P Global Clean Energy IndexTM divisor is to maintain continuity of the S&P Global Clean Energy IndexTM level following the implementation of corporate actions, index rebalancing events, or other non-market driven actions. To assure that the S&P Global Clean Energy IndexTM’s value, or level, does not change when stocks are added or deleted, the divisor is adjusted to offset the change in market value of the S&P Global Clean Energy IndexTM. Thus, the divisor plays a critical role in the S&P Global Clean Energy IndexTM’s ability to provide a continuous measure of market valuation when faced with changes to the stocks included in the S&P Global Clean Energy IndexTM. In a similar manner, some corporate actions that cause changes in the market value of the stocks in the S&P Global Clean Energy IndexTM should not be reflected in the S&P Global Clean Energy IndexTM level. Adjustments are made to the divisor to eliminate the impact of these corporate actions on the S&P Global Clean Energy IndexTM value.

S&P Global Clean Energy IndexTM Maintenance and Adjustments

Semi-annual reconstitutions of the S&P Global Clean Energy IndexTM occur after the close of trading on the third Friday of April and October. The reference date is after the close of trading on the third Friday of March and September, respectively. In addition, quarterly reweightings occur after the close on the third Friday of January and July.

The table below summarizes the type of index maintenance adjustments and indicate whether or not an index adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment?
Spin-Off	All spun-off companies are added to and remain in the S&P Global Clean Energy IndexTM until the subsequent rebalancing.	No
Constituent Change	Except for spin-offs, there are no intra-rebalancing additions.	-
	Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the S&P Global Clean Energy IndexTM will cause the weights of the rest of the stocks in the S&P Global Clean Energy IndexTM to change. Relative weights will stay the same.	Yes
	Constituents changing their GICS® classification to a non-eligible GICS® classification will be removed at the next rebalancing.	-
	Rebalancing changes including additions, deletions and weight changes.	Yes

Index Committee

The S&P Global Clean Energy IndexTM is maintained by an S&P Dow Jones index committee (the “Index Committee”). The Index Committee meets regularly. At each meeting, the Index Committee may review pending corporate actions that may affect the S&P Global Clean Energy IndexTM constituents, statistics comparing the composition of the S&P Global Clean Energy IndexTM to the market, companies that are being considered as candidates for addition to the S&P Global Clean Energy IndexTM and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

S&P Dow Jones considers information about changes to the S&P Global Clean Energy IndexTM and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

The Index Committee reserves the right to make exceptions when applying the methodology if the need arises. In any scenario where the treatment differs from the general rules S&P Dow Jones will provide sufficient notice, whenever possible.

In addition to the daily governance of the S&P Global Clean Energy IndexTM and maintenance of index methodologies, at least once within any 12-month period, the Index Committee reviews the methodology to ensure the S&P Global Clean Energy IndexTM continues to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P Dow Jones may publish a consultation inviting comments from external parties.

The ICE Semiconductor Index

All information contained in this underlying supplement regarding the ICE Semiconductor Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, ICE Data Indices, LLC (“IDI”). The ICE Semiconductor Index is calculated, maintained and published by IDI. IDI has no obligation to continue to publish, and may discontinue the publication of, the ICE Semiconductor Index.

The ICE Semiconductor Index is a modified float-adjusted market capitalization-weighted index that is designed to track the performance of the thirty largest U.S.-listed semiconductor companies. IDI defines semiconductor companies as those classified within the semiconductors industry of the ICE Uniform Sector Classification schema. This includes companies that either manufacture materials that have electrical conductivity (semiconductors) to be used in electronic applications or utilize LED and OLED technology. This also includes companies that provide services or equipment associated with semiconductors such as packaging and testing. The ICE Semiconductor Index is reported by Bloomberg L.P. under the ticker symbol “ICESEMI.”

ICE Semiconductor Index Constituent Selection

The ICE Semiconductor Index includes common stocks, ordinary shares, American depositary receipts (“ADRs”), shares of beneficial interest and limited partnership interest that meet the following criteria:

1.	Listed on one of the following U.S. exchanges: New York Stock Exchange (“NYSE”), NYSE American, Cboe BZX, Nasdaq Global Select Market, Nasdaq Global Market and Nasdaq Capital Market;

2.	Classified within the semiconductors industry of the ICE Uniform Sector Classification schema;

3.	A minimum $100 million security-level non-float-adjusted market capitalization;

4.	A minimum 5% security-level free float;

5.	1.5 million share minimum U.S. consolidated traded volume in each of the six calendar months preceding the reference date;

6.	Initial public offerings and new listings must be at least three full calendar months past the listing date, not including the listing month but including the reconstitution reference date month of July; and

7.	If a company has multiple listed share classes that qualify, then only the largest share class based on float-adjusted market capitalization is eligible for selection.

The thirty largest securities, ranked by security-level float-adjusted market capitalization as of the reference date, are included in the ICE Semiconductor Index.

ICE Semiconductor Index Construction

The ICE Semiconductor Index is subject to the following exposure limits:

1.	All constituents are capped at 8% with any excess weight redistributed on a pro-rata basis to constituents below that cap, provided none can be increased above 8%.

2.	The weights of constituents outside the initial five largest are capped at 4% with any excess weight redistributed on a pro-rata basis to (i) any of the five largest constituents that are below 8% (provided they cannot be increased above 8%) and (ii) any other constituents that are below 4% (provided none are increased above 4%).

3.	The cumulative weight of all ADRs is capped at 10% with the reductions applied proportionately across that group. Excess weight is redistributed on a pro-rata basis to (i) any non-ADR constituents among the resulting five largest constituents that are below 8% (provided they cannot be increased above 8%) and (ii) any other non-ADR constituents that are below 4% (provided they cannot be increased above 4%).

ICE Semiconductor Index Calculation

The level of the ICE Semiconductor Index is calculated by dividing the current index market capitalization by the index divisor. The index market capitalization represents the sum product of index constituents shares and prices. The divisor was determined as a function of the initial index market capitalization and base index level. The divisor is updated as a result of corporate actions, reconstitutions, rebalances and any other composition changes.

ICE Semiconductor Index Maintenance and Adjustments

The ICE Semiconductor Index undergoes a full reconstitution of constituent holdings annually after the close of the third Friday of September. At the annual reconstitution, qualifying constituents are re-selected based on the above criteria, and float-adjusted market capitalization weights are determined subject to the above exposure limits. The reference date for the input data used to determine security qualifications is the close of the last trading day of July, and reference data for the input data used to determine weights is the close of the last trading day of August. The announcement date is the close of the first Friday of September.

In addition to the annual reconstitution, the ICE Semiconductor Index undergoes a rebalancing after the close of the third Friday of March, June and December. At the quarterly rebalancings, no constituents are added to or removed from the ICE Semiconductor Index; however, constituent weights are recalculated based on updated float-adjusted market capitalizations subject to the issuer and ADR exposure limits. The reference date for all input data used in the quarterly rebalances is the close of the last trading day of the month preceding the month of effectiveness (February, May, November) and the announcement date is the close of the first Friday of the rebalance month.

The ICE Semiconductor Index is adjusted for corporate actions that affect constituents and implements any intra-quarter float-adjusted shares outstanding updates greater than 10% in scheduled monthly share updates that take effect after the close of the last trading day of each month. Securities are removed from the ICE Semiconductor Index only when both the transaction and delisting is either confirmed or deemed imminent. If a security is suspended prior to its removal from the ICE Semiconductor Index, then the security is deleted at the close of the next trading day at either the last traded price (cash only terms) or the value of the deal terms (share or cash/share terms), if available. If a constituent is removed from the ICE Semiconductor Index intra-quarter, then it is replaced with the eligible security with the next highest free float market capitalization as of the last reconstitution or rebalance. The replacement is made at the security-level free float market capitalization of the new security, with no additional capping rules applied. The ICE Semiconductor Index implements a zero-price spin-off policy. A spin-co is added into the ICE Semiconductor Index effective for the spin-off ex-date with a $0 price and no price adjustment is made on the parent constituent. After the close of the first day of trading for the spin-co, it is deleted from the ICE Semiconductor Index at its last traded price.

The Dow Jones U.S. Real Estate Capped Index

All information contained in this underlying supplement regarding the Dow Jones U.S. Real Estate Capped Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones”). The Dow Jones U.S. Real Estate Capped Index is calculated, maintained and published by S&P Dow Jones. S&P Dow Jones has no obligation to continue to publish, and may discontinue the publication of, the Dow Jones U.S. Real Estate Capped Index.

The Dow Jones U.S. Real Estate Capped Index is a modified market capitalization-weighted index that is designed to track the performance of real estate investment trusts (“REITs”) and other companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies, with a cap applied to ensure diversification among constituents. The Dow Jones U.S. Real Estate Capped Index is reported by Bloomberg L.P. under the ticker symbol “DJUSRCUP.”

Index composition of the Dow Jones U.S. Real Estate Capped Index is the same as the underlying sector index, which is the Dow Jones U.S. Real Estate Index. Constituent changes are incorporated in the Dow Jones U.S. Real Estate Capped Index as and when they are made in the Dow Jones U.S. Real Estate Index. Any addition not coinciding with a reweighting effective date, except for spin-offs, will be added to the Dow Jones U.S. Real Estate Capped Index with the largest additional weight factor currently represented in the Dow Jones U.S. Real Estate Capped Index.

For capping purposes, the Dow Jones U.S. Real Estate Capped Index is rebalanced quarterly after the close of business on the third Friday of March, June, September and December. The reference date for capping is the Wednesday before the second Friday of the rebalancing month. The Dow Jones U.S. Real Estate Capped Index is also reviewed daily based on each company’s capped market capitalization weight. Daily capping is only performed when the sum of companies with a weight greater than 5% exceeds 25%. When daily capping is necessary, the changes are announced after the close of business on the day in which the daily weight cap is exceeded, with the reference date after the close of that same business day. Changes are effective after the close of the next trading day. While capping is reviewed daily, the Dow Jones U.S. Real Estate Capped Index may be capped on a less frequent basis. Both the quarterly capping process and the daily capping process are performed according to the following procedures:

1)	With prices reflected on the rebalancing price reference date, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors (“IWFs”) as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization (“FMC”). Modifications are made as defined below.

2)	If any company’s weight exceeds the weight cap of 10%, that company’s weight is capped at 10% and all excess weight is proportionally redistributed to all uncapped companies within the index. If after this redistribution any company breaches the weight cap, the process is repeated iteratively until no company breaches the company capping rule.

3)	Then, the aggregate weight of the companies with a weight greater than 4.5% cannot exceed the aggregate cap of 22.5%.

4)	If the rule in step 3 is breached, all the companies are ranked in descending order of their weights and the company with the smallest weight above 4.5% is identified. The weight of this company is, then, reduced either until the rule in step 3 is satisfied or it reaches 4.5%.

5)	This excess weight is proportionally redistributed to all companies with weights below 4.5%. Any company that receives weight cannot breach the 4.5% cap. This process is repeated iteratively until step 3 is satisfied.

6)	Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

Dow Jones U.S. Real Estate Index Composition and Maintenance

The Dow Jones U.S. Real Estate Index is designed to track the performance of REITs and other companies that invest directly or indirectly in real estate through development, management, or ownership, including property agencies. REITs are passive investment vehicles that invest primarily in income producing real estate or real estate-related loans and interests.

The Dow Jones U.S. Real Estate Index is one of the supersector indices that make up the Dow Jones U.S. Index. The Dow Jones U.S. Real Estate Index is a subset of the Dow Jones U.S. Index, which is designed to be a measure of the U.S. stock market, covering 95% of U.S. stocks by FMC, excluding the most thinly traded securities. The Dow Jones U.S. Real Estate Index is weighted by FMC, rather than full market capitalization, to reflect the actual number of shares available to investors.

The index universe is defined as all stocks traded on the major U.S. stock exchanges, minus any non-common issues and illiquid stocks. Index component candidates are filtered through screens for share class and eligibility. For share class, index component candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. REITs, listed property trusts and similar real-property-owning pass-through structures taxed as REITs by their domiciles are also eligible. In some cases, companies issue multiple share classes. All publicly listed multiple share class lines are eligible for index inclusion. A separate IWF, which is an adjustment factor that accounts for publicly available shares of a company, is calculated for each included share class. For liquidity, each stock must meet two separate liquidity criteria to be considered eligible for inclusion:

•	12-Month Median Value Traded Ratio (MVTR). Stocks must have a MVTR of at least 20%. Current constituents remain eligible if they have a MVTR of at least 14%. This ratio is calculated by taking the median daily value traded amount for each of the 12 months preceding the rebalancing reference date, multiplying the amount by the number of days that the stock traded during that month, and then dividing by its end-of-month FMC. The sum of the 12 monthly values is the MVTR for that stock. If a stock has traded for less than 12 months, the average of the available monthly values is taken and multiplied by 12.

•	6-Month Median Daily Value Traded (MDVT). Stocks must have a MDVT over the six months prior to the rebalancing reference date of at least US$ 250,000. Current constituents remain eligible if they have a MDVT of at least US$ 175,000. If a stock has traded for less than six months, the MDVT amount for as long as the stock has been trading is used.

Stocks in the index universe are sorted by FMC. Stocks in the top 95% of the index universe by FMC are selected as constituents of the Dow Jones U.S. Index. Selection is subject to a 2% buffer for current and non-current stocks. Current constituents remain eligible up to the 97th percentile as ranked by FMC. Non- constituents are eligible up to the 93rd percentile as ranked by FMC. The capitalization thresholds are calculated once a year during the annual reconstitution and used for screening potential additions during the quarterly rebalancings.

Stocks selected as components of the Dow Jones U.S. Index are then categorized into subsectors based on their primary source of revenue. The subsectors are rolled up into sectors, which in turn are rolled up into supersectors and finally into industries. Subsectors, sectors, supersectors and industries are defined by a proprietary classification system used by S&P Dow Jones. The Dow Jones U.S. Real Estate Index is a supersector that is a subset of the Dow Jones U.S. Index. Constituents of the Dow Jones U.S. Index that have an industry belonging to the real estate supersector will be added to the Dow Jones U.S. Real Estate Index on the effective date of the industry change. If a stock changes to a different supersector, the stock will be dropped on the effective date of the industry change.

The Dow Jones U.S. Real Estate Index is calculated by means of the divisor methodology. On any given day, the index value is the quotient of the total FMC of the Dow Jones U.S. Real Estate Index’s constituents and its divisor. The key to index maintenance is the adjustment of the divisor. Index maintenance – reflecting changes in shares outstanding, corporate actions, addition or deletion of stocks to the index – should not change the level of the index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the index that alters the total market value of the index while holding stock prices constant will require a divisor adjustment.

The Dow Jones U.S. Real Estate Index is reconstituted annually in September. The process includes the review of all stocks in their respective markets to determine eligibility according to the existing criteria. The reference date for data used in the annual reconstitution is the last business day in July. In addition, the IWF for each stock is reviewed and updated as needed. Changes are implemented at the opening of trading on the Monday following the third Friday of September. Changes to shares and IWFs are implemented at the open of trading on the Monday following the third Friday of March, June and December.

Additions. Except for quarterly additions, initial public offerings (“IPOs”) and spin-offs, there are no additions between rebalancings. Any stocks considered for addition at a quarterly rebalancing must have an FMC larger than that of the smallest stock included in the Dow Jones U.S. Real Estate Index at the time of the previous reconstitution.

Quarterly Additions. IPOs as well as new listings on eligible exchanges and issues that emerged from bankruptcy status can be added to the Dow Jones U.S. Real Estate Index on a quarterly basis. For former special purpose acquisition companies (“SPACs”) that transition to operating companies, S&P Dow Jones considers the de-SPAC transaction to be an equivalent event to an IPO. The inclusion criteria is identical to the criteria used at the annual reconstitution. Market cap and liquidity are evaluated as of the reference date. Any stocks considered for addition at the quarterly rebalancing must have an FMC larger than that of the smallest stock included in the Dow Jones U.S. Real Estate Index at the time of the previous reconstitution. In addition, the stock must have a trading history of at least three months as of the reference date. Since the stocks will have traded less than a full year, the trading value data that is available is annualized to determine index eligibility. The reference date for quarterly inclusions is five weeks prior to the effective rebalancing date, and additions are effective at the open of Monday following the third Friday of March, June, September, and December.

Spin-offs. Spin-offs from current index constituents are eligible for index inclusion and are included in the Dow Jones U.S. Real Estate Index on their ex-dates. Spin-offs are assigned the same size and style as the parent company at the time of the event. All spin-off sizes are evaluated at the next quarterly review.

Deletions. Between rebalancings, a company can be deleted from the Dow Jones U.S. Real Estate Index due to corporate events such as mergers, acquisitions, takeovers, delistings or bankruptcies. A company is deleted from the Dow Jones U.S. Real Estate Index if it is involved in a merger, acquisition, or significant restructuring such that it no longer meets the eligibility criteria. If a company’s shares are no longer available or are no longer trading, the company is deleted from the Dow Jones U.S. Real Estate Index as soon as reasonably possible providing that five days’ notice is given. In the event the information of delisting, bankruptcy or ineligible status becomes public after the fact, the stock may be removed with a one-day notice period.

Corporate Actions. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

Governance of the Dow Jones U.S. Real Estate Index

An S&P Dow Jones index committee maintains the Dow Jones U.S. Real Estate Index. All committee members are full-time professional members of S&P Dow Jones’ staff. The index committee meets regularly. At each meeting, the index committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the Dow Jones U.S. Real Estate Index to the market, companies that are being considered as candidates for addition to the Dow Jones U.S. Real Estate Index, and any significant market events. In addition, the index committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

THE iSHARES® SILVER TRUST

All information contained in this underlying supplement regarding the iShares® Silver Trust (the “SLV Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the sponsor of the SLV Fund, iShares Delaware Trust Sponsor LLC (“iShares Delaware”), an indirect subsidiary of BlackRock, Inc. The Bank of New York Mellon is the trustee of the SLV Fund, and JPMorgan Chase Bank, N.A., London branch, is the custodian of the SLV Fund. The SLV Fund is an investment trust that trades on the NYSE Arca, Inc. under the ticker symbol “SLV.”

The SLV Fund seeks to reflect generally the price of silver before the payment of its expenses and liabilities. The assets of the SLV Fund consist primarily of silver held by the custodian on behalf of the SLV Fund. The SLV Fund issues blocks of shares in exchange for deposits of silver and distributes silver in connection with the redemption of blocks of shares. The shares of the SLV Fund are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The shares of the SLV Fund represent units of fractional undivided beneficial interest in and ownership of the SLV Fund. The SLV Fund is a passive investment vehicle and the trustee of the SLV Fund does not actively manage the silver held by the SLV Fund. The trustee of the SLV Fund sells silver held by the SLV Fund to pay the SLV Fund’s expenses on an as-needed basis irrespective of then-current silver prices. Currently, the SLV Fund’s only ordinary recurring expense is expected to be iShares Delaware’s fee, which is accrued daily at an annualized rate equal to 0.50% of the net asset value of the SLV Fund and is payable monthly in arrears. The trustee of the SLV Fund will, when directed by iShares Delaware, and, in the absence of such direction, may, in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of iShares Delaware’s fee and of expenses or liabilities of the SLV Fund not assumed by iShares Delaware.

Information provided to or filed with the SEC by the SLV Fund pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-262440 and 001-32863, respectively, through the SEC’s website at http://www.sec.gov. The SLV Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. The SLV Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder, and iShares Delaware is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

THE SELECT SECTOR SPDR® ETFS

All information contained in this underlying supplement regarding the Select Sector SPDR® Funds set forth in the table below (each, a “Select Sector Fund” and collectively, the “Select Sector Funds”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSGA Funds Management, Inc. (“SSGA FM”). Each Select Sector Fund is an investment portfolio maintained and managed by SSGA FM, the investment advisor to the Select Sector Funds. Each Select Sector Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. under the ticker symbol set forth in the table below.

Each Select Sector Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies included in a Select Sector Index, as specified in the table below. The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index. For more information about the Select Sector Indices, please see “Indices—The Select Sector Indices” in this underlying supplement.

Select Sector Fund	Ticker	Select Sector Index
Communication Services Select Sector SPDR® Fund	XLC	Communication Services Select Sector Index
Consumer Discretionary Select Sector SPDR® Fund	XLY	Consumer Discretionary Select Sector Index
Consumer Staples Select Sector SPDR® Fund	XLP	Consumer Staples Select Sector Index
Energy Select Sector SPDR® Fund	XLE	Energy Select Sector Index
Financial Select Sector SPDR® Fund	XLF	Financial Select Sector Index
Health Care Select Sector SPDR® Fund	XLV	Health Care Select Sector Index
Industrial Select Sector SPDR® Fund	XLI	Industrials Select Sector Index
Materials Select Sector SPDR® Fund	XLB	Materials Select Sector Index
Real Estate Select Sector SPDR® Fund	XLRE	Real Estate Select Sector Index
Technology Select Sector SPDR® Fund	XLK	Technology Select Sector Index
Utilities Select Sector SPDR® Fund	XLU	Utilities Select Sector Index

In seeking to track the performance of the relevant Select Sector Index, each Select Sector Fund employs a replication strategy, which means that each Select Sector Fund typically invests in substantially all of the securities represented in the relevant Select Sector Index in approximately the same proportions as that Select Sector Index. However, under various circumstances, it may not be possible or practical to purchase all of the securities in the relevant Select Sector Index, or amounts of those securities in proportion to their weighting in that Select Sector Index. Under these circumstances, SSGA FM intends to employ a sampling strategy in managing the relevant Select Sector Fund. Sampling means that SSGA FM will use quantitative analysis to select securities, including securities in the relevant Select Sector Index, outside of the relevant Select Sector Index and derivatives that have a similar investment profile as the relevant Select Sector Index in terms of key risk factors, performance attributes and other economic characteristics. These include industry weightings, market capitalization and other financial characteristics of securities.

While SSGA FM seeks to track the performance of the relevant Select Sector Index (i.e., achieve a high degree of correlation with the relevant Select Sector Index), each Select Sector Fund’s return may not match the return of the relevant Select Sector Index due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. For example, it may take several business days for additions and deletions to the relevant Select Sector Index to be reflected in the portfolio composition of the Select Sector Fund.

The Select Sector Trust is a registered investment company that consists of a separate investment portfolio for each of the Select Sector Funds. Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov.

THE SPDR® DOW JONES INDUSTRIAL AVERAGE® ETF TRUST

All information contained in this underlying supplement regarding the SPDR® Dow Jones Industrial Average® ETF Trust (the “DIA Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, State Street Global Advisors Trust Company (“SSGA TC”), as trustee of the DIA Fund, and PDR Services LLC (“PDRS”), as sponsor of the DIA Fund. The DIA Fund is a unit investment trust that issues securities called “Units.” The DIA Fund trades on the NYSE Arca, Inc. under the ticker symbol “DIA.”

The DIA Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Dow Jones Industrial Average®. For more information about the Dow Jones Industrial Average®, please see “Indices—The Dow Jones Industrial Average®” in this underlying supplement.

The DIA Fund seeks to achieve its investment objective by holding a portfolio of common stocks that are included in the Dow Jones Industrial Average®, with the weight of each stock in the portfolio substantially corresponding to the weight of that stock in the Dow Jones Industrial Average®. At any time, the portfolio of the DIA Fund will consist of as many of the component stocks of the Dow Jones Industrial Average® as is practicable. To maintain the correspondence between the composition and weightings of the stocks held by the DIA Fund and the component stocks of the Dow Jones Industrial Average®, SSGA TC or its parent company, State Street Bank and Trust Company (“SSBT”) adjusts the portfolio of the DIA Fund from time to time to conform to periodic changes in the identity and/or relative weightings of the component stocks of the Dow Jones Industrial Average®. SSGA TC or SSBT generally makes these adjustments to the portfolio of the DIA Fund within three business days before or after the day on which changes in the Dow Jones Industrial Average® are scheduled to take effect.

While the DIA Fund is intended to track the performance of the Dow Jones Industrial Average® as closely as possible (i.e., to achieve a high degree of correlation with the Dow Jones Industrial Average®), the DIA Fund’s return may not match or achieve a high degree of correlation with the return of the Dow Jones Industrial Average® due to expenses and transaction costs incurred in adjusting the DIA Fund’s portfolio. In addition, it is possible that the DIA Fund may not always fully replicate the performance of the Dow Jones Industrial Average® due to the unavailability of certain Dow Jones Industrial Average® securities in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted). In addition, the DIA Fund’s portfolio may deviate from the Dow Jones Industrial Average® to the extent required to ensure continued qualification as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended.

The DIA Fund is a registered investment company. Information provided to or filed with the SEC by the DIA Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-31247 and 811-09170, respectively, through the SEC’s website at http://www.sec.gov.

THE SPDR® EURO STOXX 50® ETF

All information contained in this underlying supplement regarding the SPDR® EURO STOXX 50® ETF (the “FEZ Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, SSGA Funds Management, Inc. (“SSGA FM”), the investment advisor for the FEZ Fund. The FEZ Fund is an investment portfolio maintained and managed by SSGA FM. The FEZ Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “FEZ.”

The FEZ Fund seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the EURO STOXX 50® Index. For more information about the EURO STOXX 50® Index, please see “Indices—The STOXX Benchmark Indices” in this underlying supplement.

In seeking to track the performance of the EURO STOXX 50® Index, the FEZ Fund employs a sampling strategy, which means that the FEZ Fund is not required to purchase all of the securities represented in the EURO STOXX 50® Index. Instead, the FEZ Fund may purchase a subset of the securities in the EURO STOXX 50® Index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the EURO STOXX 50® Index. The quantity of holdings in the FEZ Fund will be based on a number of factors, including asset size of the FEZ Fund. Based on its analysis of these factors, SSGA FM, either may invest the FEZ Fund’s assets in a subset of securities in underlying index or may invest the FEZ Fund’s assets in substantially all of the securities represented in the EURO STOXX 50® Index in approximately the same proportions as the EURO STOXX 50® Index.

While SSGA FM seeks to track the performance of the EURO STOXX 50® Index (i.e., achieve a high degree of correlation with the EURO STOXX 50® Index), the FEZ Fund’s return may not match the return of the EURO STOXX 50® Index. The FEZ Fund incurs a number of operating expenses not applicable to the EURO STOXX 50® Index, and incurs costs in buying and selling securities. In addition, the FEZ Fund may not be fully invested at times, generally as a result of cash flows into or out of the FEZ Fund or reserves of cash held by the FEZ Fund to meet redemptions. SSGA FM may attempt to replicate the EURO STOXX 50® Index return by investing in fewer than all of the securities in the EURO STOXX 50® Index, or in some securities not included in the EURO STOXX 50® Index, potentially increasing the risk of divergence between the FEZ Fund’s return and that of the EURO STOXX 50® Index.

SPDR® Index Shares Funds is a registered investment company that consists of numerous separate investment portfolios, including the FEZ Fund. Information provided to or filed with the SEC by the FEZ Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92106 and 811-21145, respectively, through the SEC’s website at http://www.sec.gov.

THE SPDR® GOLD TRUST

All information contained in this underlying supplement regarding the SPDR® Gold Trust (the “GLD Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the GLD Fund and World Gold Trust Services, LLC (“World Gold”), the sponsor of the GLD Fund. BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the GLD Fund, and HSBC Bank plc is the custodian of the GLD Fund. The GLD Fund is an investment trust that trades on the NYSE Arca, Inc. under the ticker symbol “GLD.”

The investment objective of the GLD Fund is for its shares to reflect the performance of the price of gold bullion, less the GLD Fund’s expenses. The GLD Fund holds gold bars and from time to time, issues blocks of shares in exchange for deposits of gold and distributes gold in connection with the redemption of blocks of shares. The shares of the GLD Fund are designed for investors who want a cost-effective and convenient way to invest in gold.

The shares of the GLD Fund represent units of fractional undivided beneficial interest in and ownership of the GLD Fund. The GLD Fund is a passive investment vehicle and the trustee of the GLD Fund does not actively manage the gold held by the GLD Fund. The trustee of the GLD Fund sells gold held by the GLD Fund to pay the GLD Fund’s expenses on an as-needed basis irrespective of then-current gold prices. Currently, the GLD Fund’s only recurring fixed expense is World Gold’s fee which accrues daily at an annual rate equal to 0.40% of the daily net asset value of the GLD Fund, in exchange for World Gold assuming the responsibility to pay all ordinary fees and expenses of the GLD Fund.

Information provided to or filed with the SEC by the GLD Fund pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-263087 and 001-32356, respectively, through the SEC’s website at http://www.sec.gov. The GLD Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. The GLD Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder, and World Gold is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator, or a commodity trading advisor.

The SPDR Industry ETFs

All information contained in this underlying supplement regarding the SPDR Industry ETFs set forth in the table below (each, a “ SPDR Industry ETF” and collectively, the “ SPDR Industry ETFs”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the SPDR® Series Trust and SSGA Funds Management, Inc. (“SSGA FM”). Each SPDR Industry ETF is an investment portfolio maintained and managed by SSGA FM, the investment advisor to the SPDR Industry ETFs. Each SPDR Industry ETF is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. under the ticker symbol set forth in the table below.

The SPDR® Series Trust is a registered investment company that consists of a separate investment portfolio for each SPDR Industry ETF. Each SPDR Industry ETF is an index fund that invests in a particular industry or group of industries represented by an S&P Select Industry as specified in the table below. The companies included in each Select Industry Index are selected on the basis of Global Industry Classification Standards and liquidity and market capitalization requirements from a universe of companies defined by the S&P® Total Market Index, a U.S. total market composite index. The investment objective of each Select Industry SPDR® Fund is to provide investment results that, before expenses, correspond generally to the total return performance of an index derived from a particular industry or group of industries, as represented by a specified Select Industry Index. For more information about the Select Industry Indices, please see “Indices—The S&P® Select Industry Indices” in this underlying supplement.

SPDR Industry ETF	Ticker	Select Industry Index
SPDR® S&P® Bank ETF	KBE	S&P® Banks Select Industry Index
SPDR® S&P® Biotech ETF	XBI	S&P® Biotechnology Select Industry Index
SPDR® S&P® Metals & Mining ETF	XME	S&P® Metals & Mining Select Industry Index
SPDR® S&P® Oil & Gas Exploration & Production ETF	XOP	S&P® Oil & Gas Exploration & Production Select Industry Index
SPDR® S&P® Regional Banking ETF	KRE	S&P® Regional Banks Select Industry Index
SPDR® S&P® Retail ETF	XRT	S&P® Retail Select Industry Index

In seeking to track the performance of the relevant Select Industry Index, each SPDR Industry ETF employs a “sampling” strategy, which means that the SPDR Industry ETF is not required to purchase all of the securities represented in the relevant Select Industry Index. Instead, each SPDR Industry ETF may purchase a subset of the securities in the relevant Select Industry Index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the relevant Select Industry Index. The quantity of holdings in each SPDR Industry ETF will be based on a number of factors, including asset size of that SPDR Industry ETF. Based on its analysis of these factors, SSGA FM may invest each SPDR Industry ETF’s assets in a subset of securities in the relevant Select Industry Index or may invest that SPDR Industry ETF’s assets in substantially all of the securities represented in the relevant Select Industry Index in approximately the same proportions as the relevant Select Industry Index.

While SSGA FM seeks to track the performance of the relevant Select Industry Index (i.e., achieve a high degree of correlation with the relevant Select Industry Index), a SPDR Industry ETF’s return may not match the return of the relevant Select Industry Index for a number of reasons. For example, the return on the sample of securities purchased by a SPDR Industry ETF (or the return on securities not included in the relevant Select Industry Index) to replicate the performance of the relevant Select Industry Index may not correlate precisely with the return of that Select Industry Index. Each SPDR Industry ETF incurs a number of operating expenses not applicable to the relevant Select Industry Index, and incurs costs in buying and selling securities. In addition, a SPDR Industry ETF may not be fully invested at times, either as a result of cash flows into or out of that SPDR Industry ETF or reserves of cash held by that SPDR Industry ETF to meet redemptions. SSGA FM may attempt to replicate the relevant Select Industry Index return by investing in fewer than all of the securities in that Select Industry Index, or in some securities not included in that Select Industry Index, potentially increasing the risk of divergence between a SPDR Industry ETF’s return and that of the relevant Select Industry Index. Changes in the composition of the relevant Select Industry Index and regulatory requirements also may impact a SPDR Industry ETF’s ability to match the return of the relevant Select Industry Index. SSGA FM may apply one or more “screens” or investment techniques to refine or limit the number or types of issuers included in the relevant Select Industry Index in which a SPDR Industry ETF may invest. Application of such screens or techniques may result in investment performance below that of the relevant Select Industry Index and may not produce results expected by SSGA FM. Index tracking risk may be heightened during times of increased market volatility or other unusual market conditions.

Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov.

THE SPDR® S&P 500® ETF TRUST

All information contained in this underlying supplement regarding the SPDR® S&P 500® ETF Trust (the “SPY Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, State Street Global Advisors Trust Company (“SSGA TC”), as trustee of the SPY Fund, and PDR Services LLC (“PDRS”), as sponsor of the SPY Fund. The SPY Fund is a unit investment trust that issues securities called “Units.” The SPY Fund trades on the NYSE Arca, Inc. under the ticker symbol “SPY.”

The SPY Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P 500® Index. For more information about the S&P 500® Index, please see “Indices—The S&P U.S. Indices” in this underlying supplement.

The SPY Fund seeks to achieve its investment objective by holding a portfolio of common stocks that are included in the S&P 500® Index, with the weight of each stock in the portfolio substantially corresponding to the weight of that stock in the S&P 500® Index. At any time, the portfolio of the SPY Fund will consist of as many of the component stocks of the S&P 500® Index as is practicable. To maintain the correspondence between the composition and weightings of the stocks held by the SPY Fund and the component stocks of the S&P 500® Index, SSGA TC or its parent company, State Street Bank and Trust Company (“SSBT”) adjusts the portfolio of the SPY Fund from time to time to conform to periodic changes in the identity and/or relative weightings of the component stocks of the S&P 500® Index. SSGA TC or SSBT aggregates certain of these adjustments and makes changes to the portfolio of the SPY Fund at least monthly, or more frequently in the case of significant changes to the S&P 500® Index.

While the SPY Fund is intended to track the performance of the S&P 500® Index as closely as possible (i.e., to achieve a high degree of correlation with the S&P 500® Index), the return of the SPY Fund may not match or achieve a high degree of correlation with the return of the S&P 500® Index due to expenses and transaction costs incurred in adjusting the SPY Fund’s portfolio. In addition, it is possible that the SPY Fund may not always fully replicate the performance of the S&P 500® Index due to the unavailability of certain component stocks of the S&P 500® Index in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted).

The SPY Fund is a registered investment company. Information provided to or filed with the SEC by the SPY Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov.

THE SPDR® S&P MIDCAP 400® ETF TRUST

All information contained in this underlying supplement regarding the SPDR® S&P MidCap 400® ETF Trust (the “MDY Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, The Bank of New York Mellon (“BNYM”), as trustee of the MDY Fund, and PDR Services LLC (“PDRS”), as sponsor of the MDY Fund. The MDY Fund is a unit investment trust that issues securities called “Units.” The MDY Fund trades on the NYSE Arca, Inc. under the ticker symbol “MDY.”

The MDY Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P MidCap 400® Index. For more information about the S&P MidCap 400® Index, please see “Indices—The S&P U.S. Indices” in this underlying supplement.

The MDY Fund seeks to achieve its investment objective by holding a portfolio of common stocks that are included in the S&P MidCap 400® Index, with the weight of each stock in the portfolio substantially corresponding to the weight of that stock in the S&P MidCap 400® Index. At any time, the portfolio of the MDY Fund will consist of as many of the component stocks of the S&P MidCap 400® Index as is practicable. To maintain the correspondence between the composition and weightings of the stocks held by the MDY Fund and the component stocks of the S&P MidCap 400® Index, BNYM adjusts the portfolio of the MDY Fund from time to time to conform to periodic changes in the identity and/or relative weightings of the component stocks of the S&P MidCap 400® Index. BNYM aggregates certain of these adjustments and makes changes to the portfolio of the MDY Fund at least monthly, or more frequently in the case of significant changes to the S&P MidCap 400® Index.

While the MDY Fund is intended to track the performance of the S&P MidCap 400® Index as closely as possible (i.e., to achieve a high degree of correlation with the S&P MidCap 400® Index), the return of the MDY Fund may not match or achieve a high degree of correlation with the return of the S&P MidCap 400® Index due to expenses and transaction costs incurred in adjusting the MDY Fund’s portfolio. In addition, it is possible that the MDY Fund may not always fully replicate the performance of the S&P MidCap 400® Index due to the unavailability of certain component stocks of the S&P MidCap 400® Index in the secondary market or due to other extraordinary circumstances (e.g., if trading in a security has been halted).

The MDY Fund is a registered investment company. Information provided to or filed with the SEC by the MDY Fund pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-89088 and 811-08972, respectively, through the SEC’s website at http://www.sec.gov.

THE UNITED STATES USO FUND, LP

All information contained in this underlying supplement regarding the United States USO Fund, LP (the “USO Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, United States Commodity Funds LLC (“USCF”). The USO Fund is managed and controlled by USCF, a Delaware limited liability company that is registered as a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association. The USO Fund, a Delaware limited partnership, is a commodity pool that continuously issues common shares of beneficial interest that trade on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “USO.”

The investment objective of the USO Fund is for the daily changes in percentage terms of its shares’ net asset value to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the price of a specified short-term futures contract on light, sweet crude oil (the “benchmark oil futures contract”), less the USO Fund’s expenses. The benchmark oil futures contract is the futures contract on light, sweet crude oil traded on the New York Mercantile Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire.

The USO Fund seeks to achieve its investment objective by investing primarily in futures contracts for light, sweet crude oil, other types of crude oil, diesel-heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the New York Mercantile Exchange, ICE Futures Europe and ICE Futures U.S. or other U.S. and foreign exchanges (collectively, “oil futures contracts”) and to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other oil-related investments such as cash-settled options on oil futures contracts, forward contracts for oil, cleared swap contracts and non-exchange traded (or over-the-counter) transactions that are based on the price of oil, other petroleum-based fuels, oil futures contracts and indices based on the foregoing. The USO Fund seeks to achieve its investment objective by investing so that the average daily percentage change in its net asset value for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the benchmark oil futures contract over the same period.

The daily changes in the price of the USO Fund’s shares on the NYSE Arca on a percentage basis, may not closely track the daily changes in the spot price of light, sweet crude oil on a percentage basis. This could happen if the price of shares traded on the NYSE Arca does not correlate closely with the value of the USO Fund’s net asset value; the changes in the USO Fund’s net asset value do not correlate closely with the changes in the price of the benchmark oil futures contract; or the changes in the price of the benchmark oil futures contract do not closely correlate with the changes in the cash or spot price of crude oil. The price relationship between the near month contract to expire and the next month contract to expire that compose the benchmark oil futures contract will vary and may impact the total return over time of the USO Fund’s net asset value. In cases in which the near month contract’s price is lower than the next month contract’s price (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in crude oil prices, the value of the benchmark oil futures contract would tend to decline as it approaches expiration. In cases in which the near month contract’s price is higher than the next month contract’s price (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in crude oil prices, the value of the benchmark contract would tend to rise as it approaches expiration.

Information provided to or filed with the SEC by the USO Fund pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-237750 and 001-32834, respectively, through the SEC’s website at http://www.sec.gov. The USO Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE VANECK® ETFS

All information contained in this underlying supplement regarding the VanEck® Gold Miners ETF, the VanEck® Junior Gold Miners ETF, the VanEck® Oil Services ETF and the VanEck® Semiconductor ETF (each, a “VanEck ETF” and collectively, the “VanEck ETFs”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, VanEck® ETF Trust (the “VanEck Trust”) and Van Eck Associates Corporation (“Van Eck”). Each VanEck ETF is an investment portfolio of the VanEck Trust. Van Eck is currently the investment advisor to the VanEck ETFs. Prior to September 2021, VanEck® was branded as VanEck Vectors®.

Each VanEck ETF uses a “passive” or indexing investment approach to attempt to approximate the investment performance of its underlying index by investing in a portfolio of securities that generally replicates its underlying index. Van Eck anticipates that, generally, each VanEck ETF will hold or gain exposure to all of the securities that comprise its underlying index in proportion to their weightings in such underlying index. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in those weightings. In these circumstances, a VanEck ETF may purchase a sample of securities in its underlying index. There also may be instances in which Van Eck may choose to underweight or overweight a security in a VanEck ETF’s underlying index, purchase securities not in the VanEck ETF’s underlying index that Van Eck believes are appropriate to substitute for certain securities in such underlying index or utilize various combinations of other available investment techniques in seeking to replicate as closely as possible, before fees and expenses, the price and yield performance of the VanEck ETF’s underlying index.

Each VanEck ETF’s return may not match the return of its underlying index for a number of reasons. For example, each VanEck ETF incurs a number of operating expenses, including taxes, not applicable to its underlying index and incurs costs associated with buying and selling securities and entering into derivatives transactions (if applicable), especially when rebalancing that VanEck ETF’s securities holdings to reflect changes in the composition of its underlying index, which are not factored into the return of its underlying index. Transaction costs, including brokerage costs, will decrease a VanEck ETF’s net asset value (“NAV”) to the extent not offset by the transaction fee payable by an authorized participant. Market disruptions and regulatory restrictions could have an adverse effect on a VanEck ETF’s ability to adjust its exposure to the required levels in order to track its underlying index. In addition, a VanEck ETF may not be able to invest in certain securities included in its underlying index, or invest in them in the exact proportions in which they are represented in its underlying index. A VanEck ETF’s performance may also deviate from the return of its underlying index due to legal restrictions or limitations imposed by the governments of certain countries, certain listing standards of that VanEck ETF’s listing exchange, a lack of liquidity on stock exchanges in which the securities trade, potential adverse tax consequences or other regulatory reasons or legal restrictions or limitations (such as diversification requirements). A VanEck ETF may value certain of its investments and/or other assets based on fair value prices. To the extent a VanEck ETF calculates its NAV based on fair value prices and the value of its underlying index is based on securities’ closing prices (i.e., the value of its underlying index is not based on fair value prices), that VanEck ETF’s ability to track its underlying index may be adversely affected. In addition, any issues a VanEck ETF encounters with regard to currency convertibility (including the cost of borrowing funds, if any) and repatriation may also increase the index tracking risk. For tax efficiency purposes, a VanEck ETF may sell certain securities, and such sale may cause that VanEck ETF to realize a loss and deviate from the performance of its underlying index. In light of the factors discussed above, a VanEck ETF’s return may deviate significantly from the return of its underlying index. Changes to the composition of its underlying index in connection with a rebalancing or reconstitution of its underlying index may cause a VanEck ETF to experience increased volatility, during which time that VanEck ETF’s index tracking risk may be heightened.

The VanEck Trust is a registered investment company that consists of numerous separate investment portfolios, including the VanEck ETFs. Information provided to or filed with the SEC by the VanEck Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov.

The VanEck® Gold Miners ETF

The VanEck® Gold Miners ETF (the “GDX Fund”) seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index (the “Gold Miners Index”). For

more information about the Gold Miners Index, please see “—Additional Information about the Underlying Indices for the VanEck ETFs—The NYSE Arca Gold Miners Index” below. The GDX Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. (the “NYSE Arca”) under the ticker symbol “GDX.”

The VanEck® Junior Gold Miners ETF

The VanEck® Junior Gold Miners ETF (the “GDXJ Fund”) seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® Global Junior Gold Miners Index (the “Junior Gold Miners Index”). For more information about the Junior Gold Miners Index, please see “—Additional Information about the Underlying Indices for the VanEck ETFs—The MVIS® Indices” below. The GDXJ Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. (the “NYSE Arca”) under the ticker symbol “GDXJ.”

The VanEck® Oil Services ETF

The VanEck® Oil Services ETF (the “OIH Fund”) seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Oil Services 25 Index (the “Oil Services Index”). For more information about the Oil Services Index, please see “—Additional Information about the Underlying Indices for the VanEck ETFs—The MVIS® Indices” below. The OIH Fund is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “OIH.”

The VanEck® Semiconductor ETF

The VanEck® Semiconductor ETF (the “SMH Fund”) seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Semiconductor 25 Index (the “Semiconductor Index”). For more information about the Semiconductor Index, please see “—Additional Information about the Underlying Indices for the VanEck ETFs—The MVIS® Indices” below. The SMH Fund is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “SMH.”

Additional Information about the Underlying Indices for the VanEck ETFs

The NYSE Arca Gold Miners Index

All information contained in this underlying supplement regarding the Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the NYSE Arca. The Gold Miners Index is calculated, maintained and published by the NYSE Arca. The NYSE Arca has no obligation to continue to publish, and may discontinue the publication of, the Gold Miners Index.

The Gold Miners Index is a modified market capitalization-weighted index composed of publicly traded companies involved primarily in the mining of gold or silver. The Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “GDM.”

Eligibility Criteria for Index Components

The Gold Miners Index includes common stocks, American depositary receipts (“ADRs”) and Global depositary receipts (“GDRs”) of selected companies that are involved in mining for gold and silver and that are listed for trading on a major stock market that is accessible by foreign investors. Only companies with market capitalization greater than $750 million that have an average daily trading volume of at least 50,000 shares over the past three months and an average daily value traded of at least $1 million over the past three months are eligible for inclusion in the Gold Miners Index. For companies that were already in the Gold Miners Index prior to the September 20, 2013 rebalance, the market capitalization requirement is $450 million, the average daily trading volume requirement is at least 30,000 shares over the past three months and the average daily value traded requirement is at least $600,000 over the past three months. Further, the universe of companies eligible for inclusion in the Gold Miners Index will specifically include those companies that derive at least 50% of their revenues from gold mining and related activities. Companies already in the Gold Miners Index will be removed from the Gold Miners Index in the following quarterly review only if their gold mining revenues fall below the 40% level. The Gold Miners Index will maintain an exposure, of not more than 20% of the Gold Miners Index weight at rebalance, to companies with a significant revenue exposure to silver mining as well as gold mining. These are companies that either (1) have a revenue exposure to silver mining greater than 50% or (2) have a greater revenue exposure to silver mining than gold mining and have a combined gold/silver mining revenue exposure of greater than 50%.

In addition, both streaming companies and royalty companies are eligible for inclusion in the Gold Miners Index. Companies that have not yet commenced production are also eligible for inclusion in the Gold Miners Index, provided that they have tangible revenues that are related to the mining of either gold or silver ore. There are no restrictions imposed on the eligibility of company in how much the company has hedged in gold or silver production via futures, options or forward contracts.

Index Calculation

The Gold Miners Index is calculated using a modified market capitalization weighting methodology. The Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Gold Miners Index. The information utilized in this modification process will be taken from the close of trading on the second Friday of the rebalancing month:

(1)       the weight of any single component security may not account for more than 20% of the total value of the Gold Miners Index;

(2)       the component securities are split into two subgroups — (1) large and (2) small, which are ranked by their unadjusted market capitalization weight in the Gold Miners Index. Large stocks are defined as having a Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an Gold Miners Index weight below 5%; and

(3)       the final aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Gold Miners Index may not account for more than 45% of the total Gold Miners Index value.

The Gold Miners Index is reviewed quarterly so that the Gold Miners Index components continue to represent the universe of companies involved in the gold mining industry. The NYSE Arca may at any time and from time to time change the number of securities composing the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold Miners Index. Changes to the Gold Miners Index compositions and/or the component share weights in the Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the quantities for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.

•	Diversification Rule 1: If any component stock exceeds 20% of the total value of the Gold Miners Index, then all stocks greater than 20% of the Gold Miners Index are reduced to represent 20% of the value of the Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated. If there is no component stock over 20% of the total value of the Gold Miners Index, then Diversification Rule 1 is not executed.

•	Diversification Rule 2: The components are sorted into two groups, (1) large components, with a starting index weight of 5% or greater, and (2) small components, with a weight of under 5% (after any adjustments for Diversification Rule 1). If there are no components that are classified as large components after Diversification Rule 1 is run, then Diversification Rule 2 is not executed. In addition, if the starting aggregate weight of the large components after Diversification Rule 1 is run is not greater than 45% of the starting index weight, then Diversification Rule 2 is not executed. If Diversification Rule 2 is executed, then the large group and the small group will represent 45% and 55%, respectively, of the final index weight. This will be adjusted for through the following process:

o	The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 45% of the Gold Miners Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will be reduced proportionately.

o	The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled up following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled up. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

Index Maintenance

The Gold Miners Index is reviewed quarterly to ensure that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements. Components will be removed from the Gold Miners Index during the quarterly review if either (1) the market capitalization falls below $450 million or (2) the average daily volume traded for the previous three months was lower than 30,000 shares and the average daily value traded for the previous three months was lower than $600,000. In conjunction with the quarterly review, the share quantities used in the calculation of the Gold Miners Index are determined based upon current shares outstanding modified, if necessary, to provide greater index diversification, as described above. An ADR or GDR ratio would be incorporated into this shares figure so that the shares utilized in the Gold Miners Index for a depositary receipt is equal to the shares outstanding of the local share class multiplied by the depositary receipt ratio. The index components and their share quantities are determined and announced prior to taking effect. The share quantity of each component stock in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions, such as stock splits, reverse stock splits, stock dividends or similar events. The share quantities used in the index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews. However, in the event of a merger between two components, the share quantity of the surviving entity may be adjusted to account for any stock issued in the acquisition. The NYSE Arca may substitute stocks or change the number of stocks included in the Gold Miners Index based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share quantity changes to the index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization or other corporate actions affecting a component stock of the Gold Miners Index, the index divisor may be adjusted to ensure that there are no changes to the index level as a result of non-market forces.

The MVIS® Indices

All information contained in this underlying supplement regarding the Junior Gold Miners Index, the Oil Services Index and the Semiconductor Index (each, an “MVIS Index” and collectively, the “MVIS Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MarketVector Indexes GmbH (“MVIS”). The MVIS Indices were developed by MVIS and are maintained and published by MVIS. Each MVIS Index is calculated by Solactive AG. MVIS has no obligation to continue to publish, and may discontinue the publication of, any of the MVIS Indices.

The MVIS® Global Junior Gold Miners Index

The Junior Gold Miners Index is designed to track the performance of the global gold and silver mining small-cap segment, which includes companies that derive at least 50% (25% for current components) of their revenues from gold mining/royalties/streaming and/or silver mining/royalties/streaming or with mining projects that have the potential to generate at least 50% of their revenues from gold and/or silver when developed. The

Junior Gold Miners Index was launched on August 31, 2009 with a base index value of 1,000 as of December 31, 2003. The Junior Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “MVGDXJ.”

The MVIS® US Listed Oil Services 25 Index

The Oil Services Index is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector. The Oil Services Index was launched on August 12, 2011 with a base index value of 1,000 as of September 29, 2000. The Oil Services Index is reported by Bloomberg L.P. under the ticker symbol “MVOIH.”

The MVIS® US Listed Semiconductor 25 Index

The Semiconductor Index is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from semiconductors. This includes companies engaged primarily in the production of semiconductors and semiconductor equipment. The Semiconductor Index was launched on August 12, 2011 with a base index value of 1,000 as of September 29, 2000. The Semiconductor Index is reported by Bloomberg L.P. under the ticker symbol “MVSMH.”

MVIS Index Composition and Maintenance

Index Universe

The index universe for each MVIS Index includes only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships and cannabis/marijuana companies are excluded. Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on that exchange. Only stocks that have a full market capitalization exceeding US$50 million are eligible for the index universe.

Investable Index Universe

Only companies with a free float (or shares available to foreign investors) of 5% or more for existing index components or 10% or more for new components are eligible for inclusion in an MVIS Index. In addition, stocks that are currently not in the relevant MVIS Index must meet the following size and liquidity requirements:

•	a full market capitalization exceeding US$150 million;

•	a three-month average-daily-trading volume of at least US$1 million at the current review and also at the previous two reviews; and

•	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the relevant MVIS Index the following applies:

•	a full market capitalization exceeding US$75 million;

•	a three-month average-daily-trading volume of at least US$0.2 million in at least two of the latest three quarters (current review and also at the previous two reviews); and

•	a three-month average-daily-trading volume of at least US$0.6 million at current review or at one of the previous two reviews; or at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below the minimum component number for the relevant MVIS Index, additional companies are flagged eligible by MVIS’s decision until the number of eligible stocks equals the minimum component count.

Only one share line of each company is eligible. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free float market capitalization is eligible. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide for a different share line.

In case the free float market capitalization of a non-component share line:

•	exceeds the free float market capitalization of a share line of the same company which is an index component by at least 25%; and

•	fulfills all size and liquidity eligibility criteria for non-components,

the current component share line will be replaced by the larger one. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Junior Gold Miners Index Constituent Selection

The Junior Gold Miners Index is reviewed on a quarterly basis. The target coverage of the Junior Gold Miners Index is 100% of the free float market capitalization of the investable small-cap universe with at least 25 companies. The constituents of the Junior Gold Miners Index are selected using the following procedure:

(1)	Companies are valued by full market capitalization (all secondary lines are grouped). All companies (and not securities) are sorted by full market capitalization in descending order.

(2)	Companies covering the top 60% of the full market capitalization are excluded. Only companies ranking between 60% and 98% qualify for the selection. However, existing components ranking between 55% and 60% or 98% and 99% also qualify for the selection.

(3)	All companies which qualified in step 2 are now viewed as securities (companies with secondary lines are ungrouped and treated separately). Only securities that meet all requirements of the investable index universe are added to the Junior Gold Miners Index.

(4)	In case the number of eligible companies is below 25, additional companies are added by MVIS’s decision until the number of stocks equals 25.

In addition to the periodic reviews, the Junior Gold Miners Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

MVIS US Listed 25 Index Constituent Selection

Each of the Oil Services Index and the Semiconductor Index (each, an “MVIS US Listed 25 Index” and collectively, the “MVIS US Listed 25 Indices”) is reviewed on a semi-annual basis in March and September. The target coverage of each MVIS US Listed 25 Index is 25 companies from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from the relevant sector or sectors for that MVIS US Listed 25 Index. The constituents of each MVIS US Listed 25 Index are selected using the following procedure:

(1)	The largest 50 stocks (by full market capitalization) from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from the relevant sector or sectors for that MVIS US Listed 25 Index qualify.

(2)	The 50 stocks are ranked in two different ways — by free float market capitalization in descending order (the largest company receives rank “1”) and then by three-month average-daily-trading volume in descending order (the most liquid company receives rank “1”). These two ranks are added up.

(3)	The 50 stocks are then ranked by the sum of their two ranks in Step 2 in ascending order. If two companies have the same sum of ranks, the larger company is placed on top.

a.	Initially, the highest ranked 25 companies made up the relevant MVIS US Listed 25 Index.

b.	On-going, a 10-40 buffer is applied: the highest ranked 10 companies qualify. The remaining 15 companies are selected from the highest ranked remaining current index components ranked between 11 and 40. If the number of selected companies is still below 25, then the highest ranked remaining stocks are selected until 25 companies have been selected.

In addition to the periodic reviews, each MVIS US Listed 25 Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

MVIS Index Calculation

The value of each MVIS Index is calculated using the Laspeyres’ formula, rounded to two decimal places, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the relevant MVIS Index):

pi = stock price (rounded to four decimal places);

qi = number of shares;

ffi = free float factor (rounded to two decimal places);

fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

cfi = sector-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

M = free float market capitalization of the relevant MVIS Index; and

D = divisor (rounded to six decimal places).

Free Float

Each MVIS Index is free float-adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits or sanctions. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free float factors are reviewed quarterly.

Junior Gold Miners Index Sector-Weighting Cap Factor

Companies determined to be silver stocks must not constitute more than 20% of the Junior Gold Miners Index. If at a quarterly review, the aggregated weighting of all silver stocks represents more than 20% of the Junior Gold Miners Index, a sector-weighting cap factor is applied. This sector-weighting cap factor is calculated to ensure that the aggregated weighting of all gold stocks will not be less than 80% and the aggregated weighting of all silver stocks is be capped at 20%.

Junior Gold Miners Index Company-Weighting Cap Factors

Companies in the Junior Gold Miners Index are ranked according to their free float market capitalization, as modified by the company-weighting cap factors. The Junior Gold Miners Index uses the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the Junior Gold Miners Index:

(1)	All companies are ranked by their free float market capitalization. The maximum weight for any single stock is 8%. If a stock exceeds the maximum weight, then the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across all other Junior Gold Miners

Index constituents. This process is repeated until no stocks have weights exceeding the respective maximum weight.

(2)	The 8%-cap weighting scheme will be applied to the largest stocks and the excess weight after each step shall be redistributed across all other (uncapped) stocks in the Junior Gold Miners Index on a proportional basis:

a.	If the largest two stocks exceed 8%, both will be capped at 8%.

b.	If the third largest stock exceeds 7%, it will be capped at 7%.

c.	If the fourth largest stock exceeds 6.5%, it will be capped at 6.5%.

d.	If the fifth largest stock exceeds 6%, it will be capped at 6%.

e.	If the sixth largest stock exceeds 5.5%, it will be capped at 5.5%.

f.	If the seventh largest stock exceeds 5%, it will be capped at 5%.

g.	If any other stock exceeds 4.5%, it will be capped at 4.5%.

(3)	The maximum weight of any single silver stock is 4.5% in the Junior Gold Miners Index.

MVIS US Listed 25 Index Company-Weighting Cap Factors

Companies in each MVIS US Listed 25 Index are weighted according to their free float market capitalization, as modified by the company-weighting cap factors. The MVIS US Listed 25 Indices use the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the MVIS US Listed 25 Indices:

(1)	All index components are weighted by their free float market capitalization.

(2)	All companies exceeding 4.5% but at least the largest five companies and at the maximum the largest 10 companies are grouped together (so called “Large-Weights”). All other companies are grouped together as well (so called “Small-Weights”).

(3)	The aggregated weighting of the Large-Weights is capped at 50%:

a.	Large-Weights: If the aggregated weighting of all companies in Large-Weight exceeds 50%, then a capping factor is calculated to bring the weighting down to 50%; at the same time, a second capping factor for the Small-Weights is calculated to increase the aggregated weight to 50%. These two factors are then applied to all companies in the Large-Weights or the Small-Weights respectively.

b.	Large-Weights: The maximum weight for any single stock is 20% and the minimum weighting is 5%. If a stock is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight will be re-distributed proportionally across all other remaining index constituents in the Large-Weights.

c.	Small-Weights: The maximum weight for any single stock is 4.5%. If a stock is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight will be re-distributed proportionally across all other remaining index constituents in the Small-Weights.

Divisor Adjustments

Index maintenance (reflecting changes in, e.g., shares outstanding, capital actions, addition or deletion of stocks to the relevant MVIS Index) should not change the level of an MVIS Index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the relevant MVIS Index that alters the total market value of that MVIS Index while holding stock prices constant will require a divisor adjustment.

THE VANGUARD® REAL ESTATE ETF

All information contained in this underlying supplement regarding the Vanguard® Real Estate ETF (the “VNQ Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Vanguard Specialized Funds (the “Vanguard Specialized Trust”) and The Vanguard Group, Inc. (“Vanguard”). The VNQ Fund is an investment portfolio of the Vanguard Specialized Trust. Vanguard is currently the investment advisor to the VNQ Fund. The VNQ Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “VNQ.”

The VNQ Fund seeks to track the performance of a benchmark index that measures the performance of publicly traded equity real estate investment trusts (“REITs”) and other real estate-related investments, which is currently the MSCI US Investable Market Real Estate 25/50 Index. Prior to February 2018, the VNQ Fund was named the Vanguard® REIT ETF and tracked the MSCI US REIT Index. For more information about the MSCI US Investable Market Real Estate 25/50 Index, please see “Indices—The MSCI 25/50 Indices” in this underlying supplement.

The VNQ Fund attempts to track its underlying index by investing all, or substantially all, of its assets — either directly or indirectly through a wholly owned subsidiary (the underlying fund), which is itself a registered investment company — in the stocks that make up its underlying index, holding each stock in approximately the same proportion as its weighting in the underlying index. The VNQ Fund may invest a portion of its assets in the underlying fund, which has the same investment strategy as the VNQ Fund. The returns of the VNQ Fund may be affected by certain management fees and other expenses. The performance of the underlying fund will also reflect fees and expenses, which are separate from and in addition to those of the VNQ Fund. These separate fees and expenses may reduce the VNQ Fund’s performance.

The Vanguard Specialized Trust is a registered investment company that consists of numerous separate investment portfolios, including the VNQ Fund. Information provided to or filed with the SEC by Vanguard Specialized Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 002-88116 and 811-03916, respectively, through the SEC’s website at http://www.sec.gov.

THE WISDOMTREE JAPAN HEDGED EQUITY FUND

All information contained in this underlying supplement regarding the WisdomTree Japan Hedged Equity Fund (the “DXJ Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, WisdomTree Trust, WisdomTree Asset Management, Inc. (“WisdomTree”) and Mellon Investments Corporation (“Mellon Investments”). The DXJ Fund is an investment portfolio of the WisdomTree Trust. WisdomTree is currently the investment adviser to the DXJ Fund and Mellon Investments is currently the sub-adviser to the DXJ Fund. The DXJ Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “DXJ.”

The DXJ Fund seeks to track the price and yield performance, before fees and expenses, of the WisdomTree Japan Hedged Equity Index. The WisdomTree Japan Hedged Equity Index is designed to provide exposure to Japanese equity markets while at the same time attempting to mitigate or “hedge” against exposure to fluctuations of the Japanese yen relative to the U.S. dollar. For more information about the WisdomTree Japan Hedged Equity Index, please see “—The WisdomTree Japan Hedged Equity Index” below.

The DXJ Fund employs a “passive management” — or indexing — investment approach designed to track the performance of the WisdomTree Japan Hedged Equity Index. The DXJ Fund generally uses a representative sampling strategy to achieve its investment objective, meaning it generally will invest in a sample of securities in the WisdomTree Japan Hedged Equity Index whose risk, return and other characteristics resemble the risk, return and other characteristics of the WisdomTree Japan Hedged Equity Index as a whole.

Forward currency contracts or futures contracts are used to offset the DXJ Fund’s exposure to the Japanese yen. The amount of forward contracts and futures contracts in the DXJ Fund is based on the aggregate exposure of the Fund to the Japanese yen. While this approach is designed to minimize the impact of currency fluctuations on DXJ Fund returns, it does not necessarily eliminate the DXJ Fund’s exposure to the Japanese yen. The return of the forward currency contracts and currency futures contracts may not perfectly offset the actual fluctuations between the Japanese yen and the U.S. dollar.

The performance of the DXJ Fund and the WisdomTree Japan Hedged Equity Index may vary somewhat for a variety of reasons. For example, the DXJ Fund incurs operating expenses and portfolio transaction costs, while also managing cash flows and potential operational inefficiencies, not incurred by the WisdomTree Japan Hedged Equity Index. In addition, the DXJ Fund may not be fully invested in the securities of the WisdomTree Japan Hedged Equity Index at all times or may hold securities not included in the WisdomTree Japan Hedged Equity Index or may be subject to pricing differences, differences in the timing of dividend accruals, tax gains or losses, currency convertibility and repatriation, operational inefficiencies and the need to meet various new or existing regulatory requirements. For example, it may take several business days for additions and deletions to the WisdomTree Japan Hedged Equity Index to be reflected in the portfolio composition of the DXJ Fund. The use of sampling techniques may affect the DXJ Fund’s ability to achieve close correlation with the WisdomTree Japan Hedged Equity Index. By using a representative sampling strategy, the DXJ Fund generally can be expected to have a greater non-correlation risk and this risk may be heightened during times of market volatility or other unusual market conditions.

The WisdomTree Trust is a registered investment company that consists of numerous separate investment portfolios, including the DXJ Fund. Information provided to or filed with the SEC by WisdomTree Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-132380 and 811-21864, respectively, through the SEC’s website at http://www.sec.gov.

The WisdomTree Japan Hedged Equity Index

All information contained in this underlying supplement regarding the WisdomTree Japan Hedged Equity Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, WisdomTree Investments, Inc. (“WTI”). The WisdomTree Japan Hedged Equity Index is calculated, maintained and published by WTI. WTI has no obligation to continue to publish, and may discontinue the publication of, the WisdomTree Japan Hedged Equity Index.

The WisdomTree Japan Hedged Equity Index is designed to provide exposure to Japanese equity markets while at the same time attempting to mitigate or “hedge” against exposure to fluctuations of the Japanese yen relative to the U.S. dollar. The WisdomTree Japan Hedged Equity Index consists of dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange that derive less than 80% of their revenue from sources in Japan. By excluding companies that derive 80% or more of their revenue from Japan, the WisdomTree Japan Hedged Equity Index is tilted towards companies with a more significant global revenue base. The WisdomTree Japan Hedged Equity Index is a currency-hedged version of the WisdomTree Japan Dividend Index (the “WJD Index”), and the selection and weighting methodology for the WisdomTree Japan Hedged Equity Index is identical to the selection and weighting methodology used for the WJD Index. The WisdomTree Japan Hedged Equity Index is a total return index with dividends reinvested. The WisdomTree Japan Hedged Equity Index is reported by Bloomberg L.P. under the ticker symbol “WTIDJH.”

Selection Criteria

To be eligible for inclusion in the WisdomTree Japan Hedged Equity Index, component companies must meet the following eligibility requirements established by WTI: (i) list their shares on the Tokyo Stock Exchange; (ii) be incorporated in Japan; (iii) have paid at least $5 million in gross cash dividends on shares of their common stock in the annual cycle prior to the annual reconstitution of the WisdomTree Japan Hedged Equity Index; (iv) have less than 80% of revenue from Japan; (v) have a market capitalization of at least $100 million as of the “International Screening Date” (after the close of trading on the last trading day in September); (vi) have shares with an average daily dollar volume of at least $100,000 for the three months preceding the International Screening Date; and (vii) have traded at least 250,000 shares per month for each of the six months preceding the International Screening Date. To be deleted from the WisdomTree Japan Hedged Equity Index, companies must derive more than 82% of their revenue from Japan.

Common stocks, real estate investment trusts, tracking stocks and holding companies are eligible for inclusion in the WisdomTree Japan Hedged Equity Index. American depositary receipts, global depositary receipts and European depositary receipts, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds and derivative securities such as warrants and rights are not eligible for inclusion in the WisdomTree Japan Hedged Equity Index.

In addition, companies that fall within the bottom decile of a composite risk factor score, which is composed of an equally weighted score of the below two factors, are not eligible for inclusion.

•	Quality Factor: determined by static observations and trends of return on equity, return on assets, gross profits over assets and cash flows over assets. Scores are calculated within industry groups.

•	Momentum Factor: determined by stocks’ risk-adjusted total returns over historical periods (6 and 12 months).

The score for each factor is used to calculate an overall factor score, the composite risk score, that is used to eliminate potentially higher risk companies that would have otherwise been eligible for inclusion. Companies that fall within the top 5% ranked by dividend yield and also the bottom half of the composite risk factor score are not eligible for inclusion.

WTI also applies a foreign investment screen to exclude companies that are not available to be purchased or transacted in by foreign investors (or certain segments of foreign investors) or cannot continue to be reasonably purchased or transacted in by foreign investors (or certain segments of foreign investors) as determined by the third party independent calculation agent and a data point referred to as “degree of open freedom” (“DOF”) or by WTI based generally on the guiding principles set forth below.

The first test of a stock’s investability is determining whether the market is open to foreign institutions. The third party calculation agent determines the extent to which and the mechanisms foreign institutions can use to buy and sell shares on local exchanges and repatriate capital, capital gains and dividend income without undue constraint. Once determined that a market is open to foreign investors, the third party calculation agent then investigates each security that may be a candidate for inclusion. Each class of shares is reviewed to determine whether there are any corporate bylaw, corporate charter or industry limitations on foreign ownership of the stock. The DOF is a variable that ranges from zero to one and indicates the amount of the security foreigners may legally own (0.00 indicates that none of the stock is legally available and 1.00 indicates that 100% of the shares are available). Any company with a DOF of zero will not be eligible for inclusion in the WisdomTree Japan Hedged Equity Index.

Calculation of the WisdomTree Japan Hedged Equity Index

The WisdomTree Japan Hedged Equity Index is a currency-hedged version of the WJD Index. The index levels of the WJD Index are calculated by aggregating the sum of the product of (i) the number of shares in the WJD Index of a component company’s stock, (ii) the price of such stock and (iii) the cross rate of the Japanese yen against the U.S. dollar. This value is then adjusted by a divisor. By adjusting the divisor, the index level retains its continuity before and after changes in market capitalization due to changes in composition, weighting or corporate actions.

The WJD Index is calculated every weekday on an end-of-day basis. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent computations of the WJD Index until trading resumes. If trading is suspended before the opening, the stock’s adjusted closing price from the previous day is used to calculate the WJD Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the computation of the WJD Index.

The WisdomTree Japan Hedged Equity Index is a total return index with dividends reinvested. The WisdomTree Japan Hedged Equity Index is designed to approximate the investable return available to U.S.-based investors that seek to mitigate currency fluctuations as a source of the international index return. The WisdomTree Japan Hedged Equity Index is calculated on a daily basis and it uses a WM/Reuters 1-month forward rate to mitigate the effects of currency fluctuations. The WisdomTree Japan Hedged Equity Index has a base value of 100 and a base date of January 29, 2010. The precise calculation for the daily hedged currency index equals:

Where:

•	ForwardRate = WM/Reuters 1-month forward rate in foreign currency per U.S. dollar

•	SpotRate = spot rate in foreign currency per U.S. dollar

•	For each month m, there are d = 1, 2, 3, … D calendar days so “md” is day d for month m and “m0” is one business day prior to the month end of month m-1.

•	D = total number of days in month m

•	WT_Hedged0 – previous month-end

•	WT_Unhedged0 – previous month-end

Weighting

The WisdomTree Japan Hedged Equity Index is a modified capitalization-weighted index that employs a weighting formula to magnify the effect that dividends play in the total return of the WisdomTree Japan Hedged Equity Index. The initial weight of a component in the WisdomTree Japan Hedged Equity Index at the annual reconstitution is derived by multiplying the U.S. dollar value of the company’s annual gross dividend per share by the number of common shares outstanding for that company (the “Cash Dividend Factor”). Special dividends are not included in the computation of component weights. The Cash Dividend Factor is calculated for every component in the WisdomTree Japan Hedged Equity Index and then summed. Each component’s weight, at the International

Weighting Date (as defined below), is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in the WisdomTree Japan Hedged Equity Index. The dividend stream will be adjusted for constituents with dividend yields greater than 12% at the International Screening Date. The dividend stream of these capped constituents will be their market capitalization multiplied by 12%. The “International Weighting Date” is the date on which component weights are set and it occurs immediately after the close of trading on the relevant date. New components and component weights take effect before the open of trading the day following the “International Reconstitution Date.”

Should any company achieve a weighting equal to or greater than 24% of the WisdomTree Japan Hedged Equity Index, its weighting will be reduced to 20% at the close of the current calendar quarter, and the weight of all other components in the WisdomTree Japan Hedged Equity Index will be rebalanced proportionally. Moreover, should the collective weight of component securities whose individual current weights equal or exceed 5% of the WisdomTree Japan Hedged Equity Index, when added together, equal or exceed 50% of the WisdomTree Japan Hedged Equity Index, the weightings in those component securities will be reduced so that their collective weight equals 40% of the WisdomTree Japan Hedged Equity Index at the close of the current calendar quarter, and other components in the WisdomTree Japan Hedged Equity Index will be rebalanced proportionally to reflect their relative weights before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

In addition, the maximum weight of any individual component security is capped at 5% on the annual rebalance prior to the introduction of sector caps and the weights of all other components will be adjusted proportionally. Should any sector achieve a weight equal to or greater than 25% of the WisdomTree Japan Hedged Equity Index, the weights of companies will be proportionally reduced to 25% as of the annual International Screening Date. The real estate sector will be capped at 15%. The weights may fluctuate above the specified caps during the year but will be reset at each annual rebalance date. All sector cappings are conducted based on the Global Industry Classification Standards sector classifications to define companies in each sector.

A further volume screen requires that a calculated volume factor (the average daily dollar volume for three months preceding the International Screening Date / weight of security in the WisdomTree Japan Hedged Equity Index) be greater than $200 million to be eligible for the WisdomTree Japan Hedged Equity Index. If a security’s volume factor falls below $200 million at the annual screening, but is currently in the WisdomTree Japan Hedged Equity Index, it will remain in the WisdomTree Japan Hedged Equity Index. The security’s weight will be adjusted downwards by an adjustment factor equal to its volume factor divided by $400 million. In the event a security has a calculated volume factor that is less than $400 million, its weight will be reduced such that weight after volume adjustment = weight before adjustment x calculated volume factor / $400 million. The implementation of the volume factor may cause an increase in holdings, sector and country weights above the specified caps.

Dividend Treatment

Normal dividend payments are reinvested and accounted for in the WisdomTree Japan Hedged Equity Index. However, special dividends that are not reinvested in the WisdomTree Japan Hedged Equity Index require index divisor adjustments.

Multiple Share Classes

In the event that a component company issues multiple classes of shares of common stock, each class of shares will be included in the WisdomTree Japan Hedged Equity Index, provided that dividends are paid on those shares. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the WisdomTree Japan Hedged Equity Index.

Maintenance of the WisdomTree Japan Hedged Equity Index

Index maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs or other corporate actions. Some corporate actions, such as stock splits, stock dividends and rights offerings require changes in the number of shares in the WisdomTree Japan Hedged Equity Index of the relevant component company’s stock and the stock prices of the relevant component company in the WisdomTree Japan Hedged Equity Index. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances or increases or decreases in dividend per share between reconstitutions, do not require changes in the number of shares in the WisdomTree Japan Hedged Equity Index of the relevant component company’s stock or the stock prices of the relevant component company in the WisdomTree Japan Hedged Equity Index. Other corporate actions, such as special dividends and entitlements, may require index divisor adjustments. Any corporate action, whether it requires index divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of that corporate action. Whenever possible, changes to the components of the WisdomTree Japan Hedged Equity Index, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

Additions. Additions to WisdomTree Japan Hedged Equity Index are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the open of trading on the first day following the close of trading on the International Reconstitution Date. No additions are made to the WisdomTree Japan Hedged Equity Index between annual reconstitutions.

Deletions. Shares of companies that are delisted or acquired by a company outside of the WisdomTree Japan Hedged Equity Index are deleted from the WisdomTree Japan Hedged Equity Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the WisdomTree Japan Hedged Equity Index. A component company that cancels its dividend payment is deleted from the WisdomTree Japan Hedged Equity Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the WisdomTree Japan Hedged Equity Index. A component company that files for bankruptcy is deleted from the WisdomTree Japan Hedged Equity Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the WisdomTree Japan Hedged Equity Index. If a component company is acquired by another company in the WisdomTree Japan Hedged Equity Index for stock, the acquiring company’s shares and weight in the WisdomTree Japan Hedged Equity Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date. Companies being acquired will be deleted from the WisdomTree Japan Hedged Equity Index immediately before the effective date of the acquisition or upon notice of a suspension of trading in the stock of the company that is being acquired. In cases where an effective date is not publicly announced in advance, or where a notice of suspension of trading in connection with an acquisition is not announced in advance, WTI reserves the right to delete the company being acquired based on best available market information. Component companies that reclassify their shares (i.e., that convert multiple share classes into a single share class) remain in the WisdomTree Japan Hedged Equity Index, although the number of shares are adjusted to reflect the reclassification.

Spin-Offs and Initial Public Offerings. Should a company be spun-off from an existing component company and pay a regular cash dividend, it is not allowed into the WisdomTree Japan Hedged Equity Index until the next annual reconstitution, provided it meets all other inclusion requirements. Spin-off shares of publicly traded companies that are included in the WisdomTree Japan Hedged Equity Index are increased to reflect the spin-off and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the WisdomTree Japan Hedged Equity Index. Companies that go public in an initial public offering and that pay regular cash dividends and that meet all other index inclusion requirements must wait until the next annual reconstitution to be included in the WisdomTree Japan Hedged Equity Index.

Companies that are acquired, delisted, file for bankruptcy, reincorporate outside of Japan or that cancel their dividends in the intervening weeks between the International Screening Date and the International Reconstitution Date are not included in the WisdomTree Japan Hedged Equity Index, and the weights of the remaining components are adjusted accordingly.

Index Divisor Adjustments

Changes in the market capitalization of the WisdomTree Japan Hedged Equity Index due to changes in composition, weighting or corporate actions result in a divisor change to maintain the continuity of the WisdomTree Japan Hedged Equity Index. By adjusting the divisor, the level of the WisdomTree Japan Hedged Equity Index retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the open of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WTI reserves the right to determine the appropriate implementation method.

THE XTRACKERS HARVEST CSI 300 CHINA A-SHARES ETF

All information contained in this underlying supplement regarding the Xtrackers Harvest CSI 300 China A-Shares ETF (the “ASHR Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, DBX ETF Trust, DBX Advisors LLC (“DBXA”) and Harvest Global Investments Limited (“HGI”). The ASHR Fund is an investment portfolio of the DBX ETF Trust. DBXA is currently the investment adviser to the ASHR Fund and HGI is currently the sub-adviser to the ASHR Fund. The ASHR Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “ASHR.”

The ASHR Fund seeks investment results that correspond generally to the performance, before fees and expenses, of the CSI 300 Index. The CSI 300 Index consists of 300 of the largest and most liquid A-shares. The CSI 300 Index aims to measure the performance of the securities traded on the Shanghai Stock Exchange and the Shenzhen Stock Exchange. A-shares are equity securities issued by companies incorporated in mainland China and traded in Chinese renminbi on the Shenzhen and Shanghai Stock Exchanges. For more information about the CSI 300 Index, please see “—The CSI 300 Index” below.

HGI expects to use a “full replication” indexing strategy to seek to track the CSI 300 Index. If it is not possible for HGI to acquire component securities due to limited availability or regulatory restrictions, HGI may use a “representative sampling” indexing strategy to seek to track the CSI 300 Index instead of a full replication indexing strategy. Under these circumstances, the securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the CSI 300 Index. The ASHR Fund may or may not hold all of the securities in the CSI 300 Index when HGI is using a representative sampling indexing strategy.

The performance of the ASHR Fund may diverge from that of the CSI 300 Index for a number of reasons, including operating expenses, transaction costs, cash flows, operational inefficiencies and the effect of Chinese taxes. The ASHR Fund’s use of derivatives, or pooled investment vehicles, may also increase the deviation between the ASHR Fund’s return and that of the CSI 300 Index. In addition, the ASHR Fund may not be able to invest in certain securities included in the CSI 300 Index, or invest in them in the exact proportions in which they are represented in the CSI 300 Index, due to legal restrictions or limitations imposed by the Chinese government, the U.S. government or the governments of other countries, a lack of liquidity on in the markets in which such securities trade, potential adverse tax consequences or other regulatory reasons.

The DBX ETF Trust is a registered investment company that consists of numerous separate investment portfolios, including the ASHR Fund. Information provided to or filed with the SEC by DBX ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-170122 and 811-22487, respectively, through the SEC’s website at http://www.sec.gov.

The CSI 300 Index

All information contained in this underlying supplement regarding the CSI 300 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, China Securities Index Co., Ltd. (“CSI”). The CSI 300 Index is calculated, maintained and published by CSI. CSI has no obligation to continue to publish, and may discontinue the publication of, the CSI 300 Index.

The CSI 300 Index consists of 300 of the largest and most liquid A-shares. The CSI 300 Index aims to measure the performance of the securities traded on the Shanghai Stock Exchange and the Shenzhen Stock Exchange. A-shares are equity securities issued by companies incorporated in mainland China and traded in Chinese renminbi on the Shenzhen and Shanghai Stock Exchanges. The CSI 300 Index is reported by Bloomberg L.P. under the ticker symbol “CSIN0301.”

Selection Criteria

The universe of shares eligible to be included in the CSI 300 Index consists of all A-shares listed on the Shanghai Stock Exchange and the Shenzhen Stock Exchange that satisfy the following conditions:

•	for shares listed on the Science and Technology Innovation Board of the Shanghai Stock Exchange and the ChiNext Board of the Shenzhen Stock Exchange, the shares must have been listed for more than one year;

•	for all other shares, the shares must have been listed for more than three months, except that shares listed for less than three months may be eligible for inclusion in the CSI 300 Index if the daily average total market value of the shares since the shares’ initial listing is within the top 30 of all A-shares; and

•	the shares must not be ST Stock, *ST Stock or Chinese depositary receipts.

“ST Stocks” are shares that are given special treatment by regulators as a result of the issuer having financial losses for a continuous 2 years, the shares having volatility that is considered high and other factors. “*ST Stocks” are treated specially by regulators to inform investors of the potential risk of delisting of the issuer’s shares.

From this universe of eligible A-shares, the constituent A-shares included in the CSI 300 Index are selected through the following procedure:

•	calculate each eligible A-share’s daily average trading value and daily average total market value during the most recent year, or in case of a new issue, during the period since the 4th trading day after its listing;

•	rank the A-shares in the eligible universe by daily average trading value over the most recent year in descending order, and delete the bottom ranked 50%; and

•	rank the remaining A-shares by daily average market value over the most recent year in descending order, and select the top 300 ranked A-shares as constituents of the CSI 300 Index (subject to the discussion in the following paragraphs).

The constituents of the CSI 300 Index are selected every six months in late May and late November, with changes implemented on the second Friday of each June and December. The number of constituents adjusted at each periodical review will not normally exceed 10%. In addition, the CSI 300 Index includes buffer zone rules designed to minimize turnover. New candidate shares ranked in the top 240 will be given priority to be added into the CSI 300 Index and old constituents ranked in the top 360 will be given priority to remain in the CSI 300 Index. A-shares that have been suspended for 3-months and have not resumed trading will not be included in the CSI 300 Index, and A-shares that have been suspected for close to 3-months might not be included in the CSI 300 Index. In addition, A-shares of companies that have reported financial losses are not eligible to be selected as new additions unless the A-shares have a significant effect on the representativeness of the CSI 300 Index.

Large initial public offerings, mergers and acquisitions, spin-offs, suspensions from trading or listing, delistings, bankruptcies and designations of constituents as stocks under risk warning status by the relevant exchange may require additions or removals of constituents of the CSI 300 Index between semiannual reviews.